SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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VALASSIS COMMUNICATIONS, INC.

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VALASSIS COMMUNICATIONS, INC.
19975 VICTOR PARKWAY
LIVONIA, MI 48152
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
TO BE HELD MAY 5, 2011
     It is my pleasure to invite you to this year’s annual meeting of stockholders of Valassis Communications, Inc., which will be held at Valassis Corporate Headquarters, 19975 Victor Parkway, Livonia, Michigan 48152 on the 5th day of May, 2011, at 9:00 a.m. (Eastern Daylight Time). The purpose of the annual meeting is to:
     (1) elect nine directors to our Board of Directors to hold office until our next annual meeting of stockholders or until their respective successors are duly elected and qualified;
     (2) approve an amendment to the Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan to increase the number of shares available for issuance under the plan;
     (3) approve an advisory vote on the compensation of our named executive officers;
     (4) act upon an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;
     (5) ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2011;
     (6) approve any adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for those proposals; and
     (7) consider any other appropriate matters as may properly come before the annual meeting.
     Our Board of Directors has fixed the close of business on March 14, 2011 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting. Each share of our common stock is entitled to one vote on all matters presented at the annual meeting.
     ALL HOLDERS OF OUR COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE OR VOTE BY TELEPHONE OR ON THE INTERNET ACCORDING TO THE INSTRUCTIONS ON THE PROXY CARD.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDERS’ MEETING TO BE HELD ON MAY 5, 2011:
     The proxy statement and our 2010 annual report are available on our Web site at www.valassis.com under “Investor Relations/SEC Filings” (with respect to the proxy statement) or “Investor Relations/Annual Reports” (with respect to the 2010 annual report).
By Order of the Board of Directors,
TODD WISELEY
Secretary
March 31, 2011

Page

AUDIT COMMITTEE REPORT	45
APPROVAL OF AN AMENDMENT TO THE VALASSIS COMMUNICATIONS, INC. 2008 OMNIBUS INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN (PROPOSAL 2)	46
ADVISORY VOTE APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (PROPOSAL 3)	51
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (PROPOSAL 4)	53
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 5)	54
Independent Auditors Fees	54
APPROVAL OF ANY ADJOURNMENT OF ANNUAL MEETING (PROPOSAL 6)	55
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	55
GENERAL	55
Other Matters	55
Stockholder Communications	56
Solicitation of Proxies	56
Stockholder Proposals	56
EXHIBIT A — DIRECTOR INDEPENDENCE CRITERIA	A-1
EXHIBIT B — CRITERIA FOR CONSIDERING POTENTIAL NOMINEES TO THE BOARD OF DIRECTORS	B-1
EXHIBIT C — VALASSIS COMMUNICATIONS, INC. 2008 OMNIBUS INCENTIVE COMPENSATION PLAN, AS AMENDED	C-1

ii

VALASSIS COMMUNICATIONS, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 5, 2011
INTRODUCTION
     This proxy statement is being furnished to stockholders of record of Valassis Communications, Inc. (“Valassis,” the “Company,” “we,” “us” or “our”) as of March 14, 2011 in connection with the solicitation by our Board of Directors of proxies for the 2011 annual meeting of stockholders to be held at Valassis Corporate Headquarters, 19975 Victor Parkway, Livonia, Michigan 48152 on May 5, 2011 at 9:00 a.m. (Eastern Daylight Time), or at any and all adjournments thereof, for the purposes stated in the notice of annual meeting. The approximate date of mailing of this proxy statement and the enclosed form of proxy is March 31, 2011.
QUESTIONS AND ANSWERS
ABOUT THE ANNUAL MEETING AND VOTING
What is the purpose of the annual meeting?
     At our annual meeting, stockholders will act upon the matters outlined in the notice of annual meeting on the cover page of this proxy statement, including (i) the election of directors, (ii) the approval of an amendment to the Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan, or the Plan, to increase the number of shares available for issuance under the Plan, (iii) the approval of an advisory vote on the compensation of our named executive officers, (iv) an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, and (v) the ratification of our independent auditors.
Who is entitled to vote at the meeting?
     Only stockholders of record at the close of business on March 14, 2011 are entitled to receive notice of, and to participate in, the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or at any postponements or adjournments of the meeting.
What are the voting rights of the holders of our common stock?
     Each share of our common stock, par value $.01 per share, outstanding on March 14, 2011 will be entitled to one vote on each matter considered at the annual meeting.
Who can attend the annual meeting?
     All stockholders of our common stock as of March 14, 2011, or their duly appointed proxies, may attend the annual meeting, and each may be accompanied by one guest. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport.
     Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of March 14, 2011 and check in at the registration desk at the meeting.
What constitutes a quorum?
     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock, issued and outstanding as of March 14, 2011, will constitute a quorum. As of March 14, 2011, we had 49,922,673 shares of our common stock outstanding. Therefore, the presence of the holders of our common stock representing at least 24,961,337 votes will be required to establish a quorum.
What is broker “discretionary” voting?
     Under the rules of the New York Stock Exchange, or the NYSE, if you hold your shares through a broker, your broker is permitted to vote your shares on “discretionary” items, which includes ratification of our independent registered public accounting firm (proposal 5) and the approval of any adjournment of the annual meeting (proposal 6), in its discretion if it has transmitted the proxy materials to you and has not received voting instructions from you on how to vote your shares before the deadline set by your broker. Under the NYSE rules, the election of directors (proposal 1), the approval of an amendment to the Plan (proposal 2), the approval of an advisory vote on the compensation of our named executive officers (proposal 3) and the approval of an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers (proposal 4) are “non-discretionary” items. Therefore, your broker does not have discretionary authority to vote on proposals 1, 2, 3 and 4, so it is very important that you instruct your broker how to vote on these proposals. A broker non-vote occurs where your broker has not received instructions from you as to how to vote your shares on a proposal and does not have discretionary authority to vote on the proposal.
How do I vote?
By Mail
     Be sure to complete, sign and date the proxy card and return it to us in the prepaid envelope. If you are a stockholder and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.
By Telephone or on the Internet
     Our telephone and Internet voting procedures for stockholders are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.
     You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call.
     The Web site for Internet voting is www.investorvote.com/VCI. Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded.
     Telephone and Internet voting facilities for stockholders will be available 24 hours a day, 7 days a week until 12:00 a.m. (Eastern Standard Time) on May 5, 2011. If you vote by telephone or on the Internet, you do not have to return your proxy card.
In Person at the Annual Meeting
     All stockholders may vote in person at the annual meeting. You may also be represented by another person at the annual meeting by executing a proper proxy designating that person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.
     Our Board of Directors has appointed Computershare Investor Services, our transfer agent and registrar, to serve as our Inspector of Election and tabulate and certify the votes at the annual meeting.
Can I change my vote after I return my proxy card?
     Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date or by voting another proxy by telephone or on the Internet at a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What are our Board of Directors’ recommendations?
     Unless you give other instructions on your proxy card, or by telephone or on the Internet, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors’ recommendation is set forth together with the description of each item in this proxy statement. In summary, our Board of Directors recommends a vote:
•	for election of the nominated slate of directors (see Item 1);

•	for approval of an amendment to the Plan to increase the number of shares available for issuance under the Plan (see Item 2);

•	for advisory approval of the compensation of our named executive officers (see Item 3);

•	for advisory approval of an advisory vote every three years on the compensation of our named executive officers (see Item 4);

•	for ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year ending December 31, 2011 (see Item 5); and

•	for approval of any adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for those proposals (see Item 6).
     With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.
What vote is required to approve each item?
     Election of Directors (Proposal 1)/Majority Vote Policy. Under our by-laws, directors must be elected by a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections, the vote standard would be a plurality of votes cast. Under the NYSE rules, brokers do not have discretionary authority to vote shares with respect to the election of director nominees in an uncontested election without direction from the beneficial owner. Abstentions and, if applicable, broker non-votes, are not counted as votes “for” or “against” this proposal. Therefore, a broker non-vote will have no effect in determining whether proposal 1 has been approved by the stockholders.
     Our Corporate Governance Guidelines, which can be found on our Web site at www.valassis.com, set forth our procedures if, in an uncontested election, a director nominee does not receive a majority of votes cast “for” his or her re-election. As required by our Corporate Governance Guidelines, each nominee for director has tendered an irrevocable resignation that will become effective if he or she fails to receive the required vote in an uncontested election at the annual meeting and our Board of Directors accepts the tendered resignation. Our Corporate Governance/Nominating Committee is required to make recommendations to our Board of Directors with respect to any such resignation. Our Board of Directors is required to take action with respect to this recommendation and disclose its decision regarding whether to accept or reject the director’s resignation. Full details of this policy are set forth in our Corporate Governance Guidelines and under “Item 1 — Election of Directors.”
     Approval of an amendment to the Plan (Proposal 2). Under our by-laws, the affirmative vote of the holders of a majority of the votes cast will be required for approval of an amendment to the Plan, meaning the votes cast “for” must exceed the votes cast “against.” In addition, because we are a NYSE-listed company, the total votes cast on this proposal must represent greater than 50% of the voting power of the total outstanding shares of stock entitled to vote, which we refer to as the “outstanding votes.” Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast, but count as outstanding votes. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions, which we refer to as the “NYSE votes cast,” must be greater than 50% of the total outstanding votes. Further, the number of votes “for” the proposal must be greater than 50% of the NYSE votes cast. Thus, abstentions have the same effect as a vote against the proposal. Under the NYSE rules, brokers do not have discretionary authority to vote shares with respect to this proposal without direction from the beneficial owner. Thus, broker non-votes could impair our ability to satisfy the requirement that the NYSE votes cast represent over 50% of the outstanding votes.
     Say-on-Pay (Proposal 3). Our Board of Directors is seeking a non-binding advisory vote regarding the compensation of our named executive officers. The vote is advisory and non-binding in nature but our Board of Directors and Compensation/Stock Option Committee will take into account the outcome of the vote when considering future executive compensation arrangements. The affirmative vote of a majority of the votes cast will be required to approve this proposal, meaning the votes cast “for” must exceed the votes cast “against” this proposal. Under the NYSE rules, brokers do not have discretionary authority to vote shares with respect to this proposal without direction from the beneficial owner. Abstentions and, if applicable, broker non-votes, are not counted as votes “for” or “against” this proposal. Therefore, a broker non-vote will have no effect in determining whether proposal 3 has been approved by the stockholders.
     Say-on-Frequency (Proposal 4). Our Board of Directors is seeking a non-binding advisory vote regarding whether stockholders prefer to vote on the compensation of our named executive officers once a year, once every two years or once every three years. The frequency receiving the highest number of votes cast will be considered the frequency recommended by stockholders. Because the vote is advisory it will not be binding on our Board of Directors or our Company. However, our Board of Directors intends to adopt the frequency that receives the greatest level of support from our stockholders. Under the NYSE rules, brokers do not have discretionary authority to vote shares with respect to this proposal without direction from the beneficial owner.

Therefore, a broker non-vote will have no effect on the outcome of the advisory vote regarding how frequently the compensation of our named executive officers shall be presented to our stockholders for a vote.
     Ratification of Auditors (Proposal 5). Under our by-laws, the affirmative vote of the holders of a majority of the votes cast will be required for approval, meaning the votes cast “for” must exceed the votes cast “against.” Abstentions are not counted as votes “for” or “against” this proposal.
     Approval of Any Adjournment of the Annual Meeting (Proposal 6). Under our by-laws, the affirmative vote of the holders of a majority of the votes cast will be required for approval, meaning the votes cast “for” must exceed the votes cast “against.” Abstentions are not counted as votes “for” or “against” this proposal.
DIRECTORS AND EXECUTIVE OFFICERS
     Our Board of Directors presently is comprised of nine directors. Directors who are elected at the 2011 annual meeting, and any directors who are elected after the meeting to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.
ELECTION OF DIRECTORS (PROPOSAL 1)
     Set forth below is certain information with respect to each of our nominees for the office of director and each of our other executive officers. Shares represented by proxies that are duly executed and returned will be voted, unless otherwise specified, in favor of the following nine nominees: Joseph B. Anderson, Jr., Patrick F. Brennan, Kenneth V. Darish, Dr. Walter H. Ku, Robert L. Recchia, Thomas J. Reddin, Alan F. Schultz, Wallace S. Snyder and Ambassador Faith Whittlesey. All of the nominees are currently serving as directors. Since last year’s annual meeting, our Board of Directors elected Thomas J. Reddin as a director in June 2010 and Marcella A. Sampson retired from our Board of Directors effective December 31, 2010. Each nominee for director has consented to serve on our Board of Directors and will be elected by a majority of the votes cast, which means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections (an election in which the number of nominees for director is greater than the number of directors to be elected), the vote standard will be a plurality of votes cast.
     In accordance with our Corporate Governance Guidelines, our Board of Directors will nominate for re-election as a director only incumbent directors who have previously delivered to the Company an irrevocable resignation that will become effective if: (1) such nominee does not receive a greater number of votes “for” his or her election than votes “against” at the next meeting of stockholders, and (2) our Board of Directors, in accordance with the procedures summarized below, determines to accept such resignation following the failure to be re-elected at the meeting. In addition, our Board of Directors will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to our Board of Directors, the same form of resignation.
     If an incumbent director fails to receive the required vote for re-election, then, within 90 days following certification of the stockholder vote, our Corporate Governance/Nominating Committee will consider whether to accept the director’s resignation and will submit the recommendation for prompt consideration by our Board of Directors, and our Board of Directors will act on our Corporate Governance/Nominating Committee’s recommendation. Our Corporate Governance/Nominating Committee and our Board of Directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation. Thereafter, our Board of Directors will promptly disclose its decision regarding whether to accept or reject the director’s resignation.
     Any director who has tendered his or her resignation pursuant to this provision of our Corporate Governance Guidelines shall not participate in our Corporate Governance/Nominating Committee recommendation or Board of Directors’ action regarding whether to accept the resignation. If each member of our Corporate Governance/Nominating Committee fails to receive the required vote in favor of his or her election in the same election, then those independent directors who did receive the required vote shall appoint a committee amongst themselves to consider the resignations and recommend to the Board of Directors whether to accept them.
     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.
Directors
     The following paragraphs provide information about each director nominee. The information presented includes information each director has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he or she should serve as a director, we also believe that all of our director nominees possess the highest personal and professional ethics, integrity and values. They each have demonstrated business acumen and an ability to exercise sound judgment, and are committed to representing the long-term interests of our stockholders. Finally, we value their significant experience on other public company boards of directors and board committees.
     Information about the number of shares of common stock beneficially owned by each director appears below under the heading “Security Ownership of Directors and Management.” See also “Certain Relationships and Related Transactions.” There are no family relationships among any of our director nominees and executive officers.
     Joseph B. Anderson, Jr., 68, has served as our director since July 2006. Since 2002, Mr. Anderson has served as the Chairman and Chief Executive Officer of TAG Holdings, LLC, the parent company of a diverse range of businesses in the United States, Korea and China, including the manufacture of automotive parts, plumbing products and assembly and supply chain management services. Prior to joining TAG Holdings, Mr. Anderson was the Chairman and Chief Executive Officer of Chivas Industries, LLC, a manufacturer of products for the automotive industry, from 1994 until 2002. Mr. Anderson began his business career with General Motors in 1979 and in 1990 was appointed as General Director of a GM business. Mr. Anderson currently also serves on the boards of Rite Aid Corporation, Quaker Chemical Corporation, ArvinMeritor, Inc. and NV Energy, Inc. Mr. Anderson’s professional and civic affiliations include director of the Original Equipment Suppliers Association, director of the Society of Automotive Engineers Foundation and executive committee member of the National Association of Black Automotive Suppliers. We believe Mr. Anderson’s qualifications to sit on our Board of Directors include his CEO experience leading a large, international organization and his service on several additional public company boards.
     Patrick F. Brennan, 79, has served as our director since August 1998. After serving for 33 years in the paper industry, he retired in December 1996 as the President and Chief Executive Officer of Consolidated Papers, Inc. (“CPI”), where under his leadership CPI was one of the nation’s leading paper companies. Until November 2001, Mr. Brennan served as a member of the Board of Directors of Northland Cranberries, Inc., a juice manufacturing company. We believe Mr. Brennan’s qualifications to sit on our Board of Directors include his extensive experience in the paper industry, including his tenure as CEO of CPI and his leadership skills.
     Kenneth V. Darish, 52, has served as our director since June 2001. From February 2005 until March 2010, he served as the Chief Financial Officer of BBDO Windsor, Ontario, a subsidiary of Omnicom Group, Inc., a global advertising and marketing communications company. From September 2001 until February 2005, he served as the Director of Business Operations of BBDO Detroit, providing operational consulting services to the Creative Director. From September 1984 until July 2001, Mr. Darish served as the Chief Financial Officer and Senior Vice President of FCB Advertising-Detroit, a subsidiary of Interpublic Group of Companies. Mr. Darish is a certified public accountant. We believe Mr. Darish’s qualifications to sit on our Board of Directors include his significant financial, advertising and operational experience.
     Dr. Walter H. Ku, Ph.D., 75, has served as our director since February 2003. Dr. Ku is an internationally known scientist in the fields of electronic circuits and systems, chip and integrated circuit (IC) designs, and wireless communications systems. He is professor emeritus of electrical and computer engineering at the University of California, San Diego, La Jolla, CA, and is the founding Director of the National Science Foundation Industry/University Cooperative Research Center on Ultra High-Speed Integrated Circuits and Systems (ICAS). His extensive consulting activities and internationally recognized expertise have assisted businesses with developing high-level international relationships and opportunities. He was a full professor at Cornell University and the first occupant of the Naval Electronic Systems Command Research Chair Professorship at the Naval Post-Graduate School, Monterey, CA. Over the years, he has been a consultant to the Department of Defense, TRW Electronic Systems Group, Rockwell Science Center, Qualcomm, Nokia, and AtBox Technology. Dr. Ku also consults and teaches in China and Taiwan. We believe Mr. Ku’s qualifications to sit on our Board of Directors include his considerable knowledge of the technology industry and knowledge of, and recognition within, the international markets.
     Robert L. Recchia, 54, has been our Executive Vice President, Chief Financial Officer, Treasurer and our director since October 1991. During his tenure, Mr. Recchia has managed various functions at the Company, including operations, purchasing and information technology. His current responsibilities include the financial, accounting and purchasing areas of the Company. Mr. Recchia has been with us since 1982. Mr. Recchia is a certified public accountant with audit experience with Deloitte & Touche LLP. We believe Mr. Recchia’s qualifications to sit on our Board of Directors include his 28 years of experience in the media and marketing industry, including his 21 years as our Chief Financial Officer, as well as his extensive experience with public and financial accounting matters.
     Thomas J. Reddin, 50, has served as our director since June 2010. Since June 2009, Mr. Reddin has been the owner and managing partner of Red Dog Ventures, a venture capital and advisory firm for early stage digital companies. From January 2008 until June 2009, Mr. Reddin served as the Chief Executive Officer of Richard Petty Motorsports, a top five NASCAR team that fielded four cars in the Sprint Cup Series. Previously, Mr. Reddin worked at LendingTree.com, an on-line lending exchange, including serving as its Chief Executive Officer from 2005 until 2008. In 1999, Mr. Reddin became LendingTree.com’s Chief Marketing Officer, launching the successful “When Banks Compete, You Win” advertising campaign. Prior to joining LendingTree.com, Mr. Reddin spent 17 years in the consumer packaged goods industry including 12 years at Kraft General Foods in various capacities and five years at Coca-Cola USA, where he ran the Coca-Cola brand as Vice President of Consumer Marketing. Mr. Reddin currently serves on the board of directors of Tanger Factory Outlet Centers, Inc., or Tanger, and Premier Farnell PLC (a company traded on the London Stock Exchange). Mr. Reddin also has served on the board of directors of R.H. Donnelley Corporation (now Dex One Corporation), The Charlotte Housing Trust Fund, the Charlotte Heart Walk and Junior Achievement of the Central Carolinas. He is currently a member of the board of trustees of Queens University of Charlotte. We believe Mr. Reddin’s qualifications to sit on our Board of Directors include his vast leadership experience at several large, international organizations, his extensive digital marketing and branding experience and his service on several additional public company boards.
     Alan F. Schultz, 52, has served as our director since December 1995. He is Chairman of our Board of Directors, President and Chief Executive Officer. Mr. Schultz was elected Chief Executive Officer and President in June 1998 and appointed Chairman of the Board of Directors in December 1998. He served as our Executive Vice President and Chief Operating Officer from 1996 through 1998 and served as our Executive Vice President of Sales and Marketing from 1992 through 1996. Mr. Schultz has held positions as our Director of Insert Operations and Vice President of the Central Sales Division beginning in 1984. Mr. Schultz is a certified public accountant with audit experience with Deloitte & Touche LLP and currently serves on the Board of Directors for Dex One Corporation. We believe Mr. Schultz’s qualifications to sit on our Board of Directors include his 26 years in the media and marketing industry, including his 13 years as our Chief Executive Officer, as well as his extensive leadership and management experience.
     Wallace S. Snyder, 68, has served as our director since January 2008. Mr. Snyder served as the President and Chief Executive Officer of the American Advertising Federation (the “AAF”) from January 1992 to November 2008. Mr. Snyder joined the AAF in October 1985 as Senior Vice President, Government Relations, was promoted to Executive Vice President, Government Relations in June 1990 and became President and Chief Executive Officer on January 1, 1992. Mr. Snyder has frequently testified before federal and state lawmakers on issues of importance to the advertising industry and has also served the industry as a board member of several national organizations, including the Advertising Council, Inc., the Advertising Educational Foundation and the National Advertising Review Council, which oversees advertising self-regulation, and was inducted into the Advertising Hall of Fame in 2010. Prior to joining the AAF, Mr. Snyder was associate director for advertising practices at the Federal Trade Commission’s (“FTC”) Bureau of Consumer Protection, where he served as principal adviser to the FTC on advertising issues. Mr. Snyder is a graduate of the University of Iowa, received his Juris Doctor degree from the University of Iowa College of Law and is a member of the bar of the District of Columbia. He is currently a visiting professor at the University of Missouri and the Executive Director for the Institute for Advertising Ethics. We believe Mr. Snyder’s qualifications to sit on our Board of Directors include his noteworthy service in the advertising industry, leadership experience, service as a board member on several national organizations and public policy expertise.
     Ambassador Faith Whittlesey, 72, has served as our director since January 1992. Ambassador Whittlesey has had a long career in law, diplomacy and government at local, state, and national levels. She currently serves as Chairman Emeritus of the American Swiss Foundation, headquartered in New York, and previously served 19 years as Chairman of the Board of the American Swiss Foundation. She has also served as President and Chief Executive Officer of Maybrook Associates, a consulting firm, since 1998. She served two tours of duty as U.S. Ambassador to Switzerland from 1981 to 1983 and from 1985 to 1988. From 1983 to 1985, Ambassador Whittlesey was a member of the senior White House staff. Ambassador Whittlesey is also a member of the Board of the Institute of World Politics in Washington, DC, a graduate school of statecraft and national security affairs, where she served as Chairman for six years. Ambassador Whittlesey served as a member of the Board of Directors and the Compensation Committee of the Sunbeam Corporation from November 1996 until December 2002. We believe Ambassador Whittlesey’s qualifications to sit on our Board of Directors include her CEO experience leading a large, international communications organization, extensive experience as Chairman of the Board of the American Swiss Foundation and her legal, public policy and financial expertise.
Additional Executive Officers
     In addition to our executive officers who are listed as being directors, we have the following executive officers:
     Ronald Goolsby, 50, has served as our Executive Vice President, Manufacturing and Client Services since January 2011. In this role, he is responsible for the achievement of our overall manufacturing and client support strategies. He also currently serves as the President of Valassis Manufacturing Company, our wholly-owned subsidiary. Prior to his role as our Executive Vice President, he was Senior Vice President of Corporate Process Improvement from May 2009 through December 2010. From March 2007 to May 2009, Mr. Goolsby led the shared mail Client Services group as Senior Vice President, Client Services. From August 2003 to March 2007, he was General Manager of Valassis 1 to 1 Solutions, which included integrating and consolidating operations from three different business units, and from January 2000 to August 2003, he held several leadership roles in Operations and served as the General Manager of Valassis Canada, our wholly-owned subsidiary. Prior to these roles, he held a number of positions throughout our print manufacturing organization, including seven years as Vice President of the company’s largest manufacturing facility in Livonia,

Michigan. His career with our Company began in print manufacturing in 1983. Mr. Goolsby is a graduate of North Carolina State University where he earned a Bachelor of Science degree in industrial engineering.
     Richard Herpich, 58, has served as Executive Vice President, Strategic Initiatives since January 1, 2011 and is responsible for our in-store business, pricing strategies and shared mail innovation and growth. Prior to that, he served as Executive Vice President, Sales and Marketing from August 2007 until January 2011, and as Executive Vice President of U.S. Sales from December 2003 to August 2007. From June 1998 through November 2003, he served as our Executive Vice President of Manufacturer Services. He served as National Sales Manager from January 1996 through June 1998, Vice President, Midwest Sales Division from June 1994 through December 1995 and Account Manager from 1978 through June 1994.
     Brian Husselbee, 59, has been the President and Chief Executive Officer of NCH Marketing Services, Inc. (“NCH”), our wholly-owned subsidiary, since July 1997, and was General Manager of NCH from January 1997 to July 1997. We acquired NCH in February 2003. Mr. Husselbee served as a director of Valassis from August 1998 until February 2003, the time that the NCH acquisition was consummated.
     Robert A. Mason, 53, has served as Executive Vice President, Sales and Marketing since January 2011. Prior to that, he served as Chief Sales Officer from January 2008 until January 2011. As Chief Sales Officer, Mr. Mason led the implementation of our integrated sales structure and go to market strategies. He served as President of ADVO from the consummation of our ADVO acquisition on March 2, 2007 until December 2007. Previously, he served as our Vice President, Retail and Services Sales from 2005 until 2007 and as our Vice President, Targeted, Print and Media Solutions from 2002 until 2005. Prior to these roles, Mr. Mason was a successful Account Executive and Director of Sales for us, and has been recognized by us as Sales Person of the Year and Team Player of the Year. Before joining us in 1995, he held a variety of positions within the newspaper and printing industries.
Other Officers
     Suzanne C. Brown, 51, has served as Chief Marketing Officer since 2007. Ms. Brown has more than 25 years of industry and leadership experience, and in her current role, she was responsible for the sales and marketing integration of Valassis and ADVO. Prior to assuming the Chief Marketing Officer role at Valassis, Ms. Brown has held a wide variety of senior leadership roles within Valassis, including Senior Vice President of Sales Development, President and CEO of Save.com, Vice President of Internet/E-commerce Services Division, and Sales Vice President. Her career with Valassis began in sales, and she is a member of the Valassis Sales Hall of Fame and a recipient of our Company’s prestigious James F. Rourke Award for outstanding performance and collaboration. Prior to joining Valassis in 1984, Ms. Brown worked for Procter & Gamble.
     John Lieblang, 53, has served as President, Digital Media since January 2010 and is responsible for leading our on-line digital strategy, initiatives and marketing efforts. Prior to that, he served as our Chief Information Officer from 2005 through December 2009. In that role, he was responsible for Business Process Improvement and Information Technology Management across our Company. Since joining Valassis, Mr. Lieblang has led numerous system development and enhancement efforts and the integration of Information Technology for the Valassis and ADVO merger. Mr. Lieblang served as Senior Vice President and Global Account Director of LogicaCMG from 2002 to 2005. Mr. Lieblang brought over 25 years of Information Technology experience to Valassis, including serving as a partner at Ernst & Young.
     Todd L. Wiseley, 41, has served as our General Counsel and Senior Vice President of Administration since July 2008 and our Corporate Secretary since January 1, 2008. Previously, Mr. Wiseley served as Director, Law and Administration from September 2005 until January 2008 and as Director of Integration from July 2003 until September 2005. Mr. Wiseley served as the Director of Finance and Administration at Valassis Relationship Marketing Systems, LLC, one of our wholly-owned subsidiaries, from January 2001 until July 2003 and as our Assistant Controller from March 1999 until January 2001. Mr. Wiseley is a graduate of Michigan State University, and received his Juris Doctor degree from the University of Michigan Law School. Mr. Wiseley is also a certified public accountant with audit experience with Deloitte & Touche LLP.

OUR CORPORATE GOVERNANCE PRINCIPLES
     Our Board of Directors has general oversight responsibilities for our business, property and affairs pursuant to the General Corporation Law of the State of Delaware and our by-laws. In exercising its fiduciary duties, our Board of Directors represents and acts on behalf of our stockholders. Although the Board of Directors does not have responsibility for the day-to-day management of our Company, members of the Board of Directors stay informed about our business through discussions with Mr. Schultz, our President and Chief Executive Officer, with Mr. Darish, our presiding director, and with key members of our management, by reviewing materials provided to them and by participating in meetings of our Board of Directors and its committees. Our Board of Directors provides guidance to management through periodic meetings, site visits and other interactions. Additional details concerning the role and structure of our Board of Directors are in our Corporate Governance Guidelines, which can be found in the “Investors/Corporate Governance” section of our Web site at www.valassis.com.
Policies and Procedures
     We have a Code of Business Conduct and Ethics for our directors, officers and employees as well as Corporate Governance Guidelines to ensure that our business is conducted in a legal and ethical manner.
     Voting on Directors. In accordance with our by-laws, in an uncontested election, a director nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to our Board of Directors. In accordance with our Corporate Governance Guidelines, each nominee for director must tender an irrevocable resignation that will become effective if he or she fails to receive the required vote in an uncontested election at an annual meeting and our Board of Directors accepts the tendered resignation. Our Corporate Governance/Nominating Committee is required to make recommendations to our Board of Directors with respect to any such resignation. Our Board of Directors is required to take action with respect to this recommendation and disclose its decision regarding whether to accept or reject the director’s resignation. Full details of this policy are set forth in our Corporate Governance Guidelines and under “Item 1 — Election of Directors” above.
     Related Person Transactions. Our Board of Directors has adopted a Policy on Related Person Transactions, which sets forth policies and procedures governing the review, and when required pursuant to the policy, the approval or ratification of related person transactions by the disinterested directors of our Corporate Governance/Nominating Committee. The policy defines a “related person transaction” as (i) a transaction between us and any of our executive officers or directors (other than with respect to compensation of executive officers or directors that is addressed by our Board of Directors and/or Compensation/Stock Option Committee or disclosed pursuant to Item 402 of Regulation S-K), (ii) a transaction between us and any security holder who we know owns of record or beneficially more than five percent of any class of our voting securities (each a “5% holder”), (iii) a transaction between us and any “immediate family member” (as such term is defined in Regulation S-K, Item 404, as then in effect) of an executive officer, director or 5% holder of ours, or (iv) any other transaction involving us that would be required to be disclosed pursuant to Regulation S-K, Item 404, as then in effect. Furthermore, under the policy, a “related person transaction” with us is defined as including transactions with any of our subsidiaries or affiliates.
     Other Policies and Procedures. Our Board of Directors has adopted a policy encouraging non-employee directors to hold at least 6,000 shares of our common stock (excluding stock options) within three years of joining our Board of Directors. Our Board of Directors has also adopted a policy requiring inside directors to obtain approval from our Corporate Governance/Nominating Committee prior to accepting a directorship at another corporation.
     We have spent a considerable amount of time and effort reviewing and improving our corporate governance policies and practices. This includes comparing our current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, we periodically adopt certain changes that our Board of Directors believes are the best corporate governance policies and practices for us. We also adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rule changes made by the SEC and the NYSE. We believe that our current policies and procedures form the foundation for an open relationship among colleagues that contributes to good business conduct as well as the high integrity level of our employees.
Determination of Director Independence
     Under the rules of the NYSE, our Board of Directors is required to affirmatively determine the independence of each director based on the absence of any material relationship between us and the director. These determinations are required to be disclosed in this proxy statement. Our Board of Directors has established guidelines to assist it in making these determinations. These guidelines, which are attached to this proxy statement as Exhibit A, include all elements of the Corporate Governance Rules of the NYSE on this subject. For relationships between us and a director not covered by the guidelines, the determination of independence is made by the other members of our Board of Directors who are independent. Members of the Audit, Compensation/Stock Option and Corporate

Governance/Nominating Committees must meet all applicable independence tests of the NYSE, SEC and the Internal Revenue Service. During our fiscal year ended December 31, 2010, Messrs. Anderson, Brennan, Darish, Reddin and Snyder and Dr. Ku, Ms. Sampson (who retired from our Board of Directors effective December 31, 2010) and Ambassador Whittlesey, during the time that each served as a director, served as our independent directors. Based on these guidelines, our Board of Directors, at its meeting on February 24, 2011, determined that Messrs. Anderson, Brennan, Darish, Reddin and Snyder and Dr. Ku and Ambassador Whittlesey are independent of our Company and its management. In determining the independence of Mr. Reddin, who is also a member of the board of directors of Tanger, our Board of Directors considered the relationship arising out of the ordinary course of business between our Company and Tanger, a long-standing client of ours, but did not consider that fact material to its independence determination.
Board Leadership Structure
     Chairman of the Board of Directors
     The Chairman of the Board of Directors position demands an individual with strong leadership skills and a comprehensive knowledge of our Company. Our Board of Directors believes it should appoint the best person for the job in this position, regardless of whether that person is someone who is currently serving, or has previously served, as one of our executive officers. Mr. Schultz was elected Chief Executive Officer and President in June 1998 and appointed Chairman of the Board of Directors later that year. Our Board of Directors reaffirms Mr. Schultz’s position as the Chairman of the Board of Directors on an annual basis.
     Our Board of Directors believes that our current leadership structure and composition of our Board of Directors protect stockholder interests and provide adequate independent oversight, while also providing outstanding leadership and direction for our Board of Directors and management. More than a majority of our current directors are “independent” under NYSE standards, as more fully described above. The independent directors meet separately from our management at each Board of Directors meeting and are very active in the oversight of our Company. Each independent director has the ability to add items to the agenda for Board of Directors meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, our Board of Directors and each committee of our Board of Directors has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate.
     Our Board of Directors believes that it is in the best interests of our Company and our stockholders to continue to have Mr. Schultz, our Chief Executive Officer, also serve as our Chairman of our Board of Directors. The current leadership model, when combined with the functioning of the independent director component of our Board of Directors and our overall corporate governance structure, creates an appropriate balance between strong and consistent leadership and independent oversight of our business.
     Presiding Director
     In September 2002, our Board of Directors determined that the directors who are deemed independent based on the NYSE rules will meet in executive session at each regularly scheduled Board of Directors meeting and that one of such independent directors will preside. The independent directors are also our non-employee directors and, as such, these non-employee directors meet in regularly scheduled executive sessions without management present. Mr. Darish serves as the presiding director at all such executive sessions. In such role, Mr. Darish acts as the principal liaison between the Chairman of our Board of Directors and the non-employee directors. In addition, the presiding director coordinates information sent to our Board of Directors, recommends changes to improve our Board of Directors, our committees and individual director effectiveness, and performs such other functions and responsibilities as requested by our Board of Directors from time to time.
The Board’s Role in Risk Oversight
     Our Board of Directors administers its risk oversight function directly and through its various committees. Our Board of Directors’ role in our Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our Company, including operational, financial, competitive, client, consumer, management retention and legal risks. Our Board of Directors regularly discusses with senior management our major risk exposures, their potential financial impact on our Company, and the steps (both short-term and long-term) we take to manage them. While our Board of Directors is ultimately responsible for risk oversight at our Company, our Board of Directors’ committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses policies with respect to risk assessment and risk management and their adequacy and effectiveness. Our Audit Committee regularly discusses with senior management and our independent registered accounting firm any financial risk exposures, including risks related to financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies and credit and liquidity matters, steps taken to manage those exposures and our Company’s risk tolerance in relation to our overall strategy. Our Compensation/Stock Option Committee also assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. In addition, our Corporate Governance/Nominating Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk assessment and management in a general manner and specifically the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance. Additional details regarding the roles and responsibilities of our Board of Directors’ committees are set forth below under “Committees of the Board.”
Attendance
     During the fiscal year ended December 31, 2010, our Board of Directors held six meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the meetings held by our Board of Directors during the period in which that director served, including the meetings held by the committees on which that director served as a member. Pursuant to our Corporate Governance Guidelines, the directors must attend our annual meeting of stockholders absent exceptional circumstances. All of the directors nominated at the 2010 annual meeting of stockholders attended such annual meeting.
COMMITTEES OF THE BOARD
     The standing committees of our Board of Directors include our Executive Committee, our Audit Committee, our Compensation/Stock Option Committee and our Corporate Governance/Nominating Committee.
     Our Executive Committee, whose members are Alan F. Schultz, Robert L. Recchia and Ambassador Faith Whittlesey, is generally authorized to exercise the management powers of our Board of Directors; provided, however, that our Executive Committee does not have the authority to declare cash dividends, amend our certificate of incorporation, adopt an agreement of merger or consolidation, recommend the disposition of all or substantially all of our assets or recommend our dissolution. Our Executive Committee did not meet during the fiscal year ended December 31, 2010.
     Effective January 1, 2011, our Audit Committee members are Kenneth V. Darish, Thomas J. Reddin and Wallace S. Snyder. During the fiscal year ended December 31, 2010, our Audit Committee members were Kenneth V. Darish, Wallace S. Snyder and Ambassador Faith Whittlesey. Our Audit Committee recommends the selection of our independent auditors, discusses and reviews the scope and the fees of the prospective annual audit and reviews the results of each audit with the independent auditors. Our Audit Committee also reviews compliance with our existing major accounting and financial policies, reviews the adequacy of our financial organization and reviews management’s procedures and policies relevant to the adequacy of our internal accounting controls and compliance with federal and state laws relating to accounting practices. We have appointed an internal auditor that reports directly to our Audit Committee. Our Audit Committee held nine meetings during the fiscal year ended December 31, 2010. Our Board of Directors has determined that Kenneth V. Darish meets the NYSE standard of having accounting or related financial management expertise and the SEC’s definition of an “audit committee financial expert.” Each of the other members of our Audit Committee has financial management experience or is financially literate. Our Board of Directors has determined that each committee member meets the additional independence requirements for members of an audit committee in the New York Stock Exchange Corporate Governance Rules. Our Board of Directors has adopted a written charter for this committee setting out the functions that this committee is to perform, which can be found on our Web site at www.valassis.com.
     Effective January 1, 2011, our Compensation/Stock Option Committee members are Patrick F. Brennan, Dr. Walter H. Ku and Thomas J. Reddin. During the fiscal year ended December 31, 2010, our Compensation/Stock Option Committee members were Patrick F. Brennan, Dr. Walter H. Ku and Marcella A. Sampson. Our Compensation/Stock Option Committee administers our equity compensation plans. Our Compensation/Stock Option Committee also reviews and approves the annual salary, bonus and other benefits, direct or indirect, of our executive officers, including Mr. Schultz, whose salary, bonus and other benefits are also reviewed and ratified by our Board of Directors. The Committee’s primary procedures for establishing and overseeing executive compensation can be found in the Compensation Discussion and Analysis section under “Compensation-Setting Process.” Our Compensation/Stock Option Committee has engaged Towers Watson & Co., a human resources consulting firm, or Towers Watson, from time to time to assist it in reviewing our executive and non-employee director compensation programs and assist in negotiating the terms of our executive officers’ contracts when they come up for renewal or are amended. Our Compensation/Stock Option Committee has the sole authority to retain, at our expense, and terminate any such consultant, including the sole authority to approve such consultant’s fees and other terms of engagement. We believe that the use of an outside consultant provides additional assurance that our executive compensation programs are reasonable and consistent with our objectives and industry standards. Our Compensation/Stock Option Committee is comprised entirely of non-employee directors as such term is defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any successor provision, and “outside directors,” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, or the Code, or any successor provision. During the fiscal year ended December 31, 2010, our Compensation/Stock Option Committee met five times. Our Board of Directors has adopted a written charter for this committee setting out the functions that this committee is to perform, which can be found on our Web site at www.valassis.com.

     As part of its oversight of our compensation programs, the Compensation/Stock Option Committee analyzes the impact of our compensation programs, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, we review all of our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of risk taking, to determine whether they present a significant risk to our Company. Based on this review, we have concluded that our compensation policies and procedures do not create risks that are reasonably likely to have a material adverse effect on our Company.
     Effective January 1, 2011, our Corporate Governance/Nominating Committee members are Joseph B. Anderson, Jr., Dr. Walter H. Ku and Ambassador Faith Whittlesey. During the fiscal year ended December 31, 2010, our Corporate Governance/Nominating Committee members were Joseph B. Anderson, Jr., Dr. Walter H. Ku and Marcella A. Sampson. Our Corporate Governance/Nominating Committee (i) assists our Board of Directors by identifying individuals qualified to become Board members and recommends to our Board of Directors the director nominees for the next annual meeting of stockholders, (ii) recommends to our Board of Directors the corporate governance guidelines applicable to us and (iii) takes a leadership role in shaping our corporate governance. Our Corporate Governance/Nominating Committee held five meetings during the fiscal year ended December 31, 2010. Our Board of Directors has adopted a written charter for this committee setting out the functions that this committee is to perform, which can be found on our Web site at www.valassis.com.
     Our Corporate Governance/Nominating Committee evaluates the current members of our Board of Directors at the time they are considered for nomination. Our Corporate Governance/Nominating Committee also considers whether any new members should be added to our Board of Directors. In the past, candidates for independent director have been found through recommendations from members of our Board of Directors and other employees at our Company. The Corporate Governance/Nominating Committee may also seek help from an executive search firm to assist in the selection process.
     Our Corporate Governance/Nominating Committee has not established any specific minimum qualifications for a director but has adopted a set of criteria, which is attached to this proxy statement as Exhibit B, describing the qualities and characteristics that are sought for our Board of Directors as a whole. Our Corporate Governance/Nominating Committee does not assign each of these criteria any specific weight and they are not equally applicable to all nominees. These criteria include the candidate’s integrity, ethics, expertise, commitment, willingness and the ability to act in the interests of all stockholders. In addition, our Board of Directors has specified that the value of diversity on our Board of Directors should be considered by our Corporate Governance/Nominating Committee in the director identification and nomination process and plays a very important role with respect to not only our Board of Directors but our entire Company. Members of our Board of Directors periodically participate in our Company’s monthly diversity council meetings, which are open to all of our directors and employees. Through monthly meetings, our diversity council’s overriding objective is to drive success and inspire cultural change. We seek nominees with a broad diversity of experience, professions, background, skills, gender, race and culture. Our Corporate Governance/Nominating Committee may also from time to time identify particular characteristics to look for in a candidate in order to balance the skills and characteristics of our Board of Directors. Our Corporate Governance/Nominating Committee may modify these criteria from time to time and adopt special criteria to attract exceptional candidates to meet our specific needs.
     Our Corporate Governance/Nominating Committee will consider recommendations from stockholders of potential candidates for nomination as director. Recommendations should be made in writing, and should include the candidate’s written consent to be nominated and to serve, and sufficient background information on the candidate to enable our Corporate Governance/Nominating Committee to properly assess the candidate’s qualifications. Recommendations should be addressed to our Corporate Secretary at our principal office and must be received no later than October 1, 2011 in order to be considered for the next annual meeting. The process for evaluating potential candidates recommended by stockholders and derived from other sources is substantially the same.
COMPENSATION/STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During the fiscal year ended December 31, 2010, our Compensation/Stock Option committee consisted of Patrick F. Brennan, Dr. Walter H. Ku and Marcella A. Sampson. None of our Compensation/Stock Option Committee members (i) have ever been an officer or employee of our Company, or (ii) is or was a participant in a “related person” transaction in fiscal year 2010 (see the section entitled “Certain Relationships and Related Transactions” for a description of our Policy on Related Person Transactions). During the fiscal year ended December 31, 2010, no executive officer of our Company served on the compensation committee (or its equivalent) or board of directors of any company that has an executive officer that serves on our Board of Directors or our Compensation/Stock Option Committee.

INDEPENDENT DIRECTOR COMPENSATION FOR FISCAL YEAR 2010
     The table below summarizes the compensation paid by us to our non-employee directors for the fiscal year ended December 31, 2010.

	Fees Earned
	Or Paid	Stock	Option	All other
	In Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)	($)(2)	($)(3)	($)

Joseph B. Anderson, Jr.	$60,900	$87,645	$169,198	$20,300	$338,043
Patrick F. Brennan	60,900	87,645	169,198	20,300	338,043
Kenneth V. Darish	63,500	87,645	169,198	20,300	340,643
Dr. Walter H. Ku, PhD	60,900	87,645	169,198	20,300	338,043
Thomas J. Reddin(4)	29,750	50,835	91,448	—	172,033
Marcella A. Sampson(5)	60,900	87,645	169,198	15,500	333,243
Wallace S. Snyder	62,850	87,645	169,198	20,300	339,993
Ambassador Faith Whittlesey	63,500	87,645	169,198	15,500	335,843

(1)	Compensation shown in this column represents the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) (excluding estimated forfeitures based on service-based vesting conditions). For additional information, refer to Note 10 of our financial statements in our Form 10-K for the year ended December 31, 2010, as filed with the SEC. These amounts do not represent the actual amounts paid to or realized by the directors during fiscal year 2010. The following directors held outstanding shares of restricted stock as of December 31, 2010: Mr. Anderson (3,000), Mr. Brennan (3,000), Mr. Darish (3,000), Dr. Ku (3,000), Mr. Reddin (1,500), Ms. Sampson (3,000), Mr. Snyder (3,000) and Ambassador Whittlesey (3,000).

(2)	Compensation shown in this column represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (excluding estimated forfeitures based on service-based vesting conditions). For additional information, refer to Note 10 of our financial statements in our Form 10-K for the year ended December 31, 2010, as filed with the SEC. These amounts do not represent the actual amounts paid to or realized by the directors during fiscal year 2010. The following directors held outstanding options exercisable for the following number of shares of our common stock as of December 31, 2010: Mr. Anderson (25,000), Mr. Brennan (46,000), Mr. Darish (54,000), Dr. Ku (70,000), Mr. Reddin (5,000), Ms. Sampson (51,000), Mr. Snyder (25,000) and Ambassador Whittlesey (31,000).

(3)	Represents the actual cost of a commemorative timepiece given to such director in connection with the settlement of our long-standing lawsuits against News America Marketing in February 2010.

(4)	Mr. Reddin joined our Board of Directors in June 2010.

(5)	Ms. Sampson retired from our Board of Directors effective December 31, 2010.
     Our compensation program entitles our independent directors, or non-employee directors, to receive the following fees in connection with their participation on our Board of Directors and related Board committees: (i) an annual independent director cash retainer fee of $49,500; (ii) an annual award of 3,000 shares of restricted stock pursuant to our 2008 Omnibus Incentive Compensation Plan that becomes fully vested one year from the date of grant; (iii) $2,500 per Board meeting attended in person and $1,300 per Board meeting attended by telephone; and (iv) $1,300 per Board committee meeting attended in person and $650 per Board committee meeting attended by telephone. The committee attendance fees are payable only if the committee meeting is not scheduled in conjunction with (just before or after) a Board of Directors meeting and telephonic meeting fees are paid on a pro-rated basis if an independent director does not participate via telephone for the entire meeting.
     In addition, under our compensation program, our independent directors are eligible to receive non-qualified options to purchase shares of our common stock annually pursuant to our 2008 Omnibus Incentive Compensation Plan (or such other plan applicable to our independent directors in effect from time to time). These options are typically granted in two semi-annual installments on April 1 and October 1 of each year, subject to the director being in service on such date, and have a strike price equal to the fair market value (as defined in our 2008 Omnibus Incentive Compensation Plan) of our common stock on the date of grant. The options become fully vested one year from the date of grant, and contain the terms and conditions as set forth in our form non-qualified stock option agreement for independent directors. For fiscal year 2010, our compensation program provided that our independent directors were eligible to receive non-qualified options to purchase an aggregate of 10,000 shares of our common stock annually, which resulted in option grants on each of April 1 and October 1 to purchase 5,000 shares of our common stock.

     On December 14, 2010, our Board of Directors, upon recommendation by our Compensation/Stock Option Committee, approved a change to our compensation program for non-employee directors effective January 1, 2011, in light of the increase in our stock price during fiscal year 2010 and the related impact on the value of our equity grants to directors. The change reduced the number of shares underlying the non-qualified stock options the non-employee directors are eligible to receive to an aggregate of 2,000 shares (as opposed to 10,000 shares) of our common stock annually pursuant to our 2008 Omnibus Incentive Compensation Plan (or such other plan applicable to our independent directors in effect from time to time). All other terms described above remain the same.
     Upon a change of control (as defined in our 2008 Omnibus Incentive Compensation Plan), unless otherwise provided for in an individual award agreement, all outstanding and unvested options granted under such plan become fully vested and exercisable and the restrictions on all outstanding restricted stock granted under such plan lapse. In addition, we have agreed to reimburse the directors for all excise taxes that are imposed on the directors by Section 280G and Section 4999 of the Code and any income and excise taxes that are payable by the directors as a result of any reimbursements for Section 280G and Section 4999 excise taxes.
     Pursuant to the terms of our Rule of 75 policy (as defined below), if a director meets the Rule of 75 and his or her service with our Company terminates under certain circumstances, then, depending on the date of grant of the applicable awards, the director’s stock option and restricted stock grants will continue to vest, and, in the case of a stock option, remain exercisable, in accordance with the regularly scheduled dates set forth in the applicable award agreements. As of December 31, 2010, Mr. Brennan, Dr. Ku and Ambassador Whittlesey met the Rule of 75. For additional information regarding the Rule of 75, see “Compensation Discussion and Analysis—Compensation-Setting Process,” “Compensation Discussion and Analysis—Equity Compensation—Stock Price Performance-Accelerated Options” and “Compensation Discussion and Analysis—Equity Compensation—Restricted Stock.”
     Directors who are also our employees or employees of any of our affiliates do not receive any compensation for their services as a director. Accordingly, Messrs. Recchia and Schultz are not compensated for their services as directors.
     In addition, our Corporate Governance Guidelines provide that all of our independent directors are encouraged to hold at least 6,000 shares of our common stock (excluding stock options) within three years of joining the Board. Currently, all of our independent directors, other than Mr. Reddin who joined our Board of Directors in June 2010, satisfy these stock ownership guidelines.
     Finally, in connection with the settlement of our long-standing lawsuits against News America Marketing in February 2010, pursuant to which News America Marketing, among other things, paid us $500.0 million in cash, our then-current directors received commemorative timepieces in recognition of their continued commitment, leadership, support and guidance throughout the lengthy litigation process.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
2010 EXECUTIVE SUMMARY
     Fiscal year 2010 proved to be a very impressive year for our Company. Under our named executive officers’ leadership, in an environment with continued economic pressure, our Company completed a profitable year in which it maintained its strong financial position and, in almost all respects, met or exceeded expectations. As a result of profit maximization efforts throughout 2009 and 2010, we reduced costs, increased production efficiencies and placed focus on our greatest growth and profit opportunities in 2010, all of which better aligned our organization with our clients’ interests. Despite the continued, challenging economic environment throughout the year, these efforts contributed to making fiscal year 2010 a tremendous year for our Company. Revenues for fiscal year 2010 were $2,333.5 million, an increase of 4.0% from fiscal year 2009 revenues of $2,244.2 million. Net earnings for fiscal year 2010 were $385.4 million, which includes debt repurchase costs of $14.7 million, net of tax, and News America Marketing litigation settlement proceeds, net of tax and related payments, of $301.4 million, compared to net earnings of $66.8 million for fiscal year 2009. Based on our strong performance, we exceeded our 2010 annual compensation EBITDA target (as defined below) by approximately 14.5%. In addition, during the past two years, our stock price has increased substantially. From December 31, 2008 until December 31, 2010, our stock price increased a record 2,351%, from $1.32 to $32.35, respectively. This increase includes an impressive 77% increase from $18.26 on December 31, 2009 to $32.35 on December 31, 2010, which created approximately $710 million of stockholder value in 2010. Our stock also very performed well over the last year when compared against the stock performance of our peer group, which is illustrated in our Annual Report to Stockholders for the fiscal year ended December 31, 2010. We also enhanced stockholder value by repurchasing $58.2 million in shares of our common stock in fiscal year 2010. Finally, we successfully resolved our long-standing litigation with News America Marketing in 2010, which resulted in, among other things, our Company receiving $500.0 million in cash in connection with the settlement.
     The core principle of our compensation philosophy for executive officers continues to be a strong pay-for-performance structure that ties a significant portion of each executive officer’s compensation to both company and, other than in the case of Messrs. Schultz and Recchia, individual performance. In fiscal 2010, approximately 76% or more of each of our named executive officer’s total compensation, including approximately 82% and 89% of the total compensation for our Chief Executive Officer and Chief Financial Officer, respectively, was performance-based (in the form of target annual cash incentive bonuses, discretionary one-time success awards, stock options and restricted stock awards), consistent with our compensation philosophy of linking executive compensation with stockholder returns and achievement of strategic business objectives. Compensation for our named executive officers (as defined below) during fiscal 2010 generally was higher than historical levels as a result of our Company’s and our named executive officers’ impressive performance. We believe that our named executive officers were instrumental in helping us achieve our strong results in 2010, and we therefore rewarded them accordingly. Our extraordinary stock price increase during 2010 and its impact on the value of our equity awards and a change in the timing of equity award grants, as further discussed below, also contributed to the sizeable increase in compensation earned by our named executive officers in 2010 from prior years. Finally, in recognition of their dedication and contribution toward our successful resolution of the aforementioned litigation, our Compensation/Stock Option Committee approved special compensation to each of the named executive officers, as described in more detail below under the heading “Compensation Elements—Bonuses—One-Time Success Bonuses.”
COMPENSATION PHILOSOPHY
     Our compensation philosophy is to develop and implement policies that will encourage and reward outstanding financial performance, seek to increase our profitability, and thereby increase stockholder value. Accordingly, a high proportion of the compensation of our executives is tied in some manner to both short-term and long-term corporate performance. Maintaining competitive compensation levels in order to attract, retain, motivate and reward executives who bring valuable experience and skills to us is also an important consideration. Our executive compensation programs are designed to attract, hire and retain high caliber individuals and motivate them to achieve our business objectives, succession goals and performance targets, including increasing long-term stockholder value. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives.
COMPENSATION-SETTING PROCESS
     Our management is involved in the compensation-setting process, most significantly in:
•	evaluating executive performance;

•	establishing business performance targets and objectives; and

•	recommending salary levels and equity awards.
     At the direction of our Compensation/Stock Option Committee, management has periodically worked with Towers Watson to develop information about the compensation of our executive officers. Our Chief Executive Officer uses this information to make recommendations to our Compensation/Stock Option Committee regarding compensation of our executive officers, other than the Chief Executive Officer, and Towers Watson provides guidance to our Compensation/Stock Option Committee about these recommendations. Our Compensation/Stock Option Committee uses this information and considers these recommendations in developing and implementing the compensation plans for our senior management. During 2010, our Compensation/Stock Option Committee retained Towers Watson to review our compensation program and advise the committee with respect to the special compensation awarded to employees in connection with the litigation settlement, the amendment to our supplemental benefit plan and our long term incentive equity awards granted in December 2010 (each as described further below) and used the findings and analysis of Towers Watson in making its compensation decisions. We paid Towers Watson approximately $42,000 for consulting fees related to such assistance with respect to fiscal 2010.
     All decisions regarding compensation of executive officers, including all of our executive officers named in the Summary Compensation Table for Fiscal Year 2010 (whom we refer to as our named executive officers) except Mr. Schultz, are made by our Compensation/Stock Option Committee and/or our Board of Directors. Mr. Schultz’s salary, bonus and other benefits are reviewed and approved by our Compensation/Stock Option Committee and, based on a recommendation from our Compensation/Stock Option Committee, ratified by our Board of Directors. Our Compensation/Stock Option Committee conducts an annual review of our goals and objectives as related to the form and amount of executive compensation. Members of management and representatives of Towers Watson may be asked to attend portions of a committee meeting where our Compensation/Stock Option Committee wishes such persons to provide information to the committee or where such attendance will otherwise be helpful. Historically, management has also reviewed from time to time levels of compensation paid to officers at comparable companies with similar responsibilities in order to make appropriate recommendations to our Compensation/Stock Option Committee for approval.
     Each of our named executive officers was employed during 2010 pursuant to a multi-year employment agreement. These multi-year employment agreements retain the services of the executives for an extended period and bind former executives to non-competition and non-solicitation obligations. We place great value on the long-term commitment that our named executive officers have made to us. Each of Messrs. Schultz, Recchia and Herpich have been employed by us for over 25 years. Each of Messrs. Mason and Husselbee have been employed by us (or in the case of Mr. Husselbee, NCH, which we acquired in 2003) for over 15 years. The employment agreements with each of Messrs. Schultz, Recchia and Herpich were first entered into immediately prior to the consummation of our initial public offering in 1992. As further discussed below, our Compensation/Stock Option Committee periodically reviews the terms of the employment agreements with each of our named executive officers. The length of time employment agreements are extended into the future is determined by a variety of factors, including the staggering of expiration dates of other executive employment agreements, the roles and responsibilities of the executive and a risk assessment of the executive being hired by one of our competitors. In light of Mr. Mason’s contributions to our Company and the impending expiration of his agreement in December 2011, the employment agreement of Mr. Mason was amended in February 2011 to extend the expiration date until June 2013.
     In an effort to reward our directors and employees, including our named executive officers, for their long-term dedication and loyalty to our Company and to incentivize other directors and employees and attract potential directors and employees, our Board of Directors adopted a policy in December 2009, which we began implementing in fiscal year 2010, with respect to our stock option and restricted stock awards of employees and directors who meet the Rule of 75 (as defined below) at the time of their termination of employment or service as a director with our Company. An employee or director meets the Rule of 75 if his or her age plus his or her years of service (including any fractions thereof) with our Company or our subsidiaries and affiliates equals or exceeds 75 (collectively, the “Rule of 75”). If an employee or director meets the Rule of 75 and his or her employment or service with our Company terminates under certain circumstances, then, depending on the date of grant of the applicable awards, the employee’s or director’s stock option and restricted stock grants will continue to vest, and, in the case of a stock option, remain exercisable, in accordance with the regularly scheduled dates set forth in the applicable award agreements. We believe this policy is an appropriate and meaningful way to reward our employees and directors for their time, efforts, skills and the business experience that they bring to our Company. Under applicable accounting standards, we recognize stock-based compensation expense over the lesser of the vesting period of the award and the requisite service period. Accordingly, the compensation expense for awards made to grantees who satisfy the Rule of 75 on the grant date must be recognized on the grant date and the compensation expense for awards made to grantees who will satisfy the Rule of 75 prior to the vesting date must be recognized on a straight-line basis over the period between the grant date and the date the grantee will satisfy the Rule of 75. As of December 31, 2010, Messrs. Schultz, Recchia, Herpich and Husselbee met the Rule of 75.
     Pursuant to the agreements described above, our Chief Executive Officer has historically received the highest level of compensation, including salary, bonus opportunities and equity-based compensation. During the year ended December 31, 2010, he was followed by our Chief Financial Officer by reason of his duties and responsibilities, and then by our other Executive Vice

Presidents. This internal pay relationship among our named executive officers was established at the time our Company completed its initial public offering in 1992. Our Compensation/Stock Option Committee has never taken a formulaic approach to this relationship, but, as a general principle, has strived to maintain these relative levels of compensation among the named executive officers. In September 1998, when Mr. Schultz was promoted to Chief Executive Officer of our Company from Chief Operating Officer, his employment agreement was revised to reflect his increased responsibilities and to mirror certain components of the former Chief Executive Officer’s employment contract. Since such time, we have not had a Chief Operating Officer position and this explains certain disparities between Mr. Schultz’s salary and equity awards and the next highest paid named executive officer’s salary and equity awards. Our Compensation/Stock Option Committee believes that Mr. Schultz’s compensation level reflects the Committee’s confidence in Mr. Schultz, Mr. Schultz’s performance throughout his tenure as Chief Executive Officer (and effectively, as Chief Operating Officer as well) and our desire to retain Mr. Schultz’s outstanding talents at the head of our Company.
     The minimum compensation to which each named executive officer is entitled is generally specified in their respective employment agreements. While our Compensation/Stock Option Committee’s primary opportunity to modify fixed terms of executive compensation to reflect policy changes is at the time the agreement is up for renewal, our Compensation/Stock Option Committee annually assesses whether any executive should receive an increase in annual base salary or whether any amendments to the employment agreement are desirable.
     In establishing and administering the variable elements in the compensation of our named executive officers, our Compensation/Stock Option Committee tries to recognize individual contributions, overall business results, our historical practices (including our internal compensation levels) and the value of such executive’s experience in the promotion marketing industry (and with us in particular). Compensation levels are also determined based upon the executive’s position, responsibilities and tenure with our Company, the efficiency and effectiveness with which he marshals resources and oversees the matters under his supervision, the degree to which he has contributed to the accomplishments of major tasks that advance our goals, including sales growth, earnings and acquisitions, and our current competitive environment, employee retention and morale. Our financial performance measured against our goals is also a key factor that affects the overall level of compensation for our named executive officers. We have historically paid higher compensation when goals are exceeded and reduced compensation when goals are not met, taking into consideration each executive’s individual ability to influence results when ultimately approving particular elements of each named executive officer’s compensation package.
     Because our named executive officers are in a position to directly influence our performance, a significant portion of their compensation is delivered in the form of performance-based compensation. We rely on a mix of compensation components intended to reward short-term results (in the form of semi-annual cash incentive bonuses) and motivate long-term performance (in the form of option and restricted stock grants). We do not have a specific allocation target between cash and equity-based compensation or between annual and long-term incentive compensation. Instead, we retain the flexibility when determining the compensation mix to react to the business environment, our specific hiring and retention requirements and our overall performance. Our commitment to ensuring that our Company is led by the right executives at the right time is a high priority, and we make our compensation decisions accordingly.
     Over the past several years, including fiscal year 2010, we have placed increased focus on performance-based compensation by implementing policies and compensation practices that tie compensation directly to our Company’s financial goals and reward our executives appropriately when such goals are achieved. Historically, we have granted certain annual performance-based stock awards in early January to our named executive officers. However in December 2010, in connection with their annual review of our compensation practices, our Compensation/Stock Option Committee and our Board of Directors re-evaluated both the timing and scope of our stock awards and moved the grant date of such awards to December of the preceding year. This resulted in an additional equity grant to each of our named executive officers in 2010 compared to our historical frequency of one grant per year. Our Compensation/Stock Option Committee and our Board of Directors decided to change the timing of our annual discretionary equity grants from January 2011 to December 2010 in an effort to more closely align the grant of equity awards with our Board of Director’s review of our Company’s budget process and planning and the annual performance reviews of management. We currently intend to continue this practice of granting annual awards in December of the preceding year. In addition, our Compensation/Stock Option Committee and our Board of Directors granted performance-based restricted stock awards, as further described below, to certain of our employees, including Messrs. Schultz and Recchia. As opposed to our typical stock option and restricted stock grants, both of which vest, among other ways, within a certain amount of time following the grant date, this type of award only vests if designated financial metrics or stock price appreciation targets are achieved during a specified period. Therefore, we believe these performance-based restricted stock award grants provide more incentive to increase stockholder returns and obtain increased share value, as the value of such grants depend exclusively on the financial performance of our Company. Additionally, our Compensation/Stock Option Committee and our Board of Directors decided to grant Messrs. Schultz and Recchia restricted stock awards as opposed to options in December 2010 in an effort to reduce our Company’s equity burn rate, resulting in less dilution to our stockholders, and better manage the number of shares granted under our 2008 Omnibus Incentive Compensation Plan.

COMPENSATION ELEMENTS
     Our compensation program for our named executive officers includes the following elements:
•	base salary;

•	cash bonuses;

•	stock options and restricted stock awards;

•	retirement and other benefits; and

•	perquisites and other personal benefits.
     Cash Compensation
     The annual cash compensation of our named executive officers consists of annual salary and cash bonuses. The cash compensation of each named executive officer (other than the Chief Executive Officer) may be increased based on an annual review of such officer’s performance by the Chief Executive Officer and his recommendations to our Compensation/Stock Option Committee. The cash compensation of the Chief Executive Officer may be increased based on an annual review of his performance by our Compensation/Stock Option Committee and the Board of Directors or in conjunction with an extension of his employment or changes in his responsibilities.
     (1) Salary
     Base salary is the guaranteed element of an executive’s annual cash compensation. Base salaries are provided as compensation for day to day responsibilities and services to us and provide a consistent cash flow to our executives. The salaries of our named executive officers are generally governed by their respective employment agreements. In an effort to better tie overall compensation for fiscal year 2010 to our Company’s performance, we decided generally not to give our named executive officers increases in their base salaries for fiscal year 2010. Accordingly, none of Messrs. Schultz, Recchia, Herpich or Husselbee received an increase in their base salaries for fiscal year 2010. However, in consideration of the fact that Mr. Mason agreed to relocate from Connecticut to Michigan and his increased responsibilities with our Company in preparation for his new role as Executive Vice President, Sales and Marketing, our Compensation/Stock Option Committee approved a base salary increase from $287,000 to $319,508 beginning January 1, 2010.
     (2) Bonuses
          (a) Semi-Annual Cash Bonus Program
     Historically, we have established and structured our semi-annual cash bonus program to align executive goals with our earnings growth objectives for the current year. Since fiscal year 2008, the incentive bonuses for our executives have been contingent upon meeting semi-annual performance targets (or annual in the case of fiscal year 2009) based on adjusted EBITDA minus capital expenditures, as opposed to targets based on earnings per share (“EPS”), which we have used in the past. Pursuant to the employment agreements with Messrs. Recchia, Herpich, Mason and Husselbee, each is entitled to incentive bonuses of up to an aggregate of 100% of base salary if certain performance goals (discussed below) set by our Compensation/Stock Option Committee, or, in the case of Messrs. Herpich, Mason and Husselbee, our Compensation/Stock Option Committee and Chief Executive Officer were met. Under his employment agreement, Mr. Schultz is entitled to an incentive bonus of up to an aggregate of 200% of base salary if and to the extent certain performance goals set by our Board of Directors or our Compensation/Stock Option Committee under the terms of our 2008 Senior Executives Semi-Annual Bonus Plan are met or exceeded.
     While we have historically always provided semi-annual bonuses, in light of many factors, including market and economic conditions at the time, financial covenants contained in our debt agreements, the substantial decline in our stock price beginning with the third quarter of fiscal 2008 and our Compensation/Stock Option Committee’s desire to evaluate our Company’s financial performance for the entire 2009 year prior to awarding any bonus incentives, we modified our bonus program for fiscal year 2009. Specifically, our named executive officers agreed that, solely with respect to fiscal year 2009, each was entitled to an annual cash bonus as opposed to the traditional semi-annual cash bonuses and each named executive officer gave our Compensation/Stock Option Committee the sole and absolute discretion to reduce or eliminate any such bonus prior to the time it should have been paid, without the consent of the named executive officer, whether or not such bonus was then earned or otherwise payable by its terms. However, the change in our named executive officers’ incentive compensation from semi-annual bonuses to annual bonuses was limited to fiscal year 2009. With improving market conditions and our Company’s solid performance during fiscal year 2009, similar adjustments were not made to our named executive officers’ cash bonus structures for fiscal year 2010. Therefore, each of our named executive officers remained entitled pursuant to the terms of his respective employment agreement to semi-annual cash bonuses for fiscal year 2010, subject to the achievement of pre-established semi-annual performance targets. This reversion back to semi-annual bonus opportunities is consistent with our long-standing belief that a shorter bonus period will provide our named executive officers with a greater sense of urgency for them to meet the specified targets and thereby enhance stockholder value.
     2010 Performance Targets
     In December 2009, our Compensation/Stock Option Committee continued to select adjusted EBITDA minus capital expenditures, which we refer to in this proxy statement as compensation EBITDA, as the performance target metric for 2010 awards. For 2010, we defined adjusted EBITDA as net earnings before interest expense, net, other non-cash expenses (income), net, income taxes, gain or loss on extinguishment of debt, depreciation, amortization, stock-based compensation expense, non-recurring restructuring and severance costs and News America litigation settlement cash proceeds, net of related payments. The use of adjusted EBITDA facilitates performance comparisons from period to period by excluding certain non—recurring or non—cash items, which we further reduce by also excluding capital expenditures for purposes of our compensation EBITDA metric, thereby presenting what we believe to be the most accurate measure of our operating performance. In December 2009, our Compensation/Stock Option Committee decided that compensation EBITDA was the appropriate measure to align the interests of management with the interests of our stockholders, in part because our Compensation/Stock Option Committee recognized the prevalence of adjusted EBITDA as a measure of our financial performance among outside financial analysts and investors, and in part because it represented what we believed to be the best measure of our operating performance at that time. Our earnings guidance that we publicly disclosed for fiscal year 2010 was also set in reference to adjusted EBITDA in recognition of its widespread use in the financial community, both as a liquidity measure and as an indicator of performance.
     Pursuant to our named executive officers’ employment agreements, the 2010 semi-annual incentive bonuses were paid in two installments and were contingent upon our meeting semi-annual compensation EBITDA targets that were set by our Compensation/Stock Option Committee in December 2009 for the six-month periods ended on each of June 30, 2010 and December 31, 2010. The compensation EBITDA targets for the six-month periods ended on June 30, 2010 and December 31, 2010 were $118.0 million and $137.0 million, respectively. No bonus attributable to compensation EBITDA performance targets is payable to any named executive officer unless actual compensation EBITDA exceeds 70% of the compensation EBITDA target for the period. In addition to the compensation EBITDA targets, our Chief Executive Officer set the annual individual performance targets for Messrs. Herpich, Mason and Husselbee in December 2009. We have never awarded compensation absent attainment of the performance targets.
     The threshold and target award opportunities for the semi-annual cash incentive bonuses, and additional annual cash incentive bonuses with respect to Messrs. Herpich, Mason and Husselbee, for 2010 are reported in the Grants of Plan-Based Awards in 2010 Fiscal Year table below. After the conclusion of the relevant six-month performance periods, our Compensation/Stock Option Committee reviewed our applicable 2010 financial results and determined the actual payments to be made and the resulting actual payments are reported in the Summary Compensation Table for Fiscal Year 2010 in the column entitled “Non-Equity Compensation.” Each semi-annual incentive bonus paid to Mr. Schultz for 2010 represents the applicable portion of the potential bonus opportunity (100% of annual base salary for each semi-annual bonus) that correlates to the percentage of the compensation EBITDA target (between 70% and 115%) achieved for the related six-month period during fiscal 2010. Each semi-annual incentive bonus paid to Mr. Recchia for 2010 represents the applicable portion of the potential bonus opportunity (50% of annual base salary for each semi-annual bonus) that correlates to the percentage of the compensation EBITDA target (between 70% and 100%) achieved for the related six-month period during fiscal 2010. The incentive bonuses paid to Messrs. Herpich, Mason and Husselbee for 2010 also consisted of two semi-annual incentive bonuses. Each of their first semi-annual incentive bonuses represents the applicable portion of their respective potential bonus opportunity (25% of annual base salary) that correlates to the percentage of the compensation EBITDA target (between 70% and 100%) achieved for the six-month period ended June 30, 2010. Each of their second semi-annual incentive bonuses represents: (i) the applicable portion of their respective potential bonus opportunity (25% of annual base salary) that correlates to the percentage of the compensation EBITDA target (between 70% and 100%) achieved for the six-month period ended December 31, 2010, and (ii) the applicable portion of each executive’s annual bonus opportunity (50% of annual base salary) that correlates to the annual individual performance targets achieved during fiscal 2010 set by our Chief Executive Officer; provided that, in no event can the sum of the semi-annual and annual bonuses for either Messrs. Herpich, Mason or Husselbee exceed 100% of their respective annual base salary. The performance targets set by our Chief Executive Officer for Messrs. Herpich, Mason and Husselbee are based on their individual responsibilities (both qualitative and quantitative) at our Company, or, in the case of Mr. Husselbee, NCH.
     In 2010, we exceeded the semi-annual compensation EBITDA targets set for the first and second half of 2010 by 26.2% and 4.4%, respectively.

     In December 2010, our Compensation/Stock Option Committee determined that diluted cash EPS was the most relevant performance measurement criterion for our business as a result of our reduction in leverage and decided to use it as the performance target metric for fiscal year 2011 bonus awards and as the fiscal year 2011 performance metric included in the performance-based restricted stock awards granted to Mr. Schultz and Mr. Recchia (discussed below). For fiscal year 2011, we defined diluted cash EPS as net earnings plus depreciation, amortization, stock-based compensation expense and loss on retirement of debt, net of tax, less capital expenditures, divided by weighted diluted shares outstanding. We are not including the semi-annual compensation diluted cash EPS targets for fiscal year 2011 in this proxy statement because our board of directors has determined that these targets and the related semi-annual bonus opportunities do not materially affect a fair understanding of our named executive officers’ cash bonus compensation for fiscal year 2010.
          (b) One-Time Success Bonuses
     In February 2010, we successfully settled our various, long-standing lawsuits against News America Marketing, pursuant to which News America Marketing, among other things, paid us $500.0 million in cash. In the first quarter of 2010, after consultation with Towers Watson, our Compensation/Stock Option Committee awarded special bonuses to certain of our employees (including our named executive officers). In making its determination, our Compensation/Stock Option Committee awarded individuals who it believed contributed over a multi-year period to the lawsuits, our legal victory in 2009 and our successful settlement of all remaining claims in 2010 and who may have previously received lower compensation as a result of the damages suffered by our Company due to the claims underlying the lawsuits. Accordingly, our Compensation/Stock Option Committee approved one-time special cash bonuses to each of the named executive officers. In addition to the cash bonuses awarded to our named executive officers, our Compensation/Stock Option Committee awarded Mr. Schultz and Mr. Recchia each with a commemorative timepiece in recognition of their continued leadership, dedication, commitment and conviction throughout the four-year litigation with News America Marketing. See the Summary Compensation Table for Fiscal Year 2010 for additional information regarding the one-time special cash bonuses and commemorative timepieces.
     Equity Compensation
     We believe that equity compensation fosters a long-term perspective on the part of our executives that is both necessary for our success and ensures that the executives properly focus on increasing stockholder value. Non-cash compensation of named executive officers historically has consisted of stock options and restricted stock granted under our 2008 Omnibus Incentive Compensation Plan. In December 2010, our Compensation/Stock Option Committee approved grants of performance-based restricted stock award under, and consistent with the terms of, our 2008 Omnibus Incentive Compensation Plan for certain of our named executive officers. We believe this structure of stock option and restricted stock grants (both contractual-based and performance-based) provides an appropriate balance among aligning executive interests with those of our stockholders, encouraging executive retention, and rewarding executives for sustained performance results. Whether our named executive officers receive stock options or restricted stock will depend on a variety of factors, which may include their role at our Company, the combination of equity awards that they have previously received, applicable accounting treatment, our Company’s equity burn rate and the availability of shares of common stock under our equity compensation plan.
     (1) Stock Price Performance-Accelerated Options
     Historically, our Compensation/Stock Option Committee has granted stock price performance-accelerated options to our named executive officers. The exercise price of each stock option awarded to our named executive officers under our 2008 Omnibus Incentive Compensation Plan is the closing sales price of our common stock on the date of grant. The grant dates are determined without regard to anticipated earnings or other major announcements by us.
     To further strengthen the commonality of interest between named executive officers and our stockholders, these performance-accelerated stock options provide accelerated vesting in one-third increments as our common stock meets certain specified price per share targets, which are typically increases of $5.00, $10.00 and $15.00 per share over the then-current fair market value at the time of grant; provided that in no event shall any option be exercised for the first six months following the date of grant and provided further such market price targets must be achieved within three years from the date of grant of the option. While our Compensation/Stock Option Committee adjusted the targets to increases of $3.00, $6.00 and $9.00 per share over the then-current fair market value at the time of grant for discretionary awards granted during fiscal year 2009 in light of the decline in our stock price and the general economic downturn, our Compensation/Stock Option Committee re-evaluated these targets again in December 2009. Due to the increase in our stock price in late 2009 and the signs of economic recovery, our Compensation/Stock Option Committee increased the targets to the historical amounts of $5.00, $10.00 and $15.00 per share over the then-current fair market value at the time of grant for all grants on or after January 1, 2010. Generally, if our common stock does not reach the price per share targets, these options vest in full after five years from the date of grant for all of our named executive officers except Mr. Schultz, whose options vest in full after three years from the date of grant. Our Compensation/Stock Option Committee believes that these stock price performance-accelerated options provide even greater motivation for our named executive officers to achieve our performance targets and to align interests with those of our stockholders.
     Although we typically grant discretionary options to our executive officers once a year in January, as discussed above, our Compensation/Stock Option Committee decided to grant stock options and our performance-based restricted stock awards (described below) in December 2010 that typically would have been granted in January of 2011. Therefore, in 2010, our Compensation/Stock Option Committee granted discretionary options to purchase shares of our common stock in January and December to our named executive officers as follows: Mr. Schultz (350,000 in January), Mr. Recchia (200,000 in January), Mr. Herpich (100,000 in January; 30,000 in December), Mr. Mason (70,000 in January; 37,500 in December) and Mr. Husselbee (42,000 in January; 15,000 in December). The size of the stock option awards granted to Messrs. Herpich, Mason and Husselbee in December 2010 was reduced compared to the January 2010 awards in light of the increase in our stock price during fiscal year 2010 and our effort to keep the overall value of stock option compensation comparable to the December grant. Our Compensation/Stock Option Committee granted Mr. Schultz and Mr. Recchia performance-based restricted stock awards in December 2010 in lieu of discretionary stock option grants. See the section below entitled “Restricted Stock—Performance-Based Restricted Stock Awards” for additional information regarding such awards.
     Stock options will become immediately exercisable in the event of a change of control of our Company (as defined in the plan) unless otherwise provided in an individual award agreement. Stock options will, depending on the date of grant of the applicable awards, become immediately exercisable or, pursuant to the Rule of 75 policy, continue to vest and remain exercisable in accordance with the terms of the applicable award agreement, upon certain events of termination as specified in an individual award agreement and upon the death and disability of the grantee. For additional information regarding the Rule of 75 policy, see “—Compensation-Setting Process.”
     (2) Restricted stock
     We believe that grants of restricted stock further a sense of stock ownership by our named executive officers, further tie their compensation to our performance, further align their interests with those of our stockholders and give us a significant advantage in retaining and motivating key executives.
          (a) Contractual-Based Restricted Stock Awards
     Messrs. Recchia and Herpich are entitled to 2,250 shares of restricted stock each fiscal year under the terms of their employment agreements, which are generally granted on the first day of the subsequent fiscal year. They are entitled to earn an additional 2,250 shares of restricted stock if our Compensation/Stock Option Committee determines that 80% of the performance target has been met and an additional 2,250 shares of restricted stock if 115% of the performance target has been met. The applicable performance target is set by our Compensation/Stock Option Committee each year. Our Compensation/Stock Option Committee used the same compensation EBITDA target used for the incentive bonuses as the performance target for restricted stock awards granted for 2009. See “Cash Compensation—Incentive Bonuses—2010 Performance Targets” for the actual target selected for 2010. During 2010, the 80% performance target was satisfied; however, the 115% performance target was not satisfied. Therefore, each of Messrs. Recchia and Herpich received 2,250 shares of restricted stock, plus an additional performance-based award of 2,250 shares of restricted stock. In order to enhance the awards’ ability to incentivize longer term focus and retention, the shares of restricted stock granted to Messrs. Recchia and Herpich are subject to vesting in approximately equal portions over a three-year period.
     Starting January 1, 2009, based on a recommendation by Towers Watson and in order to further tie his compensation to our performance, Mr. Schultz’s restricted stock incentives became tied entirely to our financial performance. Pursuant to his employment agreement, for fiscal year 2009 and for each fiscal year thereafter during the term of his employment agreement, including fiscal year 2010, Mr. Schultz is entitled to receive a grant of 11,250 shares of restricted stock each fiscal year if our Compensation/Stock Option Committee determines that 70% of the performance target has been met. Mr. Schultz is entitled to an additional 11,250 shares of restricted stock if our Compensation/Stock Option Committee determines that 80% of the performance target has been met and an additional 11,250 shares of restricted stock if our Compensation/Stock Option Committee determines that 115% of the performance target has been met, all of which are generally granted on the first day of the subsequent fiscal year. During 2010, the 70% and 80% performance targets were satisfied; however, the 115% performance target was not satisfied. Therefore, Mr. Schultz received a performance-based award of 22,500 shares of restricted stock for fiscal year 2010. The shares received in connection with satisfying 70% of the performance target vest ratably over three years, while the shares received in connection with satisfying 80% of the performance target vest one year from the date of grant.
     Although Mr. Mason and Mr. Husselbee are not entitled to restricted stock under the terms of an employment agreement, our Compensation/Stock Option Committee occasionally awards them discretionary grants, typically subject to vesting in approximately equal portions over a three-year period. Our Compensation/Stock Option Committee granted Mr. Husselbee 12,250 shares of restricted stock on January 1, 2010 for his performance in 2009 and in light of the fact that Mr. Husselbee did not receive any restricted stock in 2009 due to the expiration of his employment agreement and our then-contemplated sale of NCH.
          (b) Performance-Based Restricted Stock Awards
     Our Compensation/Stock Option Committee approved grants of performance-based restricted stock to certain of our named executive officers under, and consistent with the terms of, our 2008 Omnibus Incentive Compensation Plan in an effort to (i) further align our executives’ interests with those of our stockholders and drive performance, (ii) further reward and incentivize management, and (iii) improve our Company’s equity burn rate, resulting in less dilution to our stockholders, and better manage the number of shares granted under our 2008 Omnibus Incentive Compensation Plan. Restrictions on the performance-based restricted shares will lapse only upon the achievement of previously-established annual financial performance metrics or upon attainment of specified stock prices within a specified time period.
     In December 2010, our Compensation/Stock Option Committee granted Messrs. Schultz and Recchia performance based restricted stock awards in the following amounts: Mr. Schultz (100,000) and Mr. Recchia (50,000). The restricted shares vest in accordance with the following terms: (a) one-third of the restricted shares vest and the restrictions with respect to those restricted shares will lapse if our actual diluted cash EPS for our 2011 fiscal year is at least 70% of the target set by our Board of Directors in December 2010 or if our common stock increases five dollars ($5.00) above the fair market value of our common stock on the grant date; (b) one-third of the restricted shares shall vest and the restrictions with respect to those restricted shares shall lapse if our performance for our 2012 fiscal year meets or exceeds a specified metric determined by our Compensation/Stock Option Committee before the end of the first quarter of our 2012 fiscal year or if our common stock increases ten dollars ($10.00) above the fair market value of our common stock on the grant date; and (c) the remaining one-third of the restricted shares shall vest and the restrictions with respect to those restricted shares shall lapse if our performance for our 2013 fiscal year meets or exceeds a specified metric determined by our Compensation/Stock Option Committee before the end of the first quarter of our 2013 fiscal year or if our common stock increases fifteen dollars ($15.00) above the fair market value of our common stock on the grant date; provided, however, that such stock price targets must be achieved within three years from the grant date. If vesting occurs pursuant to (a), (b) or (c) because the specified performance metric is achieved (e.g. diluted cash EPS for fiscal year 2011), then no vesting can occur pursuant to the corresponding stock price appreciation target and, similarly, if vesting occurs pursuant to (a), (b) or (c) because the stock price appreciation target is met, then no vesting can occur pursuant to achievement of the corresponding performance metric.
     Shares of contractual-based restricted stock granted to executives vest immediately upon the death or disability of the grantee or upon a change of control of our Company or other special circumstances and, pursuant to the Rule of 75 policy, will continue to vest in accordance with the terms of the applicable award agreement in the event of voluntary termination. Shares of performance-based restricted stock vest immediately upon a change of control of our Company and, pursuant to the Rule of 75 policy, continue to remain eligible for vesting in accordance with the terms of the applicable award agreement upon the death or disability of the grantee or other special circumstances, including voluntary termination. For additional information regarding the Rule of 75 policy, see “—Compensation-Setting Process.”
     Voluntary Stock Ownership Guidelines
     To align the interests of executive officers with the interest of our stockholders, we have adopted the following voluntary guidelines for executive officers to maintain a minimum number of shares in our common stock:

Chief Executive Officer of Valassis:	4X annual base salary

Executive Vice Presidents of Valassis and President of NCH:	3X annual base salary

Senior Vice Presidents of Valassis:	2.5X annual base salary

Vice Presidents of Valassis:	1.5X annual base salary
     Executives have four years from an initial promotion to the Vice President level to be in compliance with these voluntary guidelines, and two years from each subsequent promotion to a new level.
     Shares that count toward the satisfaction of the guidelines include: (i) shares of our common stock owned outright by the executive or members of the executive’s immediate family living in the same household, (ii) shares of our common stock held in trust for the benefit of the executive and the executive’s immediate family, (iii) restricted shares of our common stock issued and held by the executive under our restricted stock award plans, (iv) shares of our common stock held for the benefit of our executives in our retirement and savings plans, and (v) the value of in-the-money stock options.
     Currently, all of our named executive officers satisfy their respective stock ownership guidelines.

     Retirement Plans
     Executive officers (as well as all of our employees) also are eligible to participate in the Valassis Employees’ Retirement Savings Plan, subject to its terms, and certain named executive officers are eligible to participate in the Supplemental Benefit Plan, which provides for supplemental benefits to those participants for a period of 10 years commencing upon death, retirement or other voluntary or involuntary termination of employment. The benefits provided by our Supplemental Benefit Plan are payable annually, for a period of 10 years, commencing upon retirement, death or other termination of employment (or six months and a day thereafter with respect to certain amounts that were not earned and vested on December 31, 2004). The annual amount of supplemental benefit takes into account the participant’s years of service with our Company and a percentage of the participants annual base compensation for a period of time prior to retirement or other termination with our Company. Historically, base compensation excluded all bonuses, commissions or other compensation of any kind. However, after a review of an analysis prepared by Towers Perrin, we amended the Supplemental Benefit Plan in July 2010 to include bonus amounts (not to include any special, ad hoc, or one-time bonuses, including without limitation, the one-time success bonuses awarded in fiscal year 2010) to the extent such amounts exceed one hundred percent (100%) of a participant’s annual base pay. In determining who is eligible to participate in the Supplemental Benefit Plan, our Compensation/Stock Option Committee evaluates our overall compensation structure, the terms of the individual employment agreements and our need to provide competitive compensation arrangements in order to attract, retain and motivate key executives. Messrs. Schultz, Recchia and Herpich participate in the Supplemental Benefit Plan. The termination arrangements fit into our overall compensation objectives and reflect our historical pattern of providing our Chief Executive Officer with the highest level of compensation, followed by our Chief Financial Officer and then our executive vice presidents.
     Non-Compete Provisions
     We place significant importance on protecting our interests by including meaningful non-compete provisions in the executive employment agreements. As a general principle, the more we believe that the industry values the executive, the more essential the non-compete is to us. Accordingly, Mr. Schultz’s employment agreement contains a mandatory seven-year non-compete provision following termination. Mr. Recchia’s employment agreement contains a mandatory two-year non-compete restriction. The mandatory non-compete provision for Mr. Recchia is coupled with a mandatory obligation by him to provide advisory and consulting services during such two-year period. In the case of Messrs. Herpich, Mason and Husselbee, each of their employment agreements provide that the non-competition provision may continue for up to two years following the termination of such executive’s employment, at our option (or the option of NCH, in the case of Mr. Husselbee), provided that we pay such executive his then-existing annual base salary during the extended period.
     See the sections entitled “Pension Benefits” and “Potential Payments and Benefits Upon Termination” for additional information.
     Perquisites and Other Personal Benefits
     Pursuant to the terms of their individual employment agreements, our named executive officers are entitled to perquisites and personal benefits including all or a combination of, a car allowance, tax and accounting advice and country club membership. In addition, our named executive officers are entitled to use a private airplane from time to time. Our Aircraft Policy allows our named executive officers to bring family and others on business and other flights aboard the private aircraft; provided that all aircraft use, whether by the named executive officer and/or others or for business or personal reasons, must be approved by our Chief Executive Officer.
     We do not feel that perquisites should play an important role in the compensation of our executives, but also feel that the benefits described above are reasonable and in line with those provided to management level employees at similar companies and align with our overall compensation goal of providing competitive compensation to our executive officers that maximizes the interests of our stockholders.
     Change of Control
     Our named executive officers are entitled to certain benefits upon a change of control (as defined in our applicable stock plan). These change of control benefits are designed to promote stability and continuity of senior management in the face of the potential uncertainty that a change of control may bring. Information regarding applicable payments upon a change of control for the named executive officers is provided under the heading “Potential Payments and Benefits Upon Termination.”

INCOME TAX AND ACCOUNTING CONSIDERATIONS
     In the event total compensation for any named executive officer exceeds the $1 million threshold at which tax deductions are limited under Code Section 162(m), our Compensation/Stock Option Committee balances tax deductibility of executive compensation with its responsibility to retain and motivate executives with competitive compensation programs. As a result, our Compensation/Stock Option Committee may take such actions as it deems to be in the best interests of the stockholders, including: (i) provide non-deductible compensation above the $1 million threshold; (ii) require deferral of a portion of the bonus or other compensation to a time when payment may be deductible by us; and/or (iii) modify existing programs to qualify bonuses and other performance-based compensation to be exempt from the deduction limit.
COMPENSATION/STOCK OPTION COMMITTEE REPORT
     We, the Compensation/Stock Option Committee of the Board of Directors of Valassis Communications, Inc, have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.
     This Compensation/Stock Option Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.
COMPENSATION/STOCK OPTION COMMITTEE
Patrick F. Brennan, Chairman
Dr. Walter H. Ku
Thomas J. Reddin

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2010
     The following Summary Compensation Table sets forth the compensation of our named executive officers during the 2010, 2009 and 2008 fiscal years; however, 2009 and 2008 information is not provided for Mr. Mason as he was not a named executive officer during such fiscal years.

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred		All Other
				Awards	Awards	Compensation	Compensation		Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	($) (2)	($) (3)	($) (4)	Earnings ($) (5)		($) (6)	Total ($)
Alan F. Schultz	2010	1,000,000	3,500,000	4,097,275	3,234,000	1,646,667	1,527,775		234,110	15,239,827
Chief Executive Officer,	2009	1,000,000	—	29,700	396,000	2,000,000	474,951		48,195	3,948,846
President and Director	2008	930,000	—	263,025	5,380,500	429,692	255,404		55,012	7,313,633
Robert L. Recchia	2010	515,000	2,000,000	1,863,755	1,848,000	515,000	170,707		66,925	6,979,387
Executive Vice President,	2009	515,000	—	5,940	126,000	515,000	224,672		27,170	1,413,782
Chief Financial Officer, Treasurer and Director	2008	515,000	—	52,605	444,000	257,442	48,007		27,188	1,344,242
Richard Herpich	2010	372,000	130,000	123,255	1,386,600	372,000	175,637		34,295	2,593,787
Executive Vice President,	2009	372,000	—	5,940	72,000	323,640	102,148		37,726	913,454
Strategic Initiatives	2008	372,000	—	52,605	444,000	156,209	—	(7)	38,296	1,063,110
Robert A. Mason(8)	2010	319,508	50,000	—	1,225,050	319,508	—		33,038	1,947,104
Executive Vice President, Sales and Marketing
Brian Husselbee	2010	288,000	40,000	223,685	619,380	285,120	—		25,122	1,481,307
President and Chief Executive Officer of NCH Marketing Services, Inc	2009	288,000	—	—	—	288,000	—		24,988	600,988
	2008	288,000	—	29,225	88,800	198,705	—		23,130	627,860

(1)	This column represents one-time special cash bonuses awarded to each of the named executive officers in connection with our successful settlement of our long-standing lawsuits against News America Marketing in February 2010, pursuant to which News America Marketing, among other things, paid us $500.0 million in cash.

(2)	This column represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (excluding estimated forfeitures based on service-based vesting conditions). For additional information, refer to Note 10 of our financial statements in our Form 10-K for the year ended December 31, 2010, as filed with the SEC. See the “Grants of Plan-Based Awards” Table for additional information on awards made in 2010. These amounts do not represent the actual amounts paid to or realized by the name executive officers during fiscal year 2010.

(3)	This column represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (excluding estimated forfeitures based on service-based vesting conditions). For additional information, refer to Note 10 of our financial statements in our Form 10-K for the year ended December 31, 2010, as filed with the SEC. See the “Grants of Plan-Based Awards” Table for additional information on awards made in 2010. These amounts do not represent the actual amounts paid to or realized by the named executive officers during fiscal year 2010.

(4)	This column reflects amounts earned for each year (whether payable in such year or the subsequent year) pursuant to bonus opportunities established under the named executive officers’ employment agreements, and, in the case of Mr. Schultz, in accordance with our 2008 Senior Executives Semi-Annual Bonus Plan. The compensation EBITDA performance targets for fiscal years 2008, 2009 and 2010 were set by our Compensation/Stock Option Committee as described in the Compensation Discussion and Analysis. In addition, a portion of the performance targets for Messrs. Herpich, Mason and Husselbee were set by our Chief Executive Officer.

(5)	This column represents the change during each year in the present value of the benefits payable under the Supplemental Benefit Plan to each of Messrs. Schultz, Recchia and Herpich, the participants under the plan. See the section entitled “Pension Benefits” for additional information, including the present value assumptions used in this calculation. We do not maintain a nonqualified deferred compensation plan.

(6)	The compensation represented by the amounts set forth in the All Other Compensation column for the named executive officers are actual costs associated with each item of compensation, except with respect to aircraft usage which are incremental costs to our Company, and are detailed in the following table.

		Common Stock
		Match in	Contribution to
		Employee	Employee	Tax	Car	Country		Other Personal
		Stock Purchase	Profit Sharing	Preparation	Allowance	Club Dues	Private Air	Benefits
Name	Year	Plan ($) (a)	Plan ($) (b)	Fees ($)	($)	($)	Travel($)(c)	($)
Alan F. Schultz	2010	—	9,800	15,640	14,815	15,208	143,740	34,907	(d)
	2009	—	11,025	9,010	13,652	14,508	—	—
	2008	—	9,430	17,260	12,914	15,408	—	—
Robert L. Recchia	2010	—	9,800	1,440	9,278	7,020	—	39,387	(e)
	2009	—	11,025	1,440	9,355	5,350	—	—
	2008	1,188	9,430	1,225	9,045	6,300	—	—
Richard Herpich	2010	—	9,800	—	9,287	15,208	—	—
	2009	—	11,025	—	10,565	16,136	—	—
	2008	1,727	9,430	—	11,103	16,036	—	—
Robert A. Mason	2010	—	9,800	—	13,158	10,080	—	—
Brian Husselbee	2010	—	9,800	—	14,439	—	—	883	(f)
	2009	—	11,025	—	13,963	—	—	—
	2008	—	9,430	—	13,700	—	—	—

(a)	Although we terminated the matching contribution feature of our Employee Stock Purchase Plan effective January 1, 2008, this amount reflects a matching restricted stock contribution to the named executive officer’s employee stock purchase plan account made in 2007, which vested in 2008. The matching contributions are equal to 25% of the executive’s contribution to the Employee Stock Purchase Plan, pursuant to which all employees were eligible to participate, and are in the form of our common stock. We terminated the Employee Stock Purchase Plan in December 2010.

(b)	This column represents discretionary contributions we made on behalf of the named executive officers to our Employees’ Profit Sharing Plan, pursuant to which all employees participate.

(c)	The calculation of incremental cost for personal use of private aircraft includes the following variable costs incurred as a result of personal flight activity: aircraft fuel, a portion of ongoing maintenance and repairs, catering, landing fees, flight crew expenses, including layover costs, if any, costs incurred for “deadhead” flights (i.e. flights without passengers) and the amount of disallowed tax deductions associated with use of the aircraft. It excludes non-variable costs, such as hanger fees, general administrative costs and insurance payments, which would have been incurred regardless of whether there was any personal use of aircraft. Aggregate incremental cost, if any, of travel by the named executive officer’s family or other guests when accompanying the named executive officer on both business and non-business occasions is also included. For income tax purposes, the amount included in the named executive officer’s income is based on IRS regulations and is generally lower than the amount included in the table above. This amount is not grossed-up for taxes.

(d)	Represents $20,665 for the actual cost of a commemorative timepiece given to such named executive officer in connection with the settlement of our long-standing lawsuits against News America Marketing in February 2010 and $14,242 for the associated tax gross-up payment made by us in connection with the commemorative timepiece.

(e)	Represents $22,725 for the actual cost of a commemorative timepiece given to such named executive officer in connection with the settlement of our long-standing lawsuits against News America Marketing in February 2010, $15,662 for the associated tax gross-up payment made by us in connection with the commemorative timepiece and a $1,000 cash prize won at a company leadership function.

(f)	Represents $535 for the actual cost of a prize won at a company leadership function and $348 for the associated tax gross-up payment made by us in connection with the prize.

(7)	This does not include an amount for the change during 2008 in the present value of benefits payable under our Supplemental Benefit Plan to Mr. Herpich because the actual change was negative. This decrease of $79,178 was due to a change in the discount rate used in the calculation of present value of accumulated benefits from 5% in 2007 to 6% in 2008.

(8)	Mr. Mason was not a named executive officer during fiscal year 2009 or 2008.

GRANTS OF PLAN-BASED AWARDS IN 2010 FISCAL YEAR
     The following table shows the range of potential payments that could have been earned under the cash incentive awards granted to our named executive officers in 2010, as well as the time-vested and performance-based stock awards granted to them during the year ended December 31, 2010.

						Stock		Option			Grant Date
		Estimated Possible				Awards:		Awards:		Exercise	Fair Value
		Payouts Under Non-				Number		Number		or Base	of Stock
		Equity Incentive Plan				of Shares		of Shares		Price of	and
		Awards				of Stock		of Stock		Option	Options
	Grant	Threshold		Target		or Units		or Units		Awards	Awards
Name	Date	($)		($)		(#) (1)		(#)		($/Sh) (2)	($) (3)
Alan F. Schultz	1/1/10					33,750	(4)				616,275
	1/1/10							350,000	(5)	18.26	3,234,000
	12/14/10					100,000	(6)				3,481,000
		16,667	(7)	1,000,000	(8)
		16,667	(7)	1,000,000	(8)
Robert L. Recchia	1/1/10					6,750	(9)				123,255
	1/1/10							200,000	(5)	18.26	1,848,000
	12/14/10					50,000	(6)				1,740,500
		8,583	(7)	257,500	(10)
		8,583	(7)	257,500	(10)
Richard Herpich	1/1/10					6,750	(11)				123,255
	1/1/10							100,000	(5)	18.26	924,000
	12/14/10							30,000	(12)	34.81	462,600
		3,100	(7)	93,000	(10)
		3,100	(7)	279,000	(13)
Robert A. Mason	1/1/10							70,000	(5)	18.26	646,800
	12/14/10							37,500	(12)	34.81	578,250
		2,663	(7)	79,877	(10)
		2,663	(7)	239,631	(13)
Brian Husselbee	1/1/10					12,250	(14)				223,685
	1/1/10							42,000	(5)	18.26	388,080
	12/14/10							15,000	(12)	34.81	231,300
		2,400	(7)	72,000	(10)
		2,400	(7)	216,000	(13)

(1)	Pursuant to Messrs. Schultz’s, Recchia’s and Herpich’s respective employment agreements, we deliver annual restricted stock awards to such executives in January for service and performance in the preceding fiscal year. Accordingly, this column reflects the restricted stock grants made to such executives on January 1, 2010 for performance in 2009. For information regarding our annual restricted stock awards to Messrs. Schultz, Recchia and Herpich relating to 2010, see “Executive Compensation/Compensation Discussion and Analysis—Compensation Elements—Equity Compensation—Restricted Stock—Contractual-Based Restricted Stock Awards.” Messrs. Mason and Husselbee are not entitled to grants of restricted stock under their employment agreements; however, they may receive discretionary grants of restricted stock. This column reflects a grant to Mr. Husselbee on January 1, 2010 for performance in 2009. This column also reflects the performance-based restricted stock grants made to Mr. Schultz and Mr. Recchia on December 14, 2010, which relates to future performance as discussed in footnote 6 below.

(2)	This exercise price represents the closing sales price of our common stock on the date of grant.

(3)	This column shows the full grant date fair value of equity awards granted in 2010 determined in accordance with FASB ASC Topic 718, except that no assumptions as to forfeitures were made. A discussion of the assumptions used in calculating grant date fair value is set forth in Note 10 of the financial statements in the Form 10-K for the year ended December 31, 2010, as filed with the SEC.

(4)	This amount reflects awards granted to Mr. Schultz for fiscal 2009 performance. Pursuant to his employment agreement, Mr. Schultz was entitled to receive 11,250 shares of restricted stock if our Company achieved 70% of the compensation EBITDA target in 2009, which shares vest ratably over three years. Mr. Schultz was entitled to an additional 11,250 shares of restricted stock if our Company achieved 80% of the compensation EBITDA target in 2009 and was entitled to an additional 11,250 shares of restricted stock if our Company achieved 115% of the compensation EBITDA target in 2009. In these two cases, the restricted stock vests one year from the date of grant. During 2009, the 70%, 80% and 115% performance targets were satisfied. Therefore, Mr. Schultz was entitled to a total restricted stock grant of 33,750 shares for 2009. Although in accordance with his employment agreement such grant was not awarded to Mr. Schultz until January 1,

2010, the award pertains to fiscal 2009 and we recognized a portion of the award for financial statement reporting purposes in 2009.

(5)	Reflects a discretionary grant of options that become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing price per share of our common stock is equal to or exceeds $23.26, $28.26, and $33.26, respectively. In any event, however, the options vest in full on January 1, 2015 and will be exercisable until January 1, 2017.

(6)	Reflects a discretionary grant of performance-based restricted stock, which only vests if designated financial metrics or stock price appreciation targets are achieved during a specified period. For additional information regarding the vesting schedule see “Executive Compensation/Compensation Discussion and Analysis—Compensation Elements—Equity Compensation—Restricted Stock—Performance-Based Restricted Stock Awards.”

(7)	These amounts reflect the minimum value of the potential incentive cash bonus payout if our compensation EBITDA exceeded 70% of the compensation EBITDA target for each applicable six-month performance period. The compensation EBITDA target is set by our Compensation/Stock Option Committee, as more fully described in the “Compensation Discussion and Analysis.” See the “Compensation Discussion and Analysis” for additional information regarding the bonus opportunities for fiscal year 2010. Actual bonus amounts earned in 2010 by our named executive officers are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(8)	These amounts reflect the value of the potential incentive cash bonus payout if 115% of the compensation EBITDA target was satisfied for each applicable six-month performance period. See the “Compensation Discussion and Analysis” for additional information regarding the bonus opportunities for fiscal year 2010. Actual bonus amounts earned in 2010 by our named executive officers are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(9)	This amount reflects awards granted to Mr. Recchia for fiscal 2009 performance. Pursuant to his employment agreement, Mr. Recchia was entitled to receive a non-performance based grant of 2,250 shares of restricted stock for fiscal 2009. Mr. Recchia was entitled to an additional 2,250 shares of restricted stock if our Company achieved 80% of the compensation EBITDA target in 2009 and was entitled to an additional 2,250 shares of restricted stock if our Company achieved 115% of the compensation EBITDA target in 2009. During 2009, the 80% and 115% performance targets were satisfied. Therefore, Mr. Recchia was entitled to an additional award of 4,500 restricted shares and a total restricted stock grant of 6,750 shares for 2009. Restricted shares awarded to Mr. Recchia vest ratably over three years. Although in accordance with his employment agreement such grant was not awarded to Mr. Recchia until January 1, 2010, the award pertains to fiscal 2009 and we recognized a portion of the award for financial statement reporting purposes in 2009.

(10)	These amounts reflect the value of the potential incentive cash bonus payout if 100% of the compensation EBITDA target was satisfied for each applicable six-month performance period. See the “Compensation Discussion and Analysis” for additional information regarding the bonus opportunities for fiscal year 2010. Actual bonus amounts earned in 2010 by our named executive officers are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(11)	This amount reflects awards granted to Mr. Herpich for fiscal 2009 performance. Pursuant to his employment agreement, Mr. Herpich was entitled to receive a non-performance based grant of 2,250 shares of restricted stock for fiscal 2009. Mr. Herpich was entitled to an additional 2,250 shares of restricted stock if our Company achieved 80% of the compensation EBITDA target in 2009 and was entitled to an additional 2,250 shares of restricted stock if our Company achieved 115% of the compensation EBITDA target in 2009. During 2009, the 80% and 115% performance targets were satisfied. Therefore, Mr. Herpich was entitled to an additional award of 4,500 restricted shares and a total restricted stock grant of 6,750 shares for 2009. Restricted shares awarded to Mr. Herpich vest ratably over three years. Although in accordance with his employment agreement such grant was not awarded to Mr. Herpich until January 1, 2010, the award pertains to fiscal 2009 and we recognized a portion of the award for financial statement reporting purposes in 2009.

(12)	Reflects discretionary grants of options that become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing price per share of our common stock is equal to or exceeds $39.81, $44.81 and $49.81, respectively. In any event, however, the options vest in full on December 14, 2015 and will be exercisable until December 14, 2017.

(13)	This amounts reflects the value of the potential incentive cash bonus payout if (i) 100% of the compensation EBITDA annual target was satisfied and (ii) the named executive officer achieved his individual annual performance targets set by our Chief Executive Officer. See the “Compensation Discussion and Analysis” for additional information regarding the bonus opportunities for fiscal year 2010. Actual bonus amounts earned in 2010 by our named executive officers are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(14)	Reflects a discretionary award of restricted stock granted to Mr. Husselbee, which vests ratably over three years.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
     We have employment agreements with each of our named executive officers. The following summary of certain provisions of these employment agreements does not purport to be complete and is subject to and is qualified in its entirety by reference to the actual text of the employment agreements of the named executive officers, copies of which are exhibits to our SEC filings.
     Mr. Schultz’s employment agreement expires January 1, 2012, Mr. Herpich’s employment agreement expires June 30, 2011, Mr. Recchia’s employment agreement expires December 31, 2012, Mr. Mason’s employment agreement expires June 30, 2013 and Mr. Husselbee’s employment agreement expires September 30, 2012. Pursuant to their respective employment agreements and modest salary increases for Messrs. Schultz, Recchia, Mason (whose increase was off-set by the removal of a cost of living adjustment he had previously received when he lived in Connecticut) and Husselbee in January 2011, Mr. Schultz is entitled to an annual base salary equal to $1,030,000, Mr. Recchia is entitled to an annual base salary equal to $530,450, Mr. Herpich is entitled to an annual base salary equal to $372,000, Mr. Mason is entitled to an annual base salary equal to $314,580 and Mr. Husselbee is entitled to an annual base salary equal to $296,640. For 2010, salaries paid to our named executive officers accounted for the following percentages of their total compensation: Mr. Schultz (6.6%), Mr. Recchia (7.4%), Mr. Herpich (14.3%), Mr. Mason (16.4%) and Mr. Husselbee (19.4%).
     Further, the employment agreements of each of Messrs. Herpich and Recchia provide that each executive is entitled to receive 2,250 shares of restricted stock for each year during the term of his respective employment agreement and up to an additional 4,500 shares of restricted stock for each year during the term of his employment agreement if we achieve certain performance targets. Effective January 1, 2009, with respect to grants of restricted stock awards for fiscal year 2009 and thereafter, Mr. Schultz is no longer entitled to any automatic grants of restricted stock but is eligible to receive up to 33,750 shares of restricted stock during each year of the term of his employment agreement if we achieve certain performance targets. In addition, Mr. Schultz’s employment agreement was amended, effective July 1, 2008, to provide that he is entitled to semi-annual bonuses of up to 100% of his annual salary if we achieve certain performance targets set by our Compensation/Stock Option Committee. Pursuant to the terms of his employment agreement, Mr. Recchia is entitled to semi-annual bonuses of up to 50% of his annual salary if we achieve certain performance targets set by our Compensation/Stock Option Committee. Messrs. Herpich’s, Mason’s and Husselbee’s employment agreements provide that they are entitled to a semi-annual bonus of up to 25% of their annual salary if we achieve certain performance targets set by our Compensation/Stock Option Committee and an annual bonus of up to 50% of their annual salary in accordance with certain performance targets set annually by our Chief Executive Officer in conjunction with our Compensation/Stock Option Committee. See the “Compensation Discussion and Analysis” for additional information regarding the vesting periods applicable to the restricted stock awards described in this paragraph.
     Provisions of the employment agreements of our named executive officers that relate to severance pay and termination benefits are described below in the section entitled “Potential Payments and Benefits Upon Termination.”
Non-equity Incentive Plan Compensation
     The non-equity incentive plan compensation set forth in the Summary Compensation Table for Fiscal Year 2010 reflects annual cash incentive compensation under the executives’ employment agreements and, in the case of Mr. Schultz, in accordance with our 2008 Senior Executives Semi-Annual Bonus Plan. For 2010, annual cash incentive compensation was earned based upon the achievement of a threshold compensation EBITDA target and, in the cases of Messrs. Herpich, Mason and Husselbee, additional individual performance targets, and is payable as a percentage of salary as set forth in the executive’s employment agreement.
     The threshold and target amounts set forth in the Grants of Plan-Based Awards in the Fiscal Year 2010 table represent the potential amounts that could have been earned if our compensation EBITDA exceeded 70% or achieved 100% (or 115% in the case of Mr. Schultz), respectively, of the compensation EBITDA target set by our Compensation/Stock Option Committee for each applicable six-month performance period.
Restricted Stock
     Contractual-Based Restricted Stock Awards. We grant restricted stock to Messrs. Schultz, Recchia and Herpich pursuant to our 2008 Omnibus Incentive Compensation Plan in amounts set forth in the executives’ employment agreements. From time to time, we grant, or have granted, restricted stock to Mr. Mason and Mr. Husselbee pursuant to our 2008 Omnibus Incentive Compensation Plan (or other applicable plan at the time) in discretionary amounts that are approved by our Compensation/Stock Option Committee. Each year, one-third of the shares of restricted stock provided for in the employment agreements of Messrs. Recchia and Herpich vest over a three-year period and are non- performance based. The remaining two-thirds of the shares of restricted stock granted pursuant to the employment agreements of Messrs. Recchia and Herpich are granted based upon the achievement of specified financial performance targets and then generally vest over a three-year period, beginning with the first anniversary of the grant date. For all grants on or prior to January 1, 2009, one-third of the shares of restricted stock provided for in Mr. Schultz’s employment agreement vest over a three-year period and are non-performance based. The remaining two-thirds of the shares of restricted stock granted pursuant to Mr. Schultz’s employment agreement were granted based upon the achievement of specified financial performance targets and then generally vest over a one-year period, beginning with the first anniversary of the grant date. Effective January 1, 2009, all of the subsequent shares of restricted stock granted pursuant to Mr. Schultz’s employment agreement, including those granted for fiscal 2010, are granted based upon the achievement of specified performance targets and then vest over a three-year or one-year period depending on the level of performance achieved, beginning with the first anniversary of the grant date. For more information about these performance targets and the vesting schedules, see “Compensation Discussion and Analysis.”
     Performance-Based Restricted Stock Awards. In December 2010, our Compensation/Stock Option Committee granted discretionary, performance-based restricted stock awards to Mr. Schultz and Mr. Recchia pursuant to our 2008 Omnibus Incentive Compensation Plan. These awards could vest annually in one-third increments upon the achievement of previously-established financial performance metrics or upon attainment of specified stock prices, all within a three year time period. For more information about the 2011 financial performance metric and the stock price appreciation targets, see “Compensation Discussion and Analysis.”
     Shares of contractual-based restricted stock granted to executives vest immediately upon the death or disability of the grantee or upon a change of control of our Company or other special circumstances and, pursuant to the Rule of 75 policy, will continue to vest in accordance with the terms of the applicable award agreement in the event of voluntary termination. Shares of performance-based restricted stock vest immediately upon a change of control of our Company and, pursuant to the Rule of 75 policy, continue to remain eligible for vesting in accordance with the terms of the applicable award agreement upon the death or disability of the grantee or other special circumstances, including voluntary termination. For additional information regarding the Rule of 75 policy, see “Compensation Discussion and Analysis.”
     During the vesting period, the executives are the beneficial owners of the shares of restricted stock and possess all voting and dividend rights provided the executives remain employed. Currently, we have no plans to pay cash dividends.
Stock Options
     We grant stock options to our named executive officers pursuant to our 2008 Omnibus Incentive Compensation Plan. The option exercise price is equal to the closing sales price of our common stock on the date of grant. One-third of the stock options will vest upon achieving each of three common stock market price thresholds, provided that in any event the options will vest in full five years from the date of grant and have a term of two years thereafter. Generally, stock options are not transferable; however, our 2008 Omnibus Incentive Compensation Plan permits transfer (a) by will or the laws of descent and distribution or (b) to a family member (as defined in the Form S-8 Registration Statement under the Securities Act of 1933) as a gift or by a domestic relations order, only if, in each case, the transferee executes a written consent to be bound by the terms of the applicable stock option agreement.
     Stock options will become immediately exercisable in the event of a change of control of our Company (as defined in the plan) unless otherwise provided in an individual award agreement. Stock options will, depending on the date of grant of the applicable awards, become immediately exercisable or, pursuant to the Rule of 75 policy, continue to vest and remain exercisable in accordance with the terms of the applicable award agreement, upon certain events of termination as specified in an individual award agreement and upon the death and disability of the grantee. For additional information regarding the Rule of 75 policy, see “Compensation Discussion and Analysis.”
Additional Information
     We have provided additional information regarding the compensation we pay to our named executives, including, without limitation, the one-time success bonuses we paid in fiscal year 2010 related to our successfully settled litigation, in the “Compensation Discussion and Analysis” section of this proxy statement.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END
     The following table provides information on the holdings of stock option and stock awards by the named executive officers on December 31, 2010. This table includes options that are exercisable, unearned options (with performance conditions that had not been satisfied), unvested restricted stock and unearned stock (with performance conditions that had not been satisfied). The vesting schedule for each grant that has not yet vested is shown following this table, based on the option or stock award grant date. The market value of the stock awards is based on the closing market price of our stock as of December 31, 2010, which was $32.35. For additional information about the option awards and stock awards, see the description of equity incentive compensation in the “Compensation Discussion and Analysis” section of this proxy statement.

	Option Awards					Stock Award
			Equity Incentive
			Plan Awards:					Market
		Number of	Number of				Number of	Value of
		Securities	Securities				Shares or	Shares or
		Underlying	Underlying	Option			Units of	Units of
		Unexercised	Unexercised	Exercise	Option	Stock	Stock That	Stock That
	Option	Options (#)	Unearned Options	Price	Expiration	Grant	Have Not	Have Not
Name	Grant Date	Exercisable	(#)	($)	Date	Date	Vested (#)	Vested ($)

Alan F. Schultz	4/1/2004	135,000		30.76	4/1/2011
	10/1/2004	135,000		30.10	10/1/2011
	4/1/2005	135,000		35.26	4/1/2012
	4/1/2006	0	135,000	29.37	4/1/2013
	1/1/2007	15,000	30,000	14.50	1/1/2014
	1/1/2008	345,742		11.69	1/1/2015
	5/12/2008	550,000		16.18	5/12/2015
	1/2/2010	350,000		18.26	1/1/2017
						1/1/2008	3,750	12,131
						1/1/2009	7,500	242,625
						1/1/2010	11,250	363,938
						1/1/2010A	22,500	727,875
						12/14/2010	100,000	3,235,000
Robert L. Recchia	4/1/2004	56,250		30.76	4/1/2011
	10/1/2004	56,250		30.10	10/1/2011
	4/1/2005	56,250		35.26	4/1/2012
	4/1/2006	0	56,250	29.37	4/1/2013
	1/1/2007	8,334	16,666	14.50	1/1/2014
	7/1/2007	60,000		17.19	7/1/2014
	1/1/2008	100,000		11.69	1/1/2015
	1/1/2010	200,000		18.26	1/1/2017
						1/1/2008	1,500	48,525
						1/1/2009	3,000	97,050
						1/1/2010	6,750	218,363
						12/14/2010	50,000	1,617,500

	Option Awards					Stock Awards
			Equity Incentive
			Plan Awards:					Market
		Number of	Number of				Number of	Value of
		Securities	Securities				Shares or	Shares or
		Underlying	Underlying	Option			Units of	Units of
		Unexercised	Unexercised	Exercise	Option	Stock	Stock That	Stock That
	Option	Options (#)	Unearned Options	Price	Expiration	Grant	Have Not	Have Not
Name	Grant Date	Exercisable	(#)	($)	Date	Date	Vested (#)	Vested ($)

Richard Herpich	4/1/2004	56,143		30.76	4/1/2011
	10/1/2004	56,143		30.10	10/1/2011
	4/1/2005	56,143		35.26	4/1/2012
	1/1/2007	8,334	16,666	14.50	1/1/2014
	1/1/2010	100,000		18.26	1/1/2017
	12/14/2010		30,000	34.81	12/14/2017
						1/1/2008	1,500	48,525
						1/1/2009	3,000	97,050
						1/1/2010	6,750	218,363
Robert A. Mason	11/7/2001	10,000		31.55	11/7/2011
	12/3/2002	25,000		29.04	12/3/2012
	12/3/2002	3,438		29.04	12/3/2012
	12/2/2003	25,000		28.58	12/2/2013
	12/7/2004	5,000		34.54	12/7/2014
	12/6/2005	20,000		30.12	12/6/2015
	1/1/2007A	7,200	4,800	14.50	1/1/2017
	3/2/2007	4,800	3,200	16.63	3/2/2017
	1/1/2009	100,000		1.32	1/1/2016
	1/1/2010	70,000		18.26	1/1/2017
	12/14/2010		37,500	34.81	12/14/2017
						1/1/2008	1,500	48,525
Brian Husselbee	12/4/2001	6,000		35.51	12/4/2011
	10/1/2002	5,000		35.20	10/1/2012
	12/2/2003	25,000		28.58	12/2/2013
	12/7/2004	8,000		34.54	12/7/2014
	1/1/2007		16,666	14.50	1/1/2014
	12/14/2010		15,000	34.81	12/14/2017
						1/1/2008	833	26,948
						1/1/2010	12,250	396,288

Outstanding Option Awards Vesting Schedule

Grant Date	Vesting Schedule

4/1/2006	Vests in full on the fifth anniversary of the grant date.

1/1/2007A	Vests in increments of 20.0% per year until the options vest in full on the fifth anniversary of the grant date.

1/1/2007	Vests in full on the fifth anniversary of the grant date.

3/2/2007	Vests in increments of 20.0% per year until the options vest in full on the fifth anniversary of the grant date.

12/14/2010	Vests in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of our common stock is equal to or exceeds $39.81, $44.81 and $49.81, respectively; provided that such stock price targets are achieved within three years of the grant date. In any event, however, the options vest in full on the fifth anniversary of the grant date.
Outstanding Stock Awards Vesting Schedule

Grant Date	Vesting Schedule

1/1/2008	Vests in increments of 33.333%, 33.333% and 33.334% on each of the first three anniversaries of the grant date.

1/1/2009	Vests in increments of 33.333%, 33.333% and 33.334% on each of the first three anniversaries of the grant date.

1/1/2010	Vests in increments of 33.333%, 33.333% and 33.334% on each of the first three anniversaries of the grant date.

1/1/2010A	Vests in full on the first anniversary of the grant date.

12/14/2010	Vests (a) one-third if our actual diluted cash EPS for our 2011 fiscal year is at least 70% of the target set by our Board of Directors in December 2010 or if our common stock increases five dollars ($5.00) above the fair market value of our common stock on the grant date; (b) one-third if our performance for our 2012 fiscal year meets or exceeds a specified metric determined by our Compensation/Stock Option Committee before the end of the first quarter of our 2012 fiscal year or if our common stock increases ten dollars ($10.00) above the fair market value of our common stock on the grant date; and (c) one-third if our performance for our 2013 fiscal year meets or exceeds a specified metric determined by our Compensation/Stock Option Committee before the end of the first quarter of our 2013 fiscal year or if our common stock increases fifteen dollars ($15.00) above the fair market value of our common stock on the grant date; provided, however, that such stock price targets must be achieved within three years from the grant date. If vesting occurs pursuant to (a), (b) or (c) because the specified performance metric is achieved, then no vesting can occur pursuant to the corresponding stock price appreciation target and, similarly, if vesting occurs pursuant to (a), (b) or (c) because the stock price appreciation target is met, then no vesting can occur pursuant to achievement of the corresponding performance metric.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2010
     The following table provides information on the number of shares acquired on option exercises and the value realized upon the vesting of restricted stock by the named executive officers during the year ended December 31, 2010 (and before payment of any applicable withholding tax).

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares
	Acquired on	Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	Vesting ($) (2)

Alan F. Schultz	374,258	3,693,870	22,500	421,425
Robert L. Recchia	231,250	5,747,415	3,750	70,238
Richard Herpich	217,429	4,975,205	3,750	70,238
Robert A. Mason	120,000	2,586,415	2,250	42,143
Brian Husselbee	176,334	1,756,326	1,584	29,668

(1)	Amounts reflect the difference between the exercise price of the option and the closing market price at the time of exercise.

(2)	Amounts reflect the closing market value of the common stock on the day that the stock vested.
PENSION BENEFITS
     We established a Supplemental Benefit Plan in 1998 and amended the Plan in 2002, twice in 2008 and once in 2010. Our Supplemental Benefit Plan covers management employees who are designated by our Compensation/Stock Option Committee. Participating employees earn credited service for each year of continuous service with us. The annual amount of supplemental benefit is calculated by multiplying a participant’s years of credited service by 2% of the participant’s average annual base compensation while employed by us for the 36 months immediately preceding retirement or other termination of employment. The supplemental benefit is payable upon normal retirement, which age is presumed to be 65, or such earlier time as the participant is disabled, dies, is terminated without cause, voluntarily terminates his employment or there is a change of control of our Company. The amount of supplemental benefit provided by our Supplemental Benefit Plan was payable semi-annually and, as a result of an amendment to the Plan in March 2008, is now payable annually, for a period of 10 years, commencing upon retirement, death or other termination of employment (or six months and a day thereafter with respect to certain amounts that were not earned and vested on December 31, 2004). The Supplemental Benefit Plan also provides that each participant is entitled to continued medical, prescription and dental benefits on terms similar to those provided under company-sponsored plans for a period of 10 years following retirement or other termination of employment. The benefits under the Supplemental Benefit Plan are provided subject to the participating employee’s compliance with the non-competition and non-solicitation provision in the plan. Any participant who violates the non-competition and non-solicitation restrictions forfeits participation under the plan and any further benefits thereunder. Participants do not contribute to the plan. The plan is unfunded and not qualified for tax purposes.
     Historically, base compensation under the Plan excluded all bonuses, commissions or other compensation of any kind. However, pursuant to an amendment to the Plan in July 2010, base compensation now includes bonus amounts (not to include any special, ad hoc, or one-time bonuses, including, without limitation, the one-time success bonuses awarded in fiscal year 2010) to the extent such amounts exceed one hundred percent (100%) of a participant’s annual base pay. Three-year average base compensation for each of Mr. Schultz, Mr. Recchia and Mr. Herpich, who were participants under the plan as of the end of 2010 is: Mr. Schultz $1,525,555, Mr. Recchia $515,000 and Mr. Herpich $372,000. The benefits under the Supplemental Benefit Plan are not subject to any reduction for Social Security or any other offset amounts.
     The table below shows the present value of accumulated benefits at December 31, 2010 payable to each of the covered named executive officers, including the number of years of service credited to such named executive officers, under our Supplemental Benefit Plan using a discount rate of 5%. Mr. Mason and Mr. Husselbee are not participants under our Supplemental Benefit Plan.

		Number of years of	Present Value of
Name	Plan Name	Credited Service (#)	Accumulated Benefit (1) ($)

Alan F. Schultz	Supplemental Benefit Plan	26	5,106,105
Robert L. Recchia	Supplemental Benefit Plan	28	2,097,325
Richard Herpich	Supplemental Benefit Plan	32	1,888,322

(1)	Also includes the estimated incremental lump-sum present value of the payment obligations of our Company with respect to continued medical, prescription and retirement benefits for each of the officers named in the table, calculated in accordance with generally accepted accounting principles for financial reporting purposes assuming (a) termination occurred on December 31, 2010, (b) a 5% discount rate (as compared to a 5.3% discount rate used for 2009), and (c) increases in the cost of coverage trending from 11% to 5% over the 10-year coverage term.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION
     Estimated Payments Upon Death or Disability
     In the event of a termination by reason of death or disability of an executive officer (as defined in the respective employment agreements), we are required, pursuant to the executive’s employment agreement, to pay to such executive or his estate in a lump-sum his annual base salary through the date of termination and any deferred compensation and any accrued vacation pay to the date of termination. In such event, Mr. Schultz is also entitled to receive an amount equal to his pro rata share of half of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period). Mr. Recchia is also entitled to receive an amount equal to his pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period).
     Estimated Payments Upon Termination For Other Reasons
     Under the terms of Mr. Schultz’s employment agreement, if we terminate his employment other than for Cause (as defined in his employment agreement), or if he terminates his employment for Good Reason (as defined in his employment agreement), then he is entitled to receive his base salary for the duration of the term of his employment agreement, a lump-sum cash bonus in an amount equal to two times half of his maximum semi-annual cash bonus for the current six-month period (whether or not earned), and any deferred compensation and any accrued vacation pay to the date of termination. He is also entitled to receive the pro rata share of half of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period). Under the terms of Mr. Recchia’s employment agreement, if we terminate his employment other than for Cause (as defined in his employment agreement), or if he terminates his employment for Good Reason (as defined in his employment agreement), then he is entitled to receive his base salary for the duration of the term of his employment agreement, a lump-sum cash bonus in an amount equal to two times his maximum semi-annual cash bonus for the current six-month period (whether or not earned), and any deferred compensation and any accrued vacation pay to the date of termination. He is also entitled to receive the pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period). Under the terms of the employment agreements with Messrs. Herpich and Husselbee, if we terminate the executive’s employment other than for Cause (as defined in the respective employment agreements), we are obligated to continue to pay such executive a base salary for the duration of the term of his employment agreement, a lump-sum cash bonus in an amount equal to two times his maximum semi-annual cash bonus for the current six-month period (whether or not earned), and any accrued vacation pay to the date of termination (plus any deferred compensation to the date of termination in the case of Mr. Herpich). Under the terms of the employment agreement with Mr. Mason, if we terminate his employment other than for Cause (as defined in his employment agreement), we are obligated to continue to pay him a base salary for the duration of the term of his employment agreement, a lump-sum cash bonus in an amount equal to his current annual base salary (whether or not earned), and any accrued vacation pay to the date of termination. The employment agreements with Messrs. Herpich, Mason and Husselbee include mitigation provisions whereby the executive must actively seek employment and salary continuation payments are reduced by the amount earned with a subsequent employer. All of the employment agreements with the named executive officers provide that, under certain circumstances, we are also required to maintain our executive’s participation in all employee welfare and medical benefit plans in which the executive was eligible to participate at the time of his termination.
     If we terminate the employment of Messrs. Schultz or Recchia for Cause, or either of them terminates his employment with us without Good Reason, such executive officer is entitled to receive any compensation earned through the date of termination and any previously deferred compensation. Following this payment, except as provided below, we will then have no further obligations to the terminated executive officer under his employment agreement. Under the terms of the employment agreements for Messrs. Herpich and Mason, if we terminate the employment of such executive officer for Cause, we will pay such executive officer any compensation earned through the date of termination and any previously deferred compensation. Under the terms of the employment agreement for Mr. Husselbee, if we terminate his employment for Cause, we will pay him any compensation earned through the date of termination and any accrued vacation pay to the date of termination. Following this payment, we will then have no further obligations to the terminated executive officer under his employment agreement.
     The employment agreements with our named executive officers prohibit the executives from competing with us during the periods of their scheduled employment with us. In the case of Messrs. Herpich, Mason, and Husselbee this non-competition provision may continue for up to two years following the termination of their employment, at our option, provided that we pay Messrs. Herpich, Mason, and Husselbee their then-existing annual base salary during the extended period. In the case of Mr. Recchia, this non-competition provision continues for up to two years following the termination of his employment with us, provided that during the extended period he furnishes advisory and consulting services to us and we pay him his annual base salary. Mr. Schultz’s employment agreement provides that this non-competition provision extends for seven years after the later of the expiration date of his employment period or severance period, as the case may be, and we pay Mr. Schultz his annual base salary during each of the first three years of such seven-year period as well as an amount equal to one-half of such annual base salary during each of the last four years of such period.

     Estimated Payments Upon a Change of Control
     Upon a change of control (as defined in our 2008 Omnibus Incentive Compensation Plan) all options granted to the named executive officers become fully exercisable. In addition, we have agreed to reimburse Messrs. Schultz, Recchia, Herpich and Husselbee for all excise taxes that are imposed on the executives by Section 280G and Section 4999 of the Code and any income and excise taxes that are payable by the executives as a result of any reimbursements for Section 280G and Section 4999 excise taxes. Upon a change of control (as defined in our 2008 Omnibus Incentive Compensation Plan), shares of restricted stock vest immediately. In addition, a change of control of our Company could result in one or more of the executives being terminated other than for Cause, or one or more of Messrs. Schultz, Recchia and Husselbee terminating his respective employment for Good Reason. In either of these events, the severance arrangements described above would apply.
     The tables below describe and quantify certain compensation that would become payable under existing plans and arrangements if the named executive officer’s employment had terminated on December 31, 2010, or if a change of control occurred on that date, given the named executive officer’s compensation and service levels as of such date and, if applicable, based on our closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees. In addition, the tables below do not include amounts that the participating named executive officers are entitled to under our Supplemental Benefit Plan, which are discussed above under “Pension Benefits.” Due to the number of factors that affect the nature and amount of any benefits provided upon the occurrence of the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and our stock price.

ALAN F. SCHULTZ
     The following table shows the potential payments upon termination or a change of control of our Company for Mr. Schultz, our President and Chief Executive Officer.

	Voluntary	Normal	Involuntary		Involuntary
	Termination	Retirement	not for Cause	Good	for Cause	Change of	Disability	Death
	($)	($)	($)	Reason ($)	($)	Control ($)	($)	($)

Severance(1)	—	—	2,000,000	2,000,000	—	2,000,000	—	—
Accelerated Options(2)	—	937,800	937,800	937,800	—	937,800	937,800	937,800
Accelerated Restricted Stock(3)	—	1,455,750	1,455,750	1,455,750	—	4,690,750	1,455,750	1,455,750
Continuation of Healthcare Benefits(4)	—	—	—	—	—	—	—	—
Non-compete(5)	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	—
Estimated Tax Gross-up(6)	—	—	—	—	—	0	—	—

Total	5,000,000	7,393,550	9,393,550	9,393,550	5,000,000	12,628,550	7,393,550	2,393,550

(1)	Reflects (i) annual base salary paid bi-weekly for the remainder of the term of the executive’s employment agreement following termination, plus (ii) a lump-sum cash bonus in an amount equal to two times half of the executive’s maximum semi-annual cash bonus for the current six-month period (whether or not earned).

(2)	Reflects the value of options to purchase an aggregate of 165,000 shares of our common stock that vest immediately upon the indicated termination events. In addition, pursuant to the Rule of 75, such options exercisable for 165,000 shares of our common stock would continue to vest and remain exercisable in accordance with the original terms set forth in the applicable award agreements in the event of a voluntary termination.

(3)	Reflects shares of restricted stock that would become immediately vested based on a fair market value per share of $32.35 upon the following termination events and in the following amounts: (i) 45,000 shares in the event of retirement, involuntary termination not for Cause, termination for Good Reason, disability and death (each a “Selected Event”), and (ii) 145,000 shares in the event of change of control. In addition, pursuant to the Rule of 75, Mr. Schultz has 100,000 shares of performance-based restricted stock that would continue to vest in accordance with the original terms set forth in the applicable award agreements upon the occurrence of a Selected Event. In the event of a voluntary termination, pursuant to the Rule of 75, 145,000 shares of restricted stock would continue to vest in accordance with the original terms set forth in the applicable award agreements.

(4)	For information regarding the value of all future payments which the executive would be entitled to receive under our health plans, see the section entitled “Pension Benefits.”

(5)	Reflects the estimated value of all future payments (paid bi-weekly) which the executive would be entitled to receive pursuant to the non-competition provision contained in his employment agreement.

(6)	Under the executive’s employment agreement, we have agreed to reimburse the executive for all excise taxes that are imposed on the executive by Section 280G and Section 4999 of the Code and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G and Section 4999 excise taxes. Based on our estimates, no excise tax would be payable on any employment termination described above in connection with, or upon, a change of control. The actual gross-up payment could vary significantly depending on the actual date of a change of control event and the facts at that time.

ROBERT L. RECCHIA
     The following table shows the potential payments upon termination or a change of control of our Company for Mr. Recchia, our Executive Vice President, Chief Financial Officer and Treasurer.

	Voluntary	Normal	Involuntary		Involuntary
	Termination	Retirement	not for Cause	Good	for Cause	Change of	Disability	Death
	($)	($)	($)	Reason ($)	($)	Control ($)	($)	($)

Severance(1)	—	—	1,545,000	1,545,000	—	1,545,000	—	—
Accelerated Options(2)	—	465,113	465,113	465,113	—	465,113	465,113	465,113
Accelerated Restricted Stock(3)	—	363,938	363,938	363,938	—	1,981,438	363,938	363,938
Continuation of Healthcare Benefits(4)	—	—	—	—	—	—	—	—
Non-compete(5)	1,030,000	1,030,000	1,030,000	1,030,000	1,030,000	1,030,000	1,030,000	—
Estimated Tax Gross-up(6)	—	—	—	—	—	1,619,721	—	—

Total	1,030,000	1,859,051	3,404,051	3,404,051	1,030,000	6,641,272	1,859,051	829,051

(1)	Reflects (i) annual base salary paid bi-weekly for the remainder of the term of the executive’s employment agreement following termination, plus (ii) a lump-sum bonus equal to 100% of the maximum annual cash bonus for the year in which the termination occurs (whether or not earned).

(2)	Reflects the value of options to purchase an aggregate of 72,916 shares of our common stock that vest immediately upon the indicated termination events. In addition, pursuant to the Rule of 75, such options exercisable for 72,916 shares of our common stock would continue to vest and remain exercisable in accordance with the original terms set forth in the applicable award agreements in the event of a voluntary termination.

(3)	Reflects shares of restricted stock that would become immediately vested based on a fair market value per share of $32.35 upon the following termination events and in the following amounts: (i) 11,250 shares upon the occurrence of a Selected Event, and (ii) 61,250 shares in the event of change of control. In addition, pursuant to the Rule of 75, Mr. Recchia has 50,000 shares of performance-based restricted stock that would continue to vest in accordance with the original terms set forth in the applicable award agreements upon the occurrence of a Selected Event. In the event of a voluntary termination, pursuant to the Rule of 75, 61,250 shares of restricted stock would continue to vest in accordance with the original terms set forth in the applicable award agreements.

(4)	For information regarding the value of all future payments which the executive would be entitled to receive under our health plans, see the section entitled “Pension Benefits.”

(5)	Reflects the estimated value of all future payments (paid bi-weekly) which the executive would be entitled to receive pursuant to the non-competition provision contained in his employment agreement.

(6)	Under the executive’s employment agreement, we have agreed to reimburse the executive for all excise taxes that are imposed on the executive by Section 280G and Section 4999 of the Code and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G and Section 4999 excise taxes. Based on our estimates, an excise tax would be payable on any employment termination described above in connection with, or upon, a change of control. For purposes of these calculations, it is assumed that healthcare benefit continuation costs are $1,500 per month, that the entire amount of any severance or non-competition/consulting payments are treated as payments contingent on a change of control, and that applicable federal and state income tax rates remain at their current levels throughout the payment period. Were an actual change of control/termination event to occur, some or all of these payments might be treated as reasonable compensation for post-transaction services. As of December 31, 2010, if at least $1,510,000 were determined to be reasonable payment for not competing/consulting during the four year period, there would be no excise tax and no gross-up payment. The actual gross-up payment could vary significantly from the amount shown depending on the actual date of any event and factual determinations regarding the value of not competing and consulting.

RICHARD HERPICH
     The following table shows the potential payments upon termination or a change of control of our Company for Mr. Herpich, our Executive Vice President, Strategic Initiatives.

	Voluntary	Normal	Involuntary	Involuntary
	Termination	Retirement	not for Cause	for Cause	Change of	Disability	Death
	($)	($)	($)	($)	Control ($)	($)	($)

Severance(1)	—	—	558,000	—	558,000	—	—
Accelerated Options(2)	—	297,488	297,488	—	297,488	297,488	297,488
Accelerated Restricted Stock(3)	—	363,938	363,938	—	363,938	363,938	363,938
Continuation of Healthcare Benefits(4)	—	—	—	—	—	—	—
Non-compete(5)	744,000	744,000	744,000	—	744,000	744,000	—
Estimated Tax Gross-up(6)	—	—	—	—	0	—	—

Total	744,000	1,405,426	1,963,426	0	1,963,426	1,405,426	661,426

(1)	Reflects (i) annual base salary paid bi-weekly for the remainder of the term of the executive’s employment agreement following termination, plus (ii) a lump-sum bonus equal to 100% of the maximum annual cash bonus for the year in which the termination occurs (whether or not earned).

(2)	Reflects the value of options to purchase an aggregate of 16,666 shares of our common stock that vest immediately upon the indicated termination events. Mr. Herpich has additional options exercisable for 30,000 shares of our common stock which also vest upon termination in the event of a change of control; however, the intrinsic value of such unexercisable options as of December 31, 2010 was $0 because the exercise price of each option was higher than our stock price on December 31, 2010. In addition, pursuant to the Rule of 75, options exercisable for 46,666 shares of our common stock would continue to vest and remain exercisable in accordance with the original terms set forth in the applicable award agreements in the event of a voluntary termination.

(3)	Reflects 11,250 shares of restricted stock that would become vested based on a fair market value per share of $32.35. In the event of a voluntary termination, pursuant to the Rule of 75, such 11,250 shares of restricted stock would continue to vest in accordance with the original terms set forth in the applicable award agreements.

(4)	For information regarding the value of all future payments which the executive would be entitled to receive under our health plans, see the section entitled “Pension Benefits.”

(5)	Reflects the estimated value of all future potential payments (paid bi-weekly) which the executive may be entitled to receive pursuant to the non-competition provision contained in his employment agreement assuming that we decide to enforce the non-competition provision and pay this additional amount.

(6)	Under the executive’s employment agreement, we have agreed to reimburse the executive for all excise taxes that are imposed on the executive by Section 280G and Section 4999 of the Code and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G and Section 4999 excise taxes. Based on our estimates, no excise tax would be payable on any employment termination described above in connection with, or upon, a change of control. The actual gross-up payment could vary significantly depending on the actual date of a change of control event and the facts at that time.

ROBERT A. MASON
     The following table shows the potential payments upon termination or a change of control of our Company for Mr. Mason, our Executive Vice President, Sales and Marketing.

	Voluntary	Normal	Involuntary	Involuntary	Change of
	Termination	Retirement	not for Cause	for Cause	Control	Disability	Death
	($)	($)	($)	($)	($)	($)	($)

Severance(1)	—	—	639,016	—	639,016	—	—
Accelerated Options(2)	—	135,984	135,984	—	135,984	135,984	135,984
Accelerated Restricted Stock(3)	—	48,525	48,525	—	48,525	48,525	48,525
Continuation of Healthcare Benefits(4)	—	—	9,700	—	—	—	—
Non-compete(5)	639,016	639,016	639,016	—	639,016	639,016	—

Total	639,016	823,525	1,472,241	0	1,462,541	823,525	184,509

(1)	Reflects (i) annual base salary paid bi-weekly for the remainder of the term of the executive’s employment agreement following termination, plus (ii) a lump-sum bonus equal to his annual base salary for the year in which the termination occurs (whether or not earned). Mr. Mason’s employment agreement was amended in February 2011 to extend the term until June 30, 2013. See “Grants of Plan-Based Awards in 2010 Fiscal Year—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table” for additional information regarding his employment agreement.

(2)	Reflects the value of options to purchase an aggregate of 8,000 shares of our common stock that vest immediately upon the indicated termination events. Mr. Mason has additional options exercisable for 37,500 shares of our common stock which also vest upon termination in the event of a change of control; however, the intrinsic value of such unexercisable options as of December 31, 2010 was $0 because the exercise price of each option was higher than our stock price on December 31, 2010.

(3)	Reflects 1,500 shares of restricted stock that would become vested based on a fair market value per share of $32.35.

(4)	Reflects the estimated value of continued medical benefits which the executive is entitled to receive pursuant to his employment agreement for himself and his family for the remainder of the term of his agreement. Mr. Mason’s employment agreement was amended in February 2011 to extend the term until June 30, 2013. See “Grants of Plan-Based Awards in 2010 Fiscal Year—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table” for additional information regarding his employment agreement.

(5)	Reflects the estimated value of all future potential payments (paid bi-weekly) which the executive may be entitled to receive pursuant to the non-competition provision contained in his employment agreement assuming that we decide to enforce the non-competition provision and pay this additional amount.

BRIAN HUSSELBEE
     The following table shows the potential payments upon termination or a change of control of our Company for Mr. Husselbee, the President and Chief Executive Officer of NCH.

	Voluntary	Normal	Involuntary	Good	Involuntary	Change of
	Termination	Retirement	not for Cause	Reason	for Cause	Control	Disability	Death
	($)	($)	($)	($)	($)	($)	($)	($)

Severance(1)	—	—	792,000	792,000	—	792,000	—	—
Accelerated Options(2)	—	297,488	297,488	297,488	—	297,488	297,488	297,488
Accelerated Restricted Stock(3)	—	423,235	423,235	423,235	—	423,235	423,235	423,235
Continuation of Healthcare Benefits(4)	—	—	17,700	17,700	—	—	—	—
Non-compete(5)	576,000	576,000	576,000	576,000	—	576,000	576,000	—
Estimated Tax Gross-up(6)	—	—	—	—	—	0	—	—

Total	576,000	1,296,723	2,106,423	2,106,423	0	2,088,723	1,296,723	720,723

(1)	Reflects (i) annual base salary paid bi-weekly for the remainder of the term of the executive’s employment agreement following termination, plus (ii) a lump-sum bonus equal to 100% of the maximum annual cash bonus for the year in which the termination occurs (whether or not earned).

(2)	Reflects the value of options to purchase an aggregate of 16,666 shares of our common stock that vest immediately upon the indicated termination events. Mr. Husselbee has additional options exercisable for 15,000 shares of our common stock which also vest upon termination in the event of a change of control; however, the intrinsic value of such unexercisable options as of December 31, 2010 was $0 because the exercise price of each option was higher than our stock price on December 31, 2010. In addition, pursuant to the Rule of 75, options exercisable for 31,666 shares of our common stock would continue to vest and remain exercisable in accordance with the original terms set forth in the applicable award agreements in the event of a voluntary termination.

(3)	Reflects 13,083 shares of restricted stock that would become vested based on a fair market value per share of $32.35. In the event of a voluntary termination, pursuant to the Rule of 75, such 13,083 shares of restricted stock would continue to vest in accordance with the original terms set forth in the applicable award agreements.

(4)	Reflects the estimated value of continued medical benefits which the executive is entitled to receive pursuant to his employment agreement for himself and his family for the remainder of the term of his agreement.

(5)	Reflects the estimated value of all future potential payments (paid bi-weekly) which the executive may be entitled to receive pursuant to the non-competition provision contained in his employment agreement assuming that we decide to enforce the non-competition provision and pay this additional amount.

(6)	Under the executive’s employment agreement, we have agreed to reimburse the executive for all excise taxes that are imposed on the executive by Section 280G and Section 4999 of the Code and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G and Section 4999 excise taxes. Based on our estimates, no excise tax would be payable on any employment termination described above in connection with, or upon, a change of control. The actual gross-up payment could vary significantly depending on the actual date of a change of control event and the facts at that time.

EQUITY COMPENSATION PLAN INFORMATION
     The following table provides information as of December 31, 2010 with respect to shares of our common stock that may be issued under our existing equity compensation plans, including our Broad-Based Incentive Plan, our Amended and Restated 1992 Long-Term Incentive Plan, our 2002 Long-Term Incentive Plan, our 2005 Executive Restricted Stock Plan, our 2005 Employee and Director Restricted Stock Award Plan, our ADVO Inc. 2006 Incentive Compensation Plan, as amended, and our 2008 Omnibus Incentive Compensation Plan.

	A	B	C
Number of Securities
Remaining Available
	Number of Securities		for Future Issuance
	to be Issued upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
Plan Category	Option(s)	Options	Reflected in Column A)

Equity Compensation Plans Approved by Stockholders(1)	8,191,178	$19.22	990,833
Equity Compensation Plans Not Approved by Stockholders(2)	1,285,994	$19.52	121,681

(1)	Consists of our 2002 Long-Term Incentive Plan, our Amended and Restated 1992 Long-Term Incentive Plan, our 2005 Executive Restricted Stock Plan, our 2005 Employee and Director Restricted Stock Award Plan and our 2008 Omnibus Incentive Compensation Plan.

(2)	Consists of our Broad-Based Incentive Plan and our ADVO, Inc. 2006 Incentive Compensation Plan, which we assumed in connection with our acquisition of ADVO.
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
     The following table sets forth information concerning the beneficial ownership of our common stock by our directors, our named executive officers as well as all of our directors and executive officers as a group, as of March 14, 2011. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. For purposes of calculating the percentage beneficially owned, the number of shares of our common stock includes 49,922,673 shares of our common stock outstanding as of March 14, 2011 and the shares of our common stock subject to options held by the person or group that are currently exercisable or exercisable within 60 days from March 14, 2011. The address of all persons listed below is c/o Valassis Communications, Inc., 19975 Victor Parkway, Livonia, Michigan 48152.

Name	Shares Beneficially Owned(1)		Percent

Joseph B. Anderson	28,694	(2)
Patrick F. Brennan	55,886	(3)
Kenneth V. Darish	60,953	(4)
Richard Herpich	293,444	(5)
Brian Husselbee	69,833	(6)
Dr. Walter H. Ku	76,233	(7)
Robert A. Mason	284,891	(8)
Robert L. Recchia	709,130	(9)	1.4%
Thomas J. Reddin	2,250	(10)
Alan F. Schultz	2,170,698	(11)	4.2%
Wallace S. Snyder	26,550	(12)
Faith Whittlesey	40,100	(13)
All executive officers and directors as a group (13 persons)	3,890,445	(14)	7.3%

*	Less than 1.0%.

(1)	Unless otherwise noted, each director and executive officer has sole voting and investment power with respect to the shares shown as beneficially owned by him or her.

(2)	Includes currently exercisable options to purchase 20,000 shares of our common stock granted to independent directors pursuant to our executive long-term incentive plans.

(3)	Includes currently exercisable options to purchase 41,000 shares of our common stock granted to independent directors pursuant to our executive long-term incentive plans.

(4)	Includes currently exercisable options to purchase 49,000 shares of our common stock granted to independent directors pursuant to our executive long-term incentive plans.

(5)	Includes currently exercisable options to purchase 276,763 shares of our common stock granted pursuant to our executive long-term incentive plans.

(6)	Includes currently exercisable options to purchase 44,000 shares of our common stock granted pursuant to our executive long-term incentive plans.

(7)	Includes currently exercisable options to purchase 65,000 shares of our common stock pursuant to our executive long-term incentive plans.

(8)	Includes currently exercisable options to purchase 274,438 shares of our common stock granted pursuant to our executive long-term incentive plans.

(9)	Includes currently exercisable options to purchase 537,084 shares of our common stock granted pursuant to our executive long-term incentive plans.

(10)	Includes currently exercisable options to purchase zero shares of our common stock granted to independent directors pursuant to our executive long-term incentive plans.

(11)	Includes currently exercisable options to purchase 1,665,742 shares of our common stock pursuant to our executive long-term incentive plans.

(12)	Includes currently exercisable options to purchase 20,000 shares of our common stock granted to independent directors pursuant to our executive long-term incentive plans.

(13)	Includes currently exercisable options to purchase 26,000 shares of our common stock granted to independent directors pursuant to our executive long-term incentive plans.

(14)	This number includes currently exercisable options to purchase 3,077,352 shares of our common stock pursuant to our executive long-term incentive plans.
SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
     Based solely on review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during the fiscal year ended December 31, 2010 all Section 16(a) filing requirements applicable to our officers and directors were complied with, except for one late Form 4 filing for William F. Hogg, Jr., our former Executive Vice President of Manufacturing and Client Services who retired effective January 1, 2011, regarding a grant of restricted stock, notice of which was filed on Form 4 on January 21, 2010, or three business days late.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table presents information concerning the ownership of our common stock by all holders who beneficially owned more than 5% of the outstanding shares of our common stock as of March 15, 2011.

		Percent
	Beneficial	of
Name and Address of Beneficial Owner	Ownership	Class
Blackrock, Inc. (1) 40 East 52nd Street New York, NY 10022	2,684,651	5.41%
Hotchkis and Wiley Capital Management, LLC (2) 725 South Figueroa Street, 39th Floor Los Angeles, California 90017-5439	5,302,891	10.70%
Peninsula Capital Advisors, LLC (3) 404B East Main Street Charlottesville, VA 22902	4,800,000	9.70%
The Vanguard Group, Inc. (4) 100 Vanguard Blvd. Malvern, PA 19355	3,171,224	6.38%
William Blair & Company, L.L.C. (5) 222 W. Adams Chicago, IL 60606	2,513,969	5.06%
FMR LLC (6) 82 Devonshire Street Boston, MA 02109	4,267,593	8.59%

(1)	According to information contained in a Schedule 13G/A filed with the SEC on February 9, 2011, Blackrock, Inc. has sole voting and dispositive power with respect to 2,684,651 shares of our common stock.

(2)	According to information contained in a Schedule 13G/A filed with the SEC on February 14, 2011, Hotchkis and Wiley Capital Management, LLC, in its capacity as investment advisor, has sole voting power with respect to 3,387,500 shares of our common stock and sole dispositive power with respect to 5,302,891 shares of our common stock.

(3)	According to information contained in a Schedule 13G/A filed with the SEC on February 14, 2011, Peninsula Capital Advisors, LLC (“Peninsula”) has shared voting and dispositive power with respect to 4,800,000 shares of our common stock. In addition, the filing reports that Peninsula shares this voting and dispositive power with Peninsula Investment Partners, L.P.

(4)	According to information contained in a Schedule 13G/A filed with the SEC on February 10, 2011, The Vanguard Group, Inc., in its capacity as investment adviser, has sole voting power with respect to 65,691 shares of our common stock, sole dispositive power with respect to 3,105,533 shares of our common stock and shared dispositive power with respect to 65,691 shares of our common stock. In addition, the filing reports that Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc. is the beneficial owners of the 65,691 shares of our common stock and VFTC directs the voting of these shares.

(5)	According to information contained in a Schedule 13G filed with the SEC on February 8, 2011, William Blair & Company, L.L.C., in its capacity as an insurance company and a broker or dealer, has sole voting and dispositive power with respect to 2,513,969 shares of our common stock.

(6)	According to information contained in Schedule 13G filed with the SEC on February 14, 2011, FMR LLC (“FMR”) has sole voting power with respect to 786,770 shares of our common stock and sole dispositive power with respect to 4,267,593 shares of our common stock. The filing reports that Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC (“FMR”) and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 3,382,743 shares, or 6.812%, of our common stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. The filing reports that Edward C. Johnson 3d and FMR, through its control of Fidelity, and the funds each has sole dispositive power with respect to 3,382,743 shares of our common stock owned by the funds. Members of the family of Edward C. Johnson 3d, chairman of FMR, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d has sole power to vote or direct the voting of shares owned directly by the Fidelity funds, which power resides with the funds’ board of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ board of trustees. The filing also reports that Pyramis Global Advisors, LLC (“Pyramis”), an indirect wholly-owned subsidiary of FMR and an investment adviser, is the beneficial owner of 25,130, or 0.051%, shares of our outstanding common stock as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR, though its control of Pyramis, each has sole dispositive power and sole voting power with respect to 25,130 shares of our common stock owned by the institutional accounts or funds advised by Pyramis. Finally, the filing reports that Pyramis Global Advisors Trust Company (“Pyramis Trust”) an indirect wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 859,720, or 1.731%, shares of our common stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR, though its control of Pyramis Trust, each has sole dispositive power with respect to 859,720 shares of our common stock and sole voting power with respect to 761,640 shares of our common stock owned by the institutional accounts managed by Pyramis Trust.

AUDIT COMMITTEE REPORT
     The Audit Committee of our Board of Directors is comprised of the three directors named below. It operates pursuant to a written charter adopted by our Board of Directors which can be viewed in the “Investors/Corporate Governance” section of the Company’s Web site at www.valassis.com.
     The role of the Audit Committee is to assist our Board of Directors in its oversight of the Company’s financial reporting process. Our Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by applicable listing standards of the NYSE and the rules and regulations promulgated by the SEC. As set forth in the Audit Committee Charter, the management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
     In the performance of its oversight function, the Audit Committee has considered and discussed with management and the Company’s independent auditors, Deloitte & Touche LLP, the audited financial statements for the year ended December 31, 2010 and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2010. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Finally, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP that firm’s independence. The Audit Committee also considered whether Deloitte & Touche LLP’s non-audit services, including tax consulting and benefit plan services are compatible with maintaining Deloitte & Touche LLP’s independence.
     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”
     Based upon the reviews and discussions referred to above, in reliance on management and the independent registered accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.
     This Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.
SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD
OF DIRECTORS
     Wallace S. Snyder, Chairman
     Kenneth V. Darish
     Thomas J. Reddin

APPROVAL OF AN AMENDMENT TO THE VALASSIS COMMUNICATIONS, INC. 2008 OMNIBUS INCENTIVE
COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE
PLAN (PROPOSAL 2)
OVERVIEW
     On March 23, 2011, our Board of Directors, subject to stockholder approval, unanimously adopted an amendment to the Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan (the “2008 Plan”) to increase the number of shares of common stock reserved and available for issuance under the 2008 Plan by an additional 2,000,000 shares. The 2008 Plan was adopted following our assumption of the ADVO, Inc. 2006 Incentive Compensation Plan (the “ADVO Plan”) in connection with our acquisition of ADVO, Inc. (n/k/a Valassis Direct Mail, Inc.), from which we transferred shares to the 2008 Plan. The 2008 Plan was also intended to be a successor plan to the Valassis Communications, Inc. 2002 Long-Term Incentive Plan, the Valassis Communications, Inc. Broad-Based Incentive Plan, the Valassis Communications, Inc. 2005 Executive Restricted Stock Plan and the Valassis Communications, Inc. 2005 Employee and Director Restricted Stock Award Plan (collectively, the “Preexisting Plans”). The 2008 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other equity-based awards.
     Currently, the aggregate number of shares available for issuance under the 2008 Plan represents the number of reserved but unissued shares remaining from (i) the 7,000,000 shares of our common stock initially reserved upon the approval of the 2008 Plan, plus (ii) 268,233 shares of our common stock that remained available under Preexisting Plans immediately prior to the date on which stockholders approved the 2008 Plan, plus (iii) a number of shares of common stock subject to awards under the 2008 Plan or the Preexisting Plans that were canceled, expired, forfeited, settled in cash or otherwise terminated without delivery of shares to the participant. Shares delivered under the 2008 Plan consist, in whole or in part, of authorized and unissued shares of common stock, treasury shares or shares of stock acquired by us. As of December 31, 2010, 990,833 shares of common stock remained available for issuance under the 2008 Plan. If the amendment to the 2008 Plan is approved, an additional 2,000,000 shares of common stock will be available for issuance under the 2008 Plan. Based on the current value of our common stock and projected rate of share usage, management believes that the 2,000,000 shares of common stock being requested, together with the number of shares currently available under the 2008 Plan, will be sufficient for awards expected to be granted under the 2008 Plan through the end of fiscal year 2013.
IMPORTANCE OF EQUITY COMPENSATION TO THE COMPANY
     Equity compensation is a key component of employee compensation at our Company. We believe that equity compensation is essential to attract, motivate, reward, and retain the best employees and directors, provide incentives to our employees and promote the success of our business. Equity compensation enables our directors, executives, employees and other persons to acquire or increase a proprietary interest in our Company in order to strengthen the mutuality of interests between such persons and our stockholders. We believe that equity awards align the interests of our employees with those of our stockholders by providing an incentive to increase long-term stockholder value. Equity awards motivate high levels of performance and provide an effective means of recognizing, rewarding and encouraging employee contributions to our success. Furthermore, we believe that equity compensation is an important competitive tool in our industry and is essential to recruiting and retaining highly qualified personnel. We also believe that by providing our executives, employees, directors and others with the annual and long-term performance incentives available through our 2008 Plan, they will expend maximum efforts to create stockholder value. Accordingly, we believe that approval of the amendment to the 2008 Plan is important to our long-term success.
DESCRIPTION OF THE 2008 PLAN
     The following is a summary of the material features of the 2008 Plan. A copy of the 2008 Plan, as proposed to be amended, is included as Exhibit C to this proxy statement. The following summary is qualified in its entirety by reference to the 2008 Plan.
Administration
     The 2008 Plan is administered by our Compensation/Stock Option Committee (referred to in this proposal as the “committee”). The committee (or a subcommittee thereof, to the extent necessary) will be composed of two or more members of our Board of Directors who are not our employees or consultants. The 2008 Plan gives the committee discretion to make awards under the 2008 Plan, to set the terms of award agreements (including the type and amount of any award), to establish rules for the interpretation and administration of the 2008 Plan, and to make other determinations and take other actions consistent with the terms and purposes of the 2008 Plan.

     The committee may, to the extent permitted by applicable law, delegate to one or more of our executive officers the authority to select individuals (other than executive officers and directors) to receive awards under the 2008 Plan and to determine the amount and types of awards granted to individuals who are selected.
Eligibility
     Executive officers, officers, other employees, directors and consultants of our Company and our subsidiaries and affiliates are eligible to participate in the 2008 Plan. This group currently includes 9 directors and approximately 7,100 executive officers, officers, other employees and consultants.
Individual Limits on Awards and Shares Available for Awards
     The total number of shares of our common stock initially reserved for delivery in connection with awards under the 2008 Plan was (i) 7,000,000 shares from the ADVO Plan, plus (ii) the number of shares of common stock remaining available under Preexisting Plans immediately prior to the date on which stockholders approved the 2008 Plan, plus (iii) the number of shares of common stock subject to awards under the Preexisting Plans that are canceled, expired, forfeited, settled in cash or otherwise terminated without delivery of shares to the participant. Shares delivered under the 2008 Plan consist, in whole or in part, of authorized and unissued shares of common stock, treasury shares or shares of stock acquired by us. If the amendment to the 2008 Plan is approved, an additional 2,000,000 shares of our common stock will be reserved and available for issuance under the 2008 Plan.
     Shares reserved for awards under the 2008 Plan that lapse or are canceled, together with shares withheld or surrendered in payment of any exercise price or tax obligation with respect to an award, will be available for future grant under the 2008 Plan. Substitute awards may be granted under the 2008 Plan in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of an acquired company in a merger or consolidation. Substitute awards will not count against the share limit under the 2008 Plan. Awards other than stock options and restricted stock may be settled in media other than common stock, such as cash.
     In any year, an eligible employee, consultant or director may receive under the 2008 Plan stock options or stock appreciation rights with respect to no more than 1,000,000 shares and restricted stock, restricted stock units, performance awards or other awards with respect to no more than 1,000,000 shares. The maximum cash amount that may be earned under the 2008 Plan as an annual cash award by any participant is $3,000,000 and the maximum cash amount that may be earned in respect of an award having a performance period other than an annual period is $7,000,000.
Adjustments
     The aggregate number of shares under the 2008 Plan, the class of shares as to which awards may be granted and the exercise price of an number of shares covered by each outstanding award are subject to adjustment in the event of a stock dividend, recapitalization or certain other corporate transactions.
Types of Awards
     Types of Awards. The 2008 Plan allows any of the following types of awards, to be granted alone or in tandem with other awards:
     Stock Options. Stock options granted under the 2008 Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or nonstatutory stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant and the term may not be longer than 10 years, subject to certain rules applicable to incentive stock options. The 2008 Plan prohibits the repricing of outstanding stock options. Award agreements for stock options may include rules for the effect of a termination of service on the option and the term for exercising stock options after any termination of service. No option may be exercised after the end of the term set forth in the award agreement.
     Stock Appreciation Rights. A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised. Stock appreciation rights may be settled in cash, common stock or a combination of the two, as determined by the committee. Award agreements for stock appreciation rights may include rules for the effect of a termination of service on the stock appreciation right and the term for exercising stock appreciation rights after any termination of service. No stock appreciation right may be exercised after the end of the term set forth in the award agreement.

     Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock will be forfeited. During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply.
     Restricted Stock Units. A restricted stock unit entitles the grantee to receive common stock, cash or a combination thereof based on the value of common stock, after a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit is forfeited. The committee is authorized (but not required) to grant holders of restricted stock units the right to receive dividends on the underlying common stock.
     Other Equity-Based Awards. The 2008 Plan also authorizes the committee to grant other types of equity-based compensation, including dividend equivalents, stock in lieu of a bonus, awards that may be settled in cash and other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on our common stock. For example, the committee may grant awards that are based on the achievement of performance goals (described below).
Vesting and Performance Objectives
     Awards under the 2008 Plan are forfeitable until they become vested. An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the committee) are satisfied. The vesting conditions may include performance of services for a specified period, achievement of performance goals (as described below), or a combination of both. The committee also has authority to provide for accelerated vesting upon occurrence of certain events.
     Performance goals selected by the committee as vesting conditions must be based on any one of the following performance goals or combination thereof which may be applicable on a company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures:
(a)	General Financial Objectives:
•	Increasing our Company’s net sales;

•	Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; earnings per share; or adjusted cash earnings per share);

•	Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for our Company, an affiliate, or a business unit;

•	Achieving a target return on our Company’s (or an affiliate’s) capital, assets, or stockholders’ equity;

•	Maintaining or achieving a target level of appreciation in the price of the shares;

•	Increasing our Company’s (or an affiliate’s) market share to a specified target level;

•	Achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

•	Achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

•	Achieving specified reductions in costs; and

•	Achieving a target level of cash flow.
(b)	Operational Objectives:
•	Introducing one or more products into one or more new markets;

•	Acquiring a prescribed number of new clients in a line of business;

•	Achieving a prescribed level of productivity within a business unit;

•	Completing specified projects within or below the applicable budget;

•	Completing acquisitions of other businesses or integrating acquired businesses; and

•	Expanding into other markets.

(c)	And any other criteria established by the committee (but only if such other criteria are approved by our stockholders).
     Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may include or exclude extraordinary charges, capital expenditures, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions.
Nontransferability
     In general, awards under the 2008 Plan may not be assigned or transferred except (a) by will or the laws of descent and distribution or (b) to a family member (as defined in the Form S-8 Registration Statement under the Securities Act of 1933) as a gift or by a domestic relations order, only if, in each case, the transferee executes a written consent to be bound by the terms of the applicable award agreement. However, the committee may allow the transfer of awards (other than incentive stock options and stock appreciation rights granted in tandem with such options) to persons or to a trust or partnership designated by a participant.
Change in Control
     Unless otherwise provided for in an individual award agreement, upon a change in control (as defined in the 2008 Plan), all outstanding and unexercised options and stock appreciation rights will become fully vested and exercisable and will remain exercisable for the balance of their terms and all restrictions applicable to other awards will lapse and such awards will become fully vested. The treatment of any performance-based award will be provided for in individual award agreements.
Withholding
     We are authorized to withhold from any award granted and any payment relating to any award under the 2008 Plan any applicable taxes. In the discretion of the committee, a participant may satisfy his or her withholding obligations through our withholding shares of common stock that would otherwise be delivered upon settlement of the award.
Amendment, Termination and Duration of the 2008 Plan
     Our Board of Directors or the committee may amend, alter, suspend, or terminate the 2008 Plan at any time. If necessary to comply with any applicable law (including stock exchange rules), any such amendment will be subject to stockholder approval. Without the consent of an affected participant, no action may materially and adversely affect the rights of such participant under any previously granted award, without his or her consent. Unless it is terminated sooner, the 2008 Plan will terminate upon the earlier of the 10th anniversary of the effective date or the date all shares available for issuance under the 2008 Plan have been issued and vested.
FEDERAL INCOME TAX CONSEQUENCES
     The following discussion covers the material federal income tax consequences, based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations issued thereunder, with respect to awards that may be granted under the 2008 Plan. It is a brief summary only. The discussion is limited to federal income tax consequences for individuals who are U.S. citizens or residents for U.S. federal income tax purposes and does not describe state, local or foreign tax consequences of an individual’s participation in the 2008 Plan. Changes to these laws could alter the federal income tax consequences described below. This summary assumes that all awards granted under the 2008 Plan are exempt from or comply with the rules under Section 409A of the Code related to nonqualified deferred compensation.
     Stock Options. The grant of a stock option will have no tax consequences to grantee or to our Company. Upon the exercise of a non-qualified stock option, the grantee will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and we will generally be entitled to a tax deduction in the same amount. If a grantee exercises an incentive stock option during employment or within three months after his or her employment ends, other than as a result of death (12 months in the case of disability), the grantee will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes and we will not be entitled to a tax deduction (although the grantee generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option).
     With respect to both nonqualified stock options and incentive stock options, special rules apply if a grantee uses shares already held by the grantee to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the grantee.

     Stock Appreciation Rights. The grant of a stock appreciation right will have no tax consequences to the grantee or to our Company. Upon the exercise of a stock appreciation right, the grantee will recognize ordinary income equal to the received shares’ fair market value on the exercise date, and we will generally be entitled to a tax deduction in the same amount.
     Restricted Stock, Restricted Stock Units, and Other Equity Awards. In general, the grant of restricted stock, a restricted stock unit, or other equity awards that are subject to restrictions will have no tax consequences to the grantee or to our Company. When the award is settled (or, in the case of restricted stock, when the restrictions applicable to such award lapse), the grantee will recognize ordinary income equal to the excess of the applicable shares’ fair market value on the date the award is settled or the restrictions lapse, as applicable, over the amount, if any, paid for the shares by the grantee. We will generally be entitled to a tax deduction in the same amount. If the award is settled in cash or other property, the grantee will recognize ordinary income equal to the net amount or value received, and we will generally be entitled to a tax deduction in the same amount. A grantee will recognize income upon the receipt of restricted stock if he or she elects under Section 83(b) of the Code, within 30 days of receipt, to recognize ordinary income equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the stock. If such election is made, the grantee will not be allowed a deduction for amounts subsequently required to be returned to the Company.
     Sale of Shares. When a grantee sells shares received under any award other than an incentive stock option, the grantee will recognize capital gain or loss equal to the difference between the sale proceeds and the grantee’s basis in the shares. In general, the basis in the shares is the amount of ordinary income recognized upon receipt of the shares (or upon the lapsing of restrictions, in the case of restricted stock) plus any amount paid for the shares.
     When a grantee disposes of shares acquired upon the exercise of an incentive stock option, the difference between the amount realized by the grantee and the exercise price will generally constitute a capital gain or loss, as the case may be. However, if the grantee does not hold these shares for more than one year after exercising the incentive stock option and for more than two years after the grant of the incentive stock option, then: (1) the excess of the fair market value of the shares acquired upon exercise on the exercise date over the exercise price will generally be treated as ordinary income for the grantee; (2) the difference between the sale proceeds and the shares’ fair market value on the exercise date will be treated as a capital gain or loss for the grantee; and (3) we will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the grantee.
     Deduction Limits. In general, a corporation is denied a tax deduction for any compensation paid to a “covered employee” within the meaning of Code Section 162(m) (generally, its chief executive officer or to any of its three other most highly compensated officers (other than the chief financial officer)) to the extent that the compensation paid to the officer exceeds $1,000,000 in any year. “Performance-based compensation” that satisfies the requirements of Code Section 162(m) is not subject to this deduction limit. The 2008 Plan permits the grant of awards that qualify as performance-based compensation (such as restricted stock and restricted stock units that are conditioned on achievement of one or more performance goals, and stock options and stock appreciation rights) and of awards that do not so qualify (such as restricted stock and restricted stock units that are not conditioned on achievement of performance goals). If awards that are intended to qualify as performance-based compensation are granted in accordance with the requirements of Section 162(m), they will be fully deductible by us.
     Parachute Payments. In the event any payments or rights accruing to a participant upon a change in control, including any payments or vesting under the 2008 Plan triggered by a change in control, constitute “parachute payments” under Section 280G of the Code, depending upon the amount of such payments and the other income of the participant, the participant may be subject to an excise tax (in addition to ordinary income tax) and the Company may be disallowed a deduction for the amount of the actual payment.
NEW PLAN BENEFITS
     No grants have been made with respect to the additional shares of common stock subject to the proposed amendment to the 2008 Plan. The aggregate number of shares of common stock that may be granted to eligible officers, employees, directors and consultants is indeterminable at this time.
VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT TO THE 2008 PLAN
     The affirmative vote of the holders of a majority of the votes cast will be required for approval of the amendment to the 2008 Plan, meaning the votes cast “for” must exceed the votes cast “against.” In addition, because we are a NYSE listed company, the total votes cast on this proposal must represent greater than 50% of the outstanding votes. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast, but count as outstanding votes. Thus, NYSE votes cast must be greater than 50% of the total outstanding votes. Further, the number of votes “for” the proposal must be greater than 50% of the NYSE votes cast. Thus, abstentions have the same effect as a vote against the proposal. Under the NYSE rules, brokers do not have discretionary authority to vote shares with respect to this proposal without direction from the beneficial owner. Thus, broker non-votes could impair our ability to satisfy the requirement that the NYSE votes cast represent over 50% of the outstanding votes.
     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2008 PLAN.

ADVISORY VOTE APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(PROPOSAL 3)
     We are required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act to seek a non-binding advisory vote from our stockholders to approve the compensation paid to our named executive officers as disclosed in this proxy statement. We encourage stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement and the executive compensation tables that follow for a more detailed discussion of our compensation programs and policies, the compensation and governance-related actions taken in fiscal year 2010 and the compensation awarded to our named executive officers.
     We actively review and assess our executive compensation program in light of the industry in which we operate, the marketplace for executive talent in which we compete, and evolving compensation governance and best practices. We are focused on compensating our executive officers fairly and in a manner that promotes our compensation philosophy. Specifically, our compensation program for executive officers focuses on the following principal objectives:
•	align executive compensation with stockholder interests;

•	attract and retain a talented team of executives by offering competitive compensation packages;

•	motivate executives to achieve our business objectives, succession goals and performance targets, including increasing long-term stockholder value; and

•	reward executives for individual and overall company performance.
     Our Board of Directors believes that our executive compensation program satisfies these objectives, properly aligns the interests of our executive officers with those of our stockholders, and is worthy of stockholder support. In determining whether to approve this proposal, we believe that stockholders should consider the following:
•	Pay for Performance. We have sought to align executive pay and our corporate performance. Our compensation program is designed to pay more when our short-term and long-term performance warrants, and less when they do not.

•	Significant Majority of Named Executive Officer Pay Tied to Performance. While our compensation program has five primary elements (base salary, semi-annual performance-based cash incentives, equity incentives, retirement and other benefits and perquisites and other personal benefits), the performance-based incentives constitute by far the largest portion of potential compensation for our named executive officers. In fiscal 2010, for example, approximately 76% or more of each of our named executive officer’s total compensation, including approximately 82% and 89% of the total compensation for our Chief Executive Officer and Chief Financial Officer, respectively, was performance-based (in the form of target annual cash incentive bonuses, discretionary one-time success bonuses, stock options and restricted stock awards). As a result of our superior fiscal year 2010 performance (described below), and consistent with our executive compensation program, the compensation of our Chief Executive Officer and our other named executive officers increased in fiscal year 2010 compared to 2009.

•	Superior Results. We believe our executive compensation program has been effective at incenting the achievement of outstanding financial performance and superior returns to stockholders. In fiscal 2010, we experienced strong levels of revenue, profitability and cash flows. Revenues for fiscal year 2010 were $2,333.5 million, an increase of 4.0% from fiscal year 2009 revenues of $2,244.2 million. Net earnings for fiscal year 2010 were $385.4 million, which includes debt repurchase costs of $14.7 million, net of tax, and News America Marketing litigation settlement proceeds, net of tax and related payments, of $301.4 million, compared to net earnings of $66.8 million for fiscal year 2009. Based on our strong performance, we exceeded our 2010 annual compensation EBITDA target (as defined above) by approximately 14.5%. In addition, during the past two years, our stock price has increased substantially. From December 31, 2008 until December 31, 2010, our stock price increased a record 2,351%, from $1.32 to $32.35, respectively. This increase includes an impressive 77% increase from $18.26 on December 31, 2009 to $32.35 on December 31, 2010, which created approximately $710 million of stockholder value in 2010. We also enhanced stockholder value by repurchasing $58.2 million in shares of our common stock in fiscal year 2010. Finally, we successfully resolved our long-standing litigation with News America Marketing in 2010, which resulted in, among other things, our Company receiving $500.0 million in cash in connection with the settlement.

•	Compensation/Stock Option Committee and Consultant Independence. Our Compensation/Stock Option Committee is comprised solely of independent directors and retains Towers Watson, an outside compensation consultant, to advise it regarding our compensation program and on competitive market practices.

•	Risk Assessment. Our Compensation/Stock Option Committee has reviewed our incentive compensation program and discussed the concept of risk as it relates to our compensation program and we do not believe our compensation policies and procedures create risks that are reasonably likely to have a material adverse effect on our Company.

•	Stock Ownership Guidelines. Our stock ownership guidelines encourage executives to have a meaningful ownership interest in our Company and our management regularly reviews the named executive officers’ holdings in our Company against pre-established ownership guidelines.
     For these reasons, the our Board of Directors recommends that stockholders vote in favor of the following resolution:
     “RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers described in the “Compensation Discussion and Analysis” section of this proxy statement and disclosed in the Summary Compensation Table For Fiscal Year 2010 and related compensation tables that follow included in this proxy statement.”
     Although this advisory vote is non-binding on our Board of Directors or our Compensation/Stock Option Committee, our Board of Directors and our Compensation/Stock Option Committee will review the voting results and take them into consideration when considering future executive compensation arrangements.
     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE
ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(PROPOSAL 4)
     As required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are also seeking a non-binding, advisory vote on the frequency of future advisory votes on the compensation of our named executive officers (commonly referred to as “say-on-pay”), similar to proposal 3 in this proxy statement. We are required to hold the say-on-pay vote at least once every three years. Accordingly, stockholders may vote that this advisory vote on executive compensation be held in the future as follows: every year, every two years or every three years. Stockholders may also abstain from voting on this proposal. The Dodd-Frank Act requires us to hold the advisory vote on the frequency of say-on-pay at least once every six years.
     In considering your vote, you may wish to review the information presented in connection with proposal 3 in this proxy statement, as well as the “Compensation Discussion and Analysis” section of this proxy statement and the executive compensation tables that follow, which provide a more detailed discussion of our executive compensation programs and policies.
     After careful consideration, our Board of Directors has determined that holding an advisory vote on the compensation of our named executive officers every three years is the most appropriate policy for our Company at this time, and recommends that stockholders vote for future advisory votes on the compensation of our named executive officers to occur every three years. Our Board of Directors believes that a triennial vote complements our goal of creating a compensation program that enhances long-term stockholder value. As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to motivate executives to achieve short-term and long-term corporate goals that enhance stockholder value. To facilitate the creation of long-term, sustainable stockholder value, certain of our compensation awards are contingent upon successful completion of multi-year performance and service periods. A triennial vote will provide stockholders the ability to evaluate our compensation program over a period of time, allowing them to compare our compensation program to the long-term performance of our Company.
     In addition, our Board of Directors believes that an annual vote is not likely to provide our Company or our Compensation/Stock Option Committee with meaningful guidance as to whether our executive compensations programs and policies are generally effective. We believe that determining whether executive compensation has been properly suited to our overall performance and the named executive officer’s individual performance is best viewed over several years rather than any single year, given that a single year can be impacted by various factors (difficulty in forecasting, changes in macro-economic environment, etc.), especially in times of highly volatile economic conditions. Three years will give our Compensation/Stock Option Committee sufficient time to fully analyze our compensation program (as compared to our performance over that same period) and to implement necessary changes. In addition, this period will provide the time necessary for implemented changes to take effect and the effectiveness of such changes to be properly assessed. The greater time period between votes will also allow our Compensation/Stock Option Committee to consider various factors that impact our financial performance, stockholder sentiments and executive pay on a long-term basis. Our Board of Directors believes anything less than a triennial vote will yield a short-term mindset or “knee-jerk” reaction and detract from the long-term interests and goals of our Company. This is especially important when one considers the fact that elements of our executive compensation programs apply well beyond our named executive officers — in some cases to several hundred employees of the Company. Our Board of Directors believes that these programs have proven to be valuable in the recruitment and retention of key employees (in addition to our named executive officers), and before we eliminated or materially changed these programs, we would want to fully understand the human resources implications of doing so.
     Finally, our Board of Directors believes that we have open lines of communication with our major stockholders. As a practical matter, our Board of Directors believes that our stockholders and potential investors will continue to have ample opportunity to engage in meaningful dialogue with us regarding executive compensation matters during the period of time between advisory votes and that they will not be prejudiced or in any way disenfranchised by the three-year term.
     The frequency receiving the highest number of votes cast will be considered the frequency recommended by stockholders. Because the vote is advisory it will not be binding on our Board of Directors or our Company. However, our Board of Directors intends to adopt the frequency that receives the greatest level of support from our stockholders.
     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR HOLDING FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY THREE YEARS.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(PROPOSAL 5)
     The Audit Committee of our Board of Directors has appointed the firm of Deloitte & Touche LLP, independent certified public accountants, as our auditors for the 2011 fiscal year, subject to the ratification of such appointment by the stockholders at the annual meeting. Deloitte & Touche LLP has audited our financial statements since the year ended December 31, 1997.
     If the appointment of Deloitte & Touche LLP for the 2011 fiscal year is not ratified by the stockholders, the Audit Committee of our Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next annual meeting of stockholders will be subject to the approval of stockholders at that meeting. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will have an opportunity to make a statement should he or she so desire. The representative will also be available to respond to appropriate questions from stockholders during the meeting.
     Ratification of the selection of Deloitte & Touche LLP as independent public accountants will require the affirmative vote of the holders of a majority of the votes cast, meaning the votes cast “for” must exceed the votes cast “against.”
     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE 2011 FISCAL YEAR.
Independent Auditors Fees
Deloitte & Touche LLP Fees
     The following table sets forth approximate aggregate fees billed to us for fiscal years ended December 31, 2009 and December 31, 2010 by Deloitte & Touche LLP:

	2009 ($)	2010 ($)
Audit Fees(1)	1,128,953	1,191,889
Tax Fees(2)	322,088	301,624

Total	1,451,041	1,493,513

(1)	Audit fees consisted of: audit work performed in the preparation of our financial statements included in our Form 10-K and a review of our financial statements included in our Form 10-Qs; for the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Tax fees consisted of fees for tax services such as tax compliance, tax planning and tax advice.
     Our Audit Committee Charter provides that all audit and non-audit services to be performed by our independent public auditors must be approved in advance by the Audit Committee. As permitted by the Exchange Act, the Audit Committee may delegate to one or more of its members pre-approval authority with respect to permitted services. All such approvals are presented to the Audit Committee at its next scheduled meeting.
     As permitted by the Exchange Act, our Audit Committee Charter permits the waiver of the pre-approval requirements for services other than audit services if certain conditions are met. All audit-related services, tax services and other services were pre-approved by the Audit Committee which considered that the provision of such services was compatible with maintaining the independence of Deloitte & Touche LLP in the conduct of its auditing functions.

APPROVAL OF ANY ADJOURNMENT OF ANNUAL MEETING
(PROPOSAL 6)
     Our stockholders may be asked to consider and act upon one or more adjournments of the annual meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of proposals one through five.
     If a quorum is not present at the annual meeting, our stockholders may be asked to vote on the proposal to adjourn the annual meeting to solicit additional proxies. If a quorum is present at the annual meeting, but there are not sufficient votes at the time of the annual meeting to approve one or more of the proposals, our stockholders may also be asked to vote on the proposal to approve the adjournment of the annual meeting to permit further solicitation of proxies in favor of the other proposals.
     If the adjournment proposal is submitted for a vote at the annual meeting, and if our stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable our Board of Directors to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the annual meeting is adjourned, our Board of Directors will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the annual meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal. Among other things, approval of the adjournment proposal could mean that, even though we may have received proxies representing a sufficient number of votes against a proposal to defeat it, our management could present the adjournment proposal for a vote of our stockholders and thereby cause the annual meeting to be adjourned without a vote on the proposal and seek during that period to convince the holders of those shares to change their votes to vote in favor of the proposal.
     Our Board of Directors believes that, if the number of shares of our common stock voting in favor of any of the proposals presented at the annual meeting is insufficient to approve a proposal, it is in the best interests of our stockholders to enable our Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal.
     Any proposal to adjourn the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes for the foregoing proposals requires the affirmative vote of the holders of a majority of the votes cast, meaning the votes cast “for” must exceed the votes cast “against.”
     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ANY ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF ANY OR ALL OF THE PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     In accordance with our Policy on Related Person Transactions, we review all relationships and transactions in which our Company and our directors and executive officers, or their immediate family members, are participants to determine whether such persons have a direct or indirect material interest.
     Our Ethics Officer is responsible for reviewing all related person transactions and taking all reasonable steps to ensure that all material related person transactions be presented to our Corporate Governance/Nominating Committee. As required under the SEC rules, transactions that are determined to be directly or indirectly material to our Company or a related person are disclosed in our proxy statement. In addition, our Corporate Governance/Nominating Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review, the Corporate Governance/Nominating Committee considers the nature of the related person’s interest in the transaction, the material terms of the transaction, including the amount of such transaction, the importance of the transaction to the related person, the importance of the transaction to our Company, the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts, whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally and any other matter that our Corporate Governance/Nominating Committee deems appropriate.
     Mr. Herpich’s son, Chris Herpich, is employed by us as an In-Store Specialist. Chris Herpich received aggregate compensation of approximately $153,000 in fiscal year 2010. We do not have any additional related person transactions.
GENERAL
Other Matters
     Our Board of Directors does not know of any matters that are to be presented at the annual meeting other than those stated in the notice of annual meeting and referred to in this proxy statement. If any other matters should properly come before the annual meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

     Our Annual Report to Stockholders for the fiscal year ended December 31, 2010 which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 is being mailed to stockholders together with this proxy statement.
     Any stockholder can access our Corporate Governance Guidelines and Policy on Related Person Transactions and the Charters of the Audit Committee, Compensation/Stock Option Committee and Corporate Governance/Nominating Committee in the “Investors/Corporate Governance” section of our Web site at www.valassis.com. In addition, our Code of Business Conduct and Ethics can also be accessed in the “Investors/Corporate Governance” section of our Web site at www.valassis.com. We will disclose any future amendments to, or waivers from, certain provisions of our Code of Business Conduct and Ethics on our Web site following such amendment or waiver. Any stockholder may also obtain a print copy of these documents by writing to Todd Wiseley, General Counsel, Senior Vice President, Administration and Secretary, Valassis Communications, Inc., 19975 Victor Parkway, Livonia, MI 48152.
     Our policy is that our directors must attend our annual meeting of stockholders absent exceptional circumstances. All of the members of our Board of Directors attended the 2010 annual meeting of stockholders.
Stockholder Communications
     Any stockholder or interested party wishing to communicate with any of our directors regarding us may write to the director in care of Todd Wiseley, General Counsel, Senior Vice President, Administration and Secretary, Valassis Communications, Inc., 19975 Victor Parkway, Livonia, MI 48152. The Corporate Secretary will forward any such communications to the directors in accordance with the stockholder communications policy approved by the independent directors.
Solicitation of Proxies
     The cost of solicitation of proxies in the accompanying form will be borne by us, including expenses in connection with preparing and mailing this proxy statement. In addition to solicitation of proxies by mail, our directors, officers and employees (who will receive no additional compensation therefore) may solicit the return of proxies by telephone, telegram or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, to act as a proxy solicitor in conjunction with the annual meeting. We have agreed to pay Morrow a base fee of $26,500, plus out-of-pocket expenses, for proxy solicitation services.
     Each holder of our common stock who does not expect to be present at the annual meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope or vote by telephone or on the Internet.
Stockholder Proposals
     If any of our stockholders intends to present a proposal for consideration at the next annual meeting of stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by our Board of Directors with respect to such meeting pursuant to Rule 14a-8 under the Exchange Act, such proposal must be received in writing at our principal executive offices, 19975 Victor Parkway, Livonia, Michigan 48152, Attention: Todd Wiseley, General Counsel, Senior Vice President, Administration and Secretary not later than December 2, 2011. In addition, SEC rules permit management to vote proxies in its discretion if we: (i) receive notice of the proposal prior to the close of business on February 15, 2012, and advise stockholders in the 2011 proxy statement about the nature of the matter and how management intends to vote on such matter; or (ii) do not receive notice of the proposal prior to the close of business on February 15, 2012.
By Order of the Board of Directors,
TODD WISELEY
Secretary

Exhibit A
Director Independence Criteria
Valassis Communications, Inc.
Guidelines for Determining Independence of Board Members
     Under the New York Stock Exchange rules, our Board of Directors is required to determine whether or not each Director is independent. To find that a Director is independent, the Board of Directors must determine that the Director has no material relationship with us. To assist the Board in this analysis, the Board of Directors has adopted the following guidelines as to what constitutes a material relationship. These guidelines apply to a Director and to members of the Director’s immediate family. Each of the guidelines applies to conditions that exist now or within the preceding three years.
1.	Employment by the Company; Compensation.
A.	Employment with the Company. In the case of an immediate family member employment as an Executive Officer.

B.	Receipt from the Company of $120,000 per year in direct compensation other than Director and Committee fees and pension or other forms of deferred compensation for prior service. Compensation received by an immediate family member for service as a non-executive employee need not be considered.
2.	Relationship with Internal or External Auditor. Affiliation with or employment by a current or former internal or external auditor. In the case of an immediate family member, employment means employment in a professional capacity.

3.	Interlocks. Employment as an executive officer of another company where any of our present executives serve or served on the other company’s compensation committee.

4.	Relationships with Vendors and Suppliers. Employment by a company that makes payment to or receives payment from us for property or services in an amount which in any single fiscal year exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

5.	Relationship with Charitable Organizations. Service as an executive officer of any charitable organization, if contributions by us to the charitable organization exceed the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues in any fiscal year.

6.	Definitions.
A.	The term “immediate family member” includes a person’s spouse, parents, children, siblings, mothers-and fathers-in-law, sons-and daughters-in-law, brothers-and sisters-in-law and anyone (other than domestic employees) sharing a person’s home.

B.	The term “affiliates” means any corporation or other entity that is controlled by or is under common control with another entity.
7.	General. The independence determination for a Director with a relationship not within the preceding guidelines shall be made after considering all relevant facts and circumstances, the overriding concern being independence from management. Any determination that a Director who has a material relationship with the Company under these guidelines is independent must be specifically explained in the proxy statement.

A-1

Exhibit B
Criteria for Considering Potential Nominees to the Board of Directors
     Our Corporate Governance/Nominating Committee has adopted the following set of preferred characteristics for candidates for members to our Board of Directors: (i) demonstrated personal integrity and ethics in business, professional and personal life; (ii) commitment to serve the best interests of all of our stockholders; (iii) willingness to be an active participant in all Board of Directors and committee activities; (iv) contribution to the overall diversity of our Board of Directors; (v) collegial in outlook and the ability to advance constructive discussion of Board of Directors issues; and (vi) business, financial, professional, academic or public policy expertise which will contribute to the overall mix of skills and perspectives represented on our Board of Directors.

B-1

Exhibit C
EXPLANATORY NOTE: This Exhibit C contains a copy of the Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan, as amended by the proposed amendment described in the proxy statement to which this Exhibit C is attached.
Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan
1.	Purpose
     The purpose of this 2008 Omnibus Incentive Compensation Plan (the “Plan”) is to assist Valassis Communications, Inc., a Delaware corporation (the “Company”), and its Subsidiaries and Affiliates in attracting, retaining, and rewarding high-quality executives, employees, directors and other persons who provide services to the Company or its Subsidiaries or Affiliates, enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.
2.	Definitions
     For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:
(a)	“Affiliate” means any entity that, directly or indirectly, is in control of, is controlled by, or is under common control with, the Company. For purposes of this definition, the terms “control”, “controlled by” and “under common control with” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

(b)	“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest granted to a Participant under the Plan.

(c)	“Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)	“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e)	“Board” means the Company’s Board of Directors.

(f)	“Change in Control” means Change in Control as defined with related terms in Section 9 of the Plan.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)	“Committee” means the Compensation/Stock Option Committee of the Board or such other committee designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” as defined under Section 162(m) of the Code.

(i)	“Covered Employee” means an Eligible Person who is a (i) a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto or (ii) expected by the Committee to be the recipient of compensation (other than “qualified performance based compensation” as defined in Section 162(m) of the Code) in excess of $1,000,000 for the tax year of the Company with regard to which a deduction in respect of such individual’s Award would not be allowed.

(j)	“Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(k)	“Effective Date” means February 28, 2008.

(l)	“Eligible Person” means each Executive Officer and other officers and employees of the Company or of any Subsidiary or Affiliate, and other persons who provide services to the Company or any Subsidiary or Affiliate including members of the Board and independent contractors of, and consultants to, Company.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(n)	“Executive Officer” means an executive officer of the Company as defined in Rule 3b-7 of under the Exchange Act.

(o)	“Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price of a share of Stock, as quoted on the composite transactions table on the New York Stock Exchange, on the date on which the determination of fair market value is being made, or if no shares of Stock were traded on such date, then the last trading date prior thereto.

(p)	“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(q)	“Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock at a specified price during specified time periods.

(r)	“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

(s)	“Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(t)	“Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(u)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(v)	“Preexisting Plans” mean the Valassis Communications, Inc. 2002 Long-Term Incentive Plan, as amended, Valassis Communications, Inc. Broad-Based Incentive Plan, as amended, Valassis Communications, Inc. 2005 Executive Restricted Stock Plan, and Valassis Communications, Inc. 2005 Employee and Director Restricted Stock Award Plan.

(w)	“Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Section 162(m) of the Code.

(x)	“Restricted Stock” means Stock, granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(y)	“Restricted Stock Unit” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified restricted period.

(z)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(aa)	“Stock” means the Company’s common stock.

(bb)	“Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

(cc)	“Subsidiary” means, with respect to the Company, any “subsidiary corporation” within the meaning of Section 424(f) of the Code.
3.	Administration.
(a)	Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, and in either such case references herein to the “Committee” shall be deemed to include or be references to the “Board,” as the case may be. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants, (ii) grant Awards, (iii) determine the type, number and other terms and conditions of, and all other matters relating to, Awards, (iv) prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (v) construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and (vi) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

(b)	Manner of Exercise of Committee Authority.
(i)	At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the earning of Section 162(m) of the Code and regulations thereunder, may be taken by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee, shall be the action of the Committee for purposes of the Plan.

(ii)	Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the extent permitted by applicable law, the Committee may delegate to one or more Executive Officers the powers: (A) to designate Eligible Persons who are not Executive Officers or directors of the Company as eligible to receive awards under the Plan and (B) to determine the amount and type of Awards that may be granted to Eligible Persons who are not Executive Officers or directors of the Company. Any such delegation by the Committee shall include a limitation as to the amount and type of Awards that may be granted during the period of the delegation and shall contain guidelines as to permissible grant dates for awards, the determination of the exercise price of any Option or SAR and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee delegatee or delegatees that were consistent with the terms of the Plan. The Committee may appoint agents to assist it in administering the Plan. The Committee may revoke any delegation or allocation of authority at any time, in accordance with applicable law.
(c)	Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any Executive Officer, other officer or employee of the Company or a Subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

(d)	Compliance with Applicable Laws. The Committee shall administer, construe, interpret and exercise discretion under the Plan and each Award agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all applicable laws and that avoids (to the extent practicable) the classification of any Award as “deferred compensation” for purposes of Section 409A of the Code, as determined by the Committee, or, if an Award is subject to Section 409A of the Code, in a manner that complies with Section 409A.
4.	Stock Subject to Plan
(a)	Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 7,000,000, plus (ii) the number of shares of Stock remaining available under Preexisting Plans immediately prior to the date on which stockholders of the Company approve the adoption of the Plan, plus (iii) the number of shares of Stock subject to awards under Preexisting Plans which become available in accordance with Section 4(c) hereof after the date on which stockholders of the Company approve the adoption of the Plan.

Effective ________, 2011, an additional 2,000,000 shares of Stock are reserved and available for delivery in connection with Awards under the Plan.

Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares of Stock, treasury shares or shares of Stock acquired by the Company.

(b)	Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)	Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan or award under a Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or award or taxes relating to Awards or awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or award or taxes relating to any Award or award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.
5.	Eligibility; Per-Person Award Limitations
     Awards may be granted under the Plan only to Eligible Persons. In each fiscal year, during any part of which the Plan is in effect, an Eligible Person may not be granted Options and SARs with respect to more than 1,000,000 shares of Stock and Restricted Stock, Restricted Stock Units, Performance Awards or other Awards under the Plan with respect to more than 1,000,000 shares of

Stock, in each case, subject to adjustment as provided in Section 10(c). In addition, the maximum cash amount that may be earned under the Plan as a cash annual Award in respect of any fiscal year by any one Participant shall be $3 million, and the maximum cash amount that may be earned under the Plan as a final Performance Award or other cash Award in respect of a performance period other than an annual period by any one Participant on an annualized basis shall be $7 million. The foregoing limits shall be construed and applied consistently with Section 162(m) of the Code.
6.	Specific Terms of Awards
(a)	General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant or violation of restrictive covenants, such as non-competition and non-solicitation covenants. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b)	Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(i)	Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 7(a) hereof.

(ii)	Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock or a combination thereof and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants. In no event may an Option remain exercisable more than ten (10) years following the date of grant. To the extent that the Committee permits the use of a “cashless exercise” to exercise any Option, the Committee may designate a securities brokerage firm or firms through which all such exercises must be effected. Notwithstanding anything contained herein to the contrary, in no event will the Plan permit a “reload feature,” in which replacement stock options are issued to any Participant in exchange for stock held by that Participant upon exercise of an Option.

(iii)	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Unless otherwise determined by the Committee, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code.
(c)	Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:
(i)	Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of
(1)	the Fair Market Value of one share of Stock on the date of exercise over

(2)	the grant price of the SAR as determined by the Committee; provided that such grant price shall be not less than the Fair Market value of a share of stock on the date of grant of such SAR except as provided under Section 7(a) hereof.
(ii)	Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.
(d)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
(i)	Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent otherwise provided in any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)	Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
(e)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified restricted period, subject to the following terms and conditions:
(i)	Award and Restrictions. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the restricted period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, at a later date selected by the Participant in accordance with rules and regulations established by the Committee). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, which restrictions may lapse at the expiration of the restricted period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restricted period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Restricted Stock Units), all Restricted Stock Units that are at that time unvested or otherwise subject to restrictions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(iii)	Dividend Equivalents. The Committee may grant Dividend Equivalents on the specified number of shares of Stock covered by an Award of Restricted Stock Units.
(f)	Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)	Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Option or SAR). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Any Award of Dividend Equivalents shall be structured in a manner that complies with the requirements of Section 409A of the Code.

(h)	Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment and/or settlement contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the value of Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock or a combination thereof, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).
7.	Certain Provisions Applicable to Awards
(a)	Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, consolidation or similar transaction involving such Acquired Company and the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances, including provisions that preserve the aggregate exercise price and the aggregate option spread as of the closing date of any such transaction. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 4(a) of the Plan.

(b)	Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten (10) years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).

(c)	Form and Timing of Payment under Awards. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Award (other than an Option) or settlement of an Award (other than Restricted Stock) may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property.

(d)	Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption. Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e)	Non-Competition Agreement. Each Participant to whom an Award is granted under the Plan, who has not already done so at the time of such grant, may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in direct competition with the Company or any of its subsidiaries for one year (or such other time period provided for in such agreement) after the termination of such Participants employment with the Company and its subsidiaries.

(f)	Limitation on Vesting of Certain Awards and Repricing.
(i)	Vesting Limitations. Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards, as described in Section 6(d), 6(e) and 6(h) of the Plan, respectively, generally will vest over a minimum period of three years or shall be subject to a performance-based vesting schedule, except in the event of a Participant’s death or disability, or in the event of a Change in Control or other special circumstances. The foregoing notwithstanding,
(1)	Restricted Stock, Restricted Stock Units, and Other-Stock-Based Awards as to which either the grant or vesting is based on the achievement of one or more performance conditions generally will vest over a minimum period of one year except in the event of a Participant’s death or disability, or in the event of a Change in Control, and

(2)	up to 5% of the shares of Stock authorized under the Plan may be granted as Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards without any minimum vesting requirements. For purposes of this Section 7(f), vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional throughout such period.
(ii)	Repricing. Notwithstanding anything to the contrary contained in the Plan, the Committee will not, without prior approval of the Company’s stockholders, permit any Option or SAR under the Plan to be cancelled, substituted for, repriced or terminated and re-granted at an exercise price lower than its initial exercise price at the date of grant.
8.	Performance Awards

(a)	Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) hereof in the case of a Performance Award intended to qualify under Code Section 162(m).

(b)	Performance Goals.
(i)	Possible Performance Goals. The Committee may make the grant or vesting of an Award subject to performance criteria as set forth below. Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may include or exclude extraordinary charges, capital expenditures, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions. Permissible performance goals include any one of the following or combination thereof which may be applicable on a Company-wide basis and/or with respect to operating units, divisions, Subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures:
(1)	General Financial Goals:
•	Increasing the Company’s net sales;

•	Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; earnings per share; or adjusted cash earnings per share);

•	Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an Affiliate, or a business unit;

•	Achieving a target return on the Company’s (or an Affiliate’s) capital, assets, or stockholders’ equity;

•	Maintaining or achieving a target level of appreciation in the price of shares of Stock;

•	Increasing the Company’s (or an Affiliate’s) market share to a specified target level;

•	Achieving or maintaining a Stock price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

•	Achieving a level of Stock price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

•	Achieving specified reductions in costs; and

•	Achieving a target level of cash flow.
(2)	Operational Goals:
•	Introducing one or more products into one or more new markets;

•	Acquiring a prescribed number of new customers in a line of business;

•	Achieving a prescribed level of productivity within a business unit;

•	Completing specified projects within or below the applicable budget;

•	Completing acquisitions of other businesses or integrating acquired businesses; and

•	Expanding into other markets.
(3)	And any other criteria established by the Committee (but only if such other criteria are approved by the Company’s stockholders).
(c)	Stockholder Approval of Performance Goals. The material terms of Performance Awards or other Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be disclosed to and approved by the Company’s stockholders prior to payment in conformity with the requirements under Section 162(m) of the Code; it being understood that performance goals set forth in Section 8(b) above shall be disclosed to and reapproved by the Company’s stockholders no later than the first meeting of stockholders that occurs in the fifth year following the year in which the Company’s stockholders previously approved the performance goals (or such other time period as prescribed by Section 162(m) of the Code). The rights of a Participant to receive payment under any Performance Award or other Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be expressly conditioned on obtaining any such approval referred to in this subsection (c) to the extent required by Section 162(m) of the Code.

(d)	Documentation of Performance Objectives. With respect to any Award, the applicable performance goals shall be set forth in writing no later than ninety (90) days after commencement of the period to which the performance goal(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of such performance goals is substantially uncertain. Such writing shall also include the period for measuring achievement of the performance goals, which shall be no greater than five consecutive years, as established by the Committee. Once established by the Committee, the performance goals(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions with respect to an Award that otherwise would be due upon the attainment of the performance goals(s).

(e)	Committee Certification. Prior to settlement of any Award that is contingent on achievement of one or more performance goals, the Committee shall certify in writing that the applicable performance goals(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 8(e), approved minutes of the Committee shall be adequate written certification.

(f)	Negative Discretion. Except as expressly provided for in an employment agreement between the Company and a Participant, the Committee may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award after the applicable performance goals are satisfied.

(g)	Status of Section 8(b) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards under Sections 8(b) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d), (e) and (f), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
9.	Change in Control
(a)	Effect of “Change in Control”. In the event of a “Change in Control,” the following provisions shall apply unless otherwise provided in an individual Award agreement:
(i)	Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 10(a) hereof;

(ii)	The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

(iii)	With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided in the Award agreement relating to such Award.
(b)	Definition of “Change in Control”. For this purpose, a Change in Control shall mean the first of the following to occur:
(i)	any Person (as defined below) is or becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

(ii)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

(iii)	the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, which merger or consolidation is consummated, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with newly acquired ownership acquired in such transaction by any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv)	the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company to any Person of all or substantially all the Company’s assets, which liquidation, sale or disposition is consummated.

For purposes of this subsection 9(b), the term “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, however, a Person shall not include (1) the Company or any of its Affiliates; (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (3) an underwriter temporarily holding securities pursuant to an offering of such securities; or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

Notwithstanding anything in the Plan to the contrary, to the extent necessary to comply with the requirements of Section 409A of the Code, no event shall constitute a “Change in Control” unless such event also constitutes a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, as defined under Section 409A of the Code and the regulations thereunder.
10.	General Provisions
(a)	Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)	Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)	Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i)	the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter,

(ii)	the number and kind of shares of Stock by which the number of shares of Stock available for Awards under Section 4 hereof and the annual per-person Award limitations are measured under Section 5 hereof,

(iii)	the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and

(iv)	the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs or Performance Awards granted under Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.
(d)	Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e)	Amendment and Termination.
(i)	The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

(ii)	Unless earlier terminated, the Plan shall terminate upon the earlier to occur of (A) the tenth anniversary of Board approval of the Plan and (B) the date on which all shares of Stock available for issuance hereunder have been issued as fully vested shares of Stock.
(f)	Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as
(i)	giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary,

(ii)	interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time,

(iii)	giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or

(iv)	conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
(g)	Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for certain incentive awards and other compensation. With respect to any payments not yet made to a Participant or his or her beneficiary, as applicable, or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant or such beneficiary, as applicable, any rights that are greater than those of a general creditor of the Company.

(h)	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i)	Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)	Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

(k)	Awards under Preexisting Plans. Upon approval of the Plan by stockholders of the Company as required under Section 10(l) hereof, no further awards shall be granted under the Preexisting Plans.

(l)	Plan Effective Date and Shareholder Approval. The Plan has been adopted by the Board on February 28, 2008, to be effective upon shareholder approval.

Valassis Communications, Inc. 000004 IMPORTANT ANNUAL MEETING INFORMATION ENDORSEMENT _LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 12:00 a.m., EST, on May 5, 2011. Vote by Internet • Log on to the Internet and go to www.investorvote.com/VCI • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR the election of the Directors named below, FOR Proposal 2, FOR Proposal 3, FOR a frequency of 3 YEARS with respect to Proposal 4, FOR Proposal 5 and FOR Proposal 6. + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 02 03 — Joseph B. Anderson, Jr. — Patrick F. Brennan — Kenneth V. Darish 04 05 06 — Dr. Walter H. Ku — Robert L. Recchia — Thomas J. Reddin 07 08 09 — Ambassador — Alan F. Schultz — Wallace S. Snyder Faith Whittlesey For Against Abstain For Against Abstain 2. Proposal to approve an amendment to the Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan. 1 Yr 2 Yrs 3 Yrs Abstain 3. Proposal to approve an advisory vote on the compensation of the Company’s named executive officers. 4. Proposal to act upon an advisory vote on the frequency 5. Proposal to ratify the appointment of Deloitte & Touche LLP of future advisory votes on the compensation of the as the Company’s independent auditors for the fiscal year Company’s named executive officers. ending December 31, 2011. For Against Abstain 6. Proposal to approve any adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for those proposals. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — C ON BOTH SIDES OF THIS CARD. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND 1 U P X 1 1 2 7 3 1 1 MR A SAMPLE AND MR A SA MPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 01B1IC

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Valassis Communications, Inc. + Notice of 2011 Annual Meeting of Stockholders Common Stock Solicited on behalf of the Board of Directors for Annual Meeting — May 5, 2011 The undersigned hereby appoints Alan F. Schultz, Robert L. Recchia and Todd L. Wiseley and each of them, as attorneys and proxies, with full power of substitution and revocation, to vote and act for and in the name, place and stead of the undersigned as fully as the undersigned could vote and act if personally present at the annual meeting of stockholders of Valassis Communications, Inc. to be held at the Company’s headquarters, 19975 Victor Parkway, Livonia, Michigan 48152 on May 5, 2011, and at any adjournments or postponements thereof, as follows and in accordance with their discretion upon any other matter properly presented. This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the Directors named on the reverse side of this form or their substitutes as designated by the Board of Directors, FOR Proposal 2, FOR Proposal 3, FOR a frequency of 3 YEARS with respect to Proposal 4, FOR Proposal 5 and FOR Proposal 6. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting. IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR PROXY AND RETURN IT IN THE ENVELOPE PROVIDED C Non-Voting Items (CONTINUED ON REVERSE SIDE) Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — C ON BOTH SIDES OF THIS CARD. +